UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

SELECT ENERGY SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒
No fee required.

☐
Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Select Energy Services, Inc.
1233 West Loop South, Suite 1400
Houston, Texas 77027
Dear Fellow Stockholder:
It is my pleasure to invite you to attend the 2023 Annual Meeting of Stockholders of Select Energy Services, Inc. (the “Annual Meeting”) to be held on Thursday, May 4, 2023, at 1:00 p.m. local time, at 1233 West Loop South, Suite 600, Houston, Texas 77027.
The following Notice of Annual Meeting describes the business to be conducted at the 2023 Annual Meeting of Stockholders. We encourage you to review the materials and vote your shares.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU CAST YOUR VOTE
“FOR” PROPOSALS 1, 2, 3 and 4, AS DESCRIBED IN THE PROXY STATEMENT.
The Board has fixed the close of business on March 7, 2023 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. Accordingly, only stockholders of record at the close of business on the Record Date are entitled to notice of, and shall be entitled to vote at, the Annual Meeting or any postponement or adjournment thereof. Attendance is limited to stockholders of the Company, their proxy holders, and our guests. Stockholders holding stock in brokerage accounts must bring a legal proxy or other evidence of share ownership as of March 7, 2023 to be admitted to the meeting.
Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. You can ensure that your shares are represented and voted at the meeting by submitting your proxy/voting instruction over the Internet or by telephone. If you received your proxy materials by mail, you may also submit your proxy/voting instruction by mail by using the traditional proxy/voting instruction card that was included. Instructions for these convenient ways to vote are set forth on both the Notice of Internet Availability of Proxy Materials and the proxy/voting instruction card.
If the Annual Meeting is postponed or adjourned, your proxy will still be valid and may be voted at the rescheduled meeting. You may change or revoke your proxy until it is voted. If you are planning to attend our meeting, please check the website one week prior to the meeting date. To ensure your vote is counted, we encourage you to vote your shares prior to the Annual Meeting.
Thank you for your continued support of Select Energy Services, Inc.
Sincerely,
John D. Schmitz
Chairman of the Board, President, and
Chief Executive Officer
VOTING YOUR SHARES IS IMPORTANT.
PLEASE SUBMIT YOUR PROXY/VOTING INSTRUCTION OVER THE INTERNET OR BY TELEPHONE.
YOU CAN ALSO COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY/VOTING
INSTRUCTION CARD IF YOU RECEIVED PROXY MATERIALS BY MAIL.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 4, 2023
NOTICE IS HEREBY GIVEN that the Board of Directors (our “Board”) of Select Energy Services, Inc., a Delaware corporation (“Select Energy Services” or the “Company”), has called the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company, which will be held on Thursday, May 4, 2023 at 1:00 p.m., local time, at 1233 West Loop South, Suite 600, Houston, Texas 77027, to consider the following proposals:
1.
To elect the director nominees named in this Proxy Statement to our Board;

2.
To ratify the appointment, by the Audit Committee of the Board, of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2023;

3.
To amend and restate the Company’s Fourth Amended and Restated Certificate of Incorporation (the “Current Certificate”) to reflect new Delaware law provisions regarding officer exculpation (the “Officer Exculpation Proposal”);

4.
To amend and restate the Current Certificate to, among other things, change the name of the Company to Select Water Solutions, Inc. (the “A&R Charter Proposal”); and

5.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The accompanying Proxy Statement more fully describes these matters. We have not received notice of any other matter that may be properly presented at the Annual Meeting.
Only holders of common stock of record at the close of business on March 7, 2023, are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. For security purposes, you may be required to present evidence of your share ownership and a valid, government-issued photo identification, such as a driver’s license or passport, to gain admission to the Annual Meeting. The use of cameras, sound recording equipment, communication devices or other similar equipment is prohibited. Packages, boxes, handbags, briefcases, and other items are subject to inspection.
Your vote is important. Please submit your proxy/voting instruction over the Internet or by telephone by following the instructions on your Notice of Internet Availability of Proxy Materials about how to view the proxy materials. If you received your proxy materials by mail, you may submit your proxy/voting instruction over the Internet or by telephone or by completing, signing, dating, and promptly mailing your proxy/voting instruction card that was included. If you attend the Annual Meeting, you may vote in person.
By Order of the Board of Directors,
Samantha-Anne Horwitch Nadolny
Associate General Counsel and Corporate Secretary
This Proxy Statement is dated March 20, 2023 and is being furnished or mailed with the proxy card beginning on or about March 20, 2023.
IMPORTANT NOTICE
Voting your shares is important. If you do not expect to attend the Annual Meeting or if you plan to attend but wish to vote by proxy, please submit your proxy/voting instruction over the Internet or by telephone. If you received your proxy materials by mail, you may also submit your proxy/voting instruction by completing, signing, dating, and promptly mailing the proxy/voting instruction card that was included and for which a postage-paid return envelope was provided.

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 4, 2023
This Proxy Statement is furnished to stockholders of Select Energy Services for use at its 2023 Annual Meeting of Stockholders of Select Energy Services, Inc. (the “Annual Meeting”) to be held at 1:00 p.m., local time, on Thursday, May 4, 2023, at 1233 West Loop South, Suite 600, Houston, Texas 77027, or at any postponements or adjournments of the meeting for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement and the enclosed proxy card are first being furnished or sent to stockholders is March 20, 2023.

Information about the Proxy Process and Voting	2
Annual Meeting Information	7
Miscellaneous Matters	8
Proposal 1: Election of Directors	9
Board of Directors’ Nominees	9
Executive Officers	12
Corporate Governance Matters	13
Sustainability and Corporate Responsibility	18
Security Ownership of Certain Beneficial Owners and Management	22
Certain Relationships and Related Party Transactions	25
Delinquent Section 16(a) Reports	28
Proposal 2: Ratification of Independent Registered Public Accounting Firm	29
Proposal 3: Approval of the Amendment and Restatement of the Company’s Fourth Amended and Restated Certificate of Incorporation to Reflect New Delaware Law Provisions Regarding Officer Exculpation	30
Proposal 4: Approval of the Amendment and Restatement of the Company’s Fourth Amended and Restated Certificate of Incorporation to, Among Other Things, Change the Name of the Company to Select Water Solutions, Inc.	32
Report of the Audit Committee of the Board of Directors	34
Compensation Discussion and Analysis	35
Report of the Compensation Committee of the Board of Directors	46
2022 Executive Compensation Tables	47
Director Compensation	63
Other Matters	65

i

Proxy Statement
For
2023 Annual Meeting of Stockholders
To be held on May 4, 2023

The Board of Directors (our “Board”) of Select Energy Services, Inc. (which we refer to as “Select Energy Services,” “Select Energy,” “Select,” the “Company,” “we,” “our” or “us”) is furnishing this Proxy Statement to you over the Internet or delivering this Proxy Statement to you by mail in connection with the solicitation of proxies by our Board and the solicitation of voting instructions, in each case for use at the Annual Meeting of Stockholders to be held on May 4, 2023, and at any adjournments or postponements thereof.
On or about March 20, 2023, we will commence mailing the Notice of Internet Availability of Proxy Materials to most of our stockholders, and we also will commence mailing to some of our stockholders, and make available electronically over the Internet to all of our stockholders: (1) the Notice of Annual Meeting of Stockholders and this Proxy Statement; and (2) our 2022 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2022 and our audited financial statements. If you receive your proxy materials by mail, a proxy/voting instruction card will be included.
SUMMARY INFORMATION ABOUT THE ANNUAL MEETING OF STOCKHOLDERS
Date and Time:
May 4, 2023, 1:00 p.m. local time

Location:
1233 West Loop South, Suite 600, Houston, Texas 77027

Record Date:
March 7, 2023

Voting Methods:

Visit www.proxyvote.com
Available until 11:59 p.m. Eastern time on May 3, 2023. You must have the control number that appears on your Notice of Internet Availability of Proxy Materials or proxy/voting instruction card.

Call 1-800-690-6903
Available until 11:59 p.m. Eastern time on May 3, 2023. You must have the control number that appears on your Notice of Internet Availability of Proxy Materials or proxy/voting instruction card.
Complete, sign and date your proxy/voting instruction card and mail in the postage-paid return envelope.	If you plan to attend to vote in person, you will need to present at the meeting evidence of your share ownership and a valid, government-issued photo identification.

INFORMATION ABOUT THE PROXY PROCESS AND VOTING
What is a proxy and what is a proxy statement?
A proxy is your legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy, the document in which you make that designation also is called a proxy. This document is a proxy statement. It is a document that we are required by law to provide to you when we ask you to name a proxy to vote your shares. We encourage you to read this Proxy Statement carefully.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials?
The rules of the U.S. Securities and Exchange Commission (the “SEC”) permit us to furnish proxy materials over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials. All stockholders receiving the Notice of Internet Availability of Proxy Materials will have the ability to access our proxy materials over the Internet and, if desired, to request to receive a paper copy of our proxy materials by mail. Instructions on how to access our proxy materials over the Internet or to request a paper copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, the Notice of Internet Availability of Proxy Materials contains instructions on how you may elect to receive future proxy materials electronically on an ongoing basis.
Why didn’t I receive a notice in the mail about the Internet availability of the proxy materials?
We are providing paper copies of our proxy materials instead of a Notice of Internet Availability of Proxy Materials to our stockholders who have previously requested to receive paper copies of our proxy materials. In addition, we are providing notice of the availability of our proxy materials by e-mail to our stockholders who have previously elected to receive proxy materials electronically. Those stockholders should have received an e-mail containing instructions and links to the website where our proxy materials are available and to the proxy voting website.
How can I access the proxy materials over the Internet?
Your Notice of Internet Availability of Proxy Materials or proxy/voting instruction card contains instructions on how to (1) view our proxy materials for the Annual Meeting of Stockholders over the Internet and (2) elect to receive future proxy materials electronically by e-mail. Our proxy materials also are available on our website at https://investors.selectenergy.com.
Electing to receive future proxy materials electronically will help us conserve natural resources and reduce the cost of delivering our proxy materials. If you elect to receive future proxy materials electronically, you will receive an e-mail containing instructions and links to the website where our proxy materials are available and to the proxy voting website. Your election to receive proxy materials electronically by e-mail will remain in effect until you terminate it.
How may I obtain a paper copy of the proxy materials?
If you receive a Notice of Internet Availability of Proxy Materials by mail, you will find instructions about how to obtain a paper copy of our proxy materials on the Notice of Internet Availability of Proxy Materials. If you receive notice of the availability of our proxy materials by e-mail, you will find instructions about how to obtain a paper copy of our proxy materials included in that e-mail. Stockholders who do not receive a Notice of Internet Availability of Proxy Materials or an e-mail regarding the availability of our proxy materials will receive a paper copy of our annual report, Proxy Statement and proxy card by mail.
What is a record date and who is entitled to vote at the meeting?
A record date is the date, as of the close of business on which, stockholders of record are entitled to notice of and to vote at a meeting of stockholders. The record date for the Annual Meeting is March 7, 2023 and was established by our Board as required under the laws of Delaware, our state of incorporation. Thus, owners of record of shares of Select Energy Services’ Class A common stock and Class B common stock (collectively, the “common stock”) as of the close of business on March 7, 2023 are entitled to receive notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.
How many shares can be voted and what is a quorum?
You are entitled to one vote for each share of Select Energy Services’ common stock that you owned as of the close of business on March 7, 2023, and you may vote all of those shares. Only our common stock has voting rights. On the record date, there were

126,884,435 shares of our common stock outstanding and entitled to vote at the Annual Meeting and approximately 190 holders of record and approximately 9,004 beneficial owners holding shares in “street name.”
A quorum is the minimum number of shares that must be represented in person or by proxy for us to conduct the Annual Meeting. The attendance in person or by proxy of holders of a majority of the shares of common stock entitled to vote at the Annual Meeting, or 63,442,218 shares of our common stock based on the record date of March 7, 2023, will constitute a quorum to hold the Annual Meeting. If you grant your proxy over the Internet, by telephone or by your proxy/voting instruction card, your shares will be considered present at the Annual Meeting and counted toward the quorum.
What different methods can I use to vote my shares?
You have a choice of voting your shares:
• Over the Internet	• By mail
• By telephone	• In person at the Annual Meeting
Even if you plan to attend the Annual Meeting, we encourage you to vote your shares over the Internet, by telephone or by mail. Please carefully read the instructions below on how to vote your shares. Because the instructions vary depending on how you own your shares and the method you use to vote your shares, it is important that you follow the instructions that apply to your situation.
If you vote your shares over the Internet or by telephone,
you should not return a proxy/voting instruction card.
What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
Stockholder of Record.   If your shares are registered directly in your name with the Company’s transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by the Company.
Beneficial Owner of Shares Held in Street Name.   If your shares are held in an account at a broker, bank, broker-dealer, custodian, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting during the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account, but you must follow the “vote instruction form” that organization has provided to you to vote or attend the Annual Meeting.
How do I vote my shares if I am a “stockholder of record” (shares registered in my name)?
Voting over the Internet.   Voting over the Internet is easy, fast, and available 24 hours a day. If you receive a Notice of Internet Availability of Proxy Materials by mail, you may submit your proxy/voting instruction over the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials. If you receive notice of the availability of our proxy materials by e-mail, you may submit your proxy/voting instruction over the Internet by following the instructions included in that e-mail. If you receive a proxy/voting instruction card by mail, you may submit your proxy/voting instruction over the Internet by following the instructions on the proxy/voting instruction card. You will be able to confirm that the Internet voting system has properly recorded your vote, which will be counted immediately, and there is no need to return a proxy/voting instruction card.
Voting by telephone.   Voting by telephone also is easy, fast, and available 24 hours a day. If you live in the United States or Canada, you may vote by telephone by calling toll-free 1-800-690-6903. If you receive a Notice of Internet Availability of Proxy Materials by mail, you must have the control number that appears on the notice when voting. If you receive notice of the availability of our proxy materials by e-mail, you must have the control number included in that e-mail when voting. If you receive a proxy/voting instruction card by mail, you must have the control number that appears on the proxy/voting instruction card when voting. You will be able to confirm that the telephone voting system has properly recorded your vote, which will be counted immediately, and there is no need to return a proxy/voting instruction card.
Voting by mail.   You can save us expense by voting over the Internet or by telephone. Alternatively, if you received a proxy/voting instruction card by mail, you may vote by mail by completing, signing, dating, and promptly mailing your proxy/voting instruction card in the accompanying postage-paid return envelope.

Voting in person at the meeting.   If you plan to attend the Annual Meeting, you can vote in person. To vote in person at the Annual Meeting, you will need to bring with you to present at the Annual Meeting evidence of your share ownership and a valid, government-issued photo identification, such as a driver’s license or passport.
How do I vote my shares if I am a “beneficial owner” (shares held in “street name”)?
Voting over the Internet, by telephone or by mail.   If your shares are registered or held in the name of your broker, bank, or other nominee (“street name”), you have the right to direct your broker, bank, or other nominee on how to vote your shares by using the method specified by your broker, bank, or other nominee. In addition to voting by mail, most brokerage firms and banks participate in Internet or telephone voting programs. These programs provide eligible “street name” stockholders the opportunity to vote over the Internet or by telephone. Voting forms will provide instructions for stockholders whose brokerage firms or banks participate in these programs.
Voting in person at the meeting.   If your shares are registered or held in the name of your broker, bank, or other nominee and you plan to attend the Annual Meeting to vote in person, you should contact your broker, bank, or other nominee to obtain a broker’s proxy, or legal proxy, and bring it with you to the Annual Meeting, together with a valid, government-issued photo identification, such as a driver’s license or passport, and your account statement or other evidence of your share ownership.
Can I change my vote after I have voted?
You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again by signing and returning a new proxy card or vote instruction form with a later date or by submitting a later vote electronically or via phone or, if you are a stockholder of record, by attending the Annual Meeting. Attending the Annual Meeting will not automatically revoke your proxy unless you vote again during the Annual Meeting or specifically request that your prior proxy be revoked by sending a written notice of revocation prior to the Annual Meeting to the attention of the Company’s Corporate Secretary at 1233 West Loop South, Suite 1400, Houston, Texas 77027.
Please note, however, that if your shares of record are held by a broker, bank, broker-dealer, custodian, or other similar organization, you must instruct your broker, bank, broker-dealer, custodian, or other similar organization that you wish to change your vote by following the procedures on the voting instruction form provided to you by such organization.
What matters will be voted upon at the Annual Meeting, and what votes are required to approve each of the proposals?
The required vote for each of the proposals expected to be acted upon at the Annual Meeting and the treatment of abstentions and broker non-votes under each proposal are described below:
•
Proposal No. 1 — Election of directors.   The election of directors requires the affirmative vote of a plurality of the votes cast by stockholders entitled to vote on the election of directors. Neither withhold votes nor broker non-votes will have any effect on the outcome of voting on director elections.

•
Proposal No. 2. — Ratification of appointment of independent registered public accounting firm.   The approval of the proposal to ratify the selection of Grant Thornton LLP as our independent registered public accounting firm requires the affirmative vote of the majority of the shares of common stock present in person or by proxy and entitled to vote on the matter at the Annual Meeting. Abstentions will have the effect of a vote against the proposal. Brokers have the authority to exercise their discretion with respect to this proposal if they do not receive instructions from the beneficial owner. Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the appointment of Grant Thornton LLP to our stockholders for ratification as a matter of good corporate practice

•
Proposal No. 3 — Approval of the amendment and restatement of the Fourth Amended and Restated Certificate of Incorporation (the “Current Certificate”) to reflect new Delaware law provisions regarding officer exculpation (the “Officer Exculpation Proposal”).   The approval of the Officer Exculpation Proposal requires the affirmative vote of the holders of a majority in voting power of the outstanding shares of common stock entitled to vote thereon, voting together as a single class. Abstentions will have the effect of a vote against the Officer Exculpation Proposal. Brokers do not have the authority to exercise their discretion with respect to this Officer Exculpation Proposal if they do not receive instructions from the beneficial owner and broker non-votes will count as a vote against this proposal.

•
Proposal No. 4 — Approval of the amendment and restatement of the Current Certificate to, among other things, change the name of the Company to Select Water Solutions, Inc. (the “A&R Charter Proposal”).   The approval of the A&R Charter Proposal requires the affirmative vote of the holders of a majority in voting power of the outstanding shares of common stock entitled to vote thereon, voting together as a single class. Abstentions will have the effect of a vote against the A&R Charter Proposal. Brokers do not have the authority to exercise their discretion with respect to this A&R Charter Proposal if they do not receive instructions from the beneficial owner and broker non-votes will count as a vote against this proposal.
What happens if I do not indicate how to vote my proxy?
If you sign your proxy card without providing further instructions, your shares will be voted:
•
“FOR” the election of the director nominees named in this Proxy Statement to hold office until our 2024 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

•
“FOR” the ratification of the appointment, by the Audit Committee of the Board, of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

•
“FOR” the Officer Exculpation Proposal; and

•
“FOR” the A&R Charter Proposal.

In addition, you are entitled to vote on any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.
How will my shares be voted if I do not provide instructions to my broker?
It is possible for a proxy to indicate that some of the shares represented are not being voted with respect to certain proposals. This occurs, for example, when a broker, bank, or other nominee does not have discretion under New York Stock Exchange (“NYSE”) rules to vote on a matter without instructions from the beneficial owner of the shares and has not received such instructions. In these cases, non-voted shares will not be considered present and entitled to vote with respect to that matter, although they may be considered present and entitled to vote for other purposes and will be counted in determining the presence of a quorum. Under NYSE rules, brokers, banks, and other nominees have discretionary voting power to vote without receiving voting instructions from the beneficial owner on “routine” matters, but not on “non-routine” matters. Under NYSE rules as currently in effect, “routine” matters include, among other things, ratification of the appointment of an independent registered public accounting firm. The proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2023 is considered “routine” under NYSE rules. This means that if you hold your shares through a broker, bank, or other nominee, and you do not provide voting instructions by the 10th day before the Annual Meeting, your broker, bank, or other nominee has the discretion to vote your shares on the proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2023. Under NYSE rules, the proposal to elect the nominees for director named in this Proxy Statement, the Officer Exculpation Proposal and the A&R Charter Proposal are not “routine” and your broker, bank, or other nominee will not have the discretion to vote your shares on these proposals.
What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or more than one proxy/voting instruction card?
If you receive more than one Notice of Internet Availability of Proxy Materials or more than one proxy/voting instruction card, you own shares of Select Energy Services’ common stock in multiple accounts with your brokers(s) and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker(s) and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Broadridge Corporate Issuer Solutions, Inc., which may be reached by telephone at 1-720-378-5591, by e-mail at shareholder@broadridge.com or over the Internet at https://www.shareholder.broadridge.com.
How does the Board recommend that I vote my shares?
A proxy that is properly completed and returned will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and return a proxy, but do not provide any voting instructions, your shares will be voted in accordance with the Board’s recommendations. The Board’s recommendations can be found with the description of each proposal in this Proxy Statement. In summary, the Board recommends a vote:
•
Proposal 1 — “FOR” the election of the director nominees named in this Proxy Statement to hold office until our 2024 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

•
Proposal 2 — “FOR” the ratification of the appointment, by the Audit Committee of the Board, of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

•
Proposal 3 — “FOR” the approval of the Officer Exculpation Proposal; and

•
Proposal 4 — “FOR” the approval of the A&R Charter Proposal.

If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted at the discretion of the holders of the proxy. At the date of this Proxy Statement, the Board knows of no matters, other than those stated immediately above, to be presented for consideration at the Annual Meeting.
Who may vote during the Annual Meeting?
Stockholders who owned shares of the Company’s common stock as of the close of business on March 7, 2023 are entitled to vote during the Annual Meeting. As of the Record Date, there were 126,884,435 shares of our common stock issued and outstanding.
How many votes must be present to hold the Annual Meeting?
Your shares are counted as present at the Annual Meeting if (a) you attend the Annual Meeting and vote during the Annual Meeting, (b) you vote (either by mail, telephone or online) in advance of the Annual Meeting (even if you abstain from voting on one proposal or all four proposals), or (c) your shares are registered in the name of a bank or brokerage firm and you do not provide voting instructions and such bank or broker casts a vote on the ratification of the selection of Grant Thornton LLP to serve as our independent registered public accounting firm. On March 7, 2023, there were 126,884,435 shares of the Company’s common stock outstanding and entitled to vote. In order for us to conduct the Annual Meeting, a majority of our outstanding shares of common stock entitled to vote during the Annual Meeting must be present at the beginning of the Annual Meeting. This is referred to as a quorum. Consequently, 63,442,218 shares of common stock must be present or represented at the beginning of the Annual Meeting to constitute a quorum.
How many votes do I have?
Each share of common stock is entitled to one vote on each matter that comes before the Annual Meeting. Information about the stock holdings of our directors and executive officers is contained in the section of this Proxy Statement entitled “Security Ownership of Certain Beneficial Owners and Management.”
What is the proxy card?
The proxy card enables you to appoint John D. Schmitz, the Company’s Chairman of the Board, President and Chief Executive Officer, and Samantha-Anne Horwitch Nadolny, the Company’s Associate General Counsel and Corporate Secretary, each as your representative at the Annual Meeting. By completing and returning the proxy card, you are authorizing Mr. Schmitz and Ms. Nadolny to vote your shares during the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, it is strongly recommended that you complete and return your proxy card or vote via telephone or online before the Annual Meeting date to ensure your vote is counted in case your plans change. If a proposal comes up for vote during the Annual Meeting that is not on the proxy card, the representatives you have appointed as proxies will vote your shares, under your proxy, according to their best judgment.
Is my vote kept confidential?
To the extent possible, proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.
Who will tabulate and oversee the vote?
Representatives of Broadridge Corporate Issuer Solutions, Inc. will tabulate and oversee the vote.
Do I need an admission ticket to attend the Annual Meeting?
All stockholders are welcome to attend the Annual Meeting. Because seating is limited, admission will be on a first-come, first-served basis. No ticket is required for admission to the Annual Meeting. You will be required to present evidence of your share ownership and a valid, government-issued photo identification, such as a driver’s license or passport, to gain admission to the

Annual Meeting. The use of cameras, sound recording equipment, communication devices or other similar equipment is prohibited. Additionally, for security purposes, packages, boxes, handbags, briefcases, and other items are subject to inspection.
Where can I find the voting results of the Annual Meeting?
We intend to announce the preliminary voting results at the Annual Meeting and to disclose detailed, final voting results in a Current Report on Form 8-K, which we will file with the SEC and make available on the Investors section of our website at https://investors.selectenergy.com/sec-filings within four business days of the Annual Meeting (or, if final results are not available at that time, within four business days of the date on which final results become available).
Who can help answer my questions?
Stockholders who have questions about the proposals described in this Proxy Statement, how to execute your vote, or need assistance in completing or submitting their proxy cards should contact Samantha-Anne Horwitch Nadolny, Select’s Associate General Counsel and Corporate Secretary at 713-235-9500 or by sending a letter to Ms. Nadolny at the offices of the Company at 1233 West Loop South, Suite 1400, Houston, Texas 77027.
ANNUAL MEETING INFORMATION
Date, Time, Place and Purpose of the Annual Meeting
The Annual Meeting will be held on Thursday, May 4, 2023, at 1:00 p.m. local time, at 1233 West Loop South, Suite 600, Houston, Texas 77027. You are cordially invited to attend the Annual Meeting, at which stockholders will be asked to consider and vote upon the following proposals, which are more fully described in this Proxy Statement:
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Proposal 1 — the election of the director nominees named in this Proxy Statement to hold office until our 2024 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

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Proposal 2 — the ratification of the appointment, by the Audit Committee of the Board, of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

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Proposal 3 — the Officer Exculpation Proposal; and

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Proposal 4 — the A&R Charter Proposal.

In addition, you are entitled to vote on any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.
If the Annual Meeting is postponed or adjourned, your proxy will still be valid and may be voted at the rescheduled meeting. You may change or revoke your proxy until it is voted. To ensure your vote is counted, we encourage you to vote your shares (either by mail, telephone or online) prior to the Annual Meeting.
It is important that you retain a copy of the control number found on the proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials, as such number will be required in order for stockholders to gain access to any meeting held partially or solely by means of remote communication.
Matters to be Decided at the Annual Meeting
At the date of this Proxy Statement, our Board was not aware of any business to be acted upon or matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement and does not intend to bring before the Annual Meeting any matter other than the proposals described in this Proxy Statement.
The proxy card accompanying this Proxy Statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Annual Meeting and with respect to any other matters which may properly come before the Annual Meeting. If other matters do properly come before the Annual Meeting, or at any adjournment(s) or postponement(s) of the Annual Meeting, we expect that shares of our common stock, represented by properly submitted proxies will be voted by the proxy holders in accordance with the recommendations of our Board.
Attendance at the Annual Meeting
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You will need proof of ownership and valid government-issued picture identification to enter the Annual Meeting.

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If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the Annual Meeting, you must present proof of your ownership of Select Energy Services common stock, as of March 7, 2023, to be admitted to the Annual Meeting.

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If you have any questions about attending the Annual Meeting, you may contact Samantha Anne Horwitch Nadolny, Select’s Associate General Counsel and Corporate Secretary at 713-235-9500 or by sending a letter to Ms. Nadolny at the offices of the Company at 1233 West Loop South, Suite 1400, Houston, Texas 77027.

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The use of cameras, sound recording equipment, communication devices or other similar equipment is prohibited.

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Packages, boxes, handbags, briefcases, and other items are subject to inspection at the Annual Meeting.

Solicitation of Proxies
We will pay for the cost of preparing, assembling, printing, and mailing this Proxy Statement and the accompanying proxy card, and the cost of soliciting proxies relating to the Annual Meeting. Some banks and brokers have customers who beneficially own common stock listed of record in the names of nominees. We intend to request banks and brokers to solicit such customers and will reimburse them for their reasonable out-of-pocket expenses for such solicitations. If any additional solicitation of the holders of our outstanding shares of common stock is deemed necessary, we anticipate making such solicitation directly. The solicitation of proxies may be supplemented by telephone, telegram and personal solicitation by officers, directors, and other employees of the Company, but no additional compensation will be paid to such individuals.
MISCELLANEOUS MATTERS
Annual Report on Form 10-K — Our Annual Report on Form 10-K for our fiscal year ended December 31, 2022 has been filed with the SEC and is available on the Investors section of our website at https://investors.selectenergy.com/sec-filings or on the SEC’s website at https://www.sec.gov/. We will gladly furnish to any stockholder, without charge, a copy of our most recent Annual Report on Form 10-K (including the financial statements and schedules thereto) upon written request from the stockholder addressed to: ir@selectenergy.com or by writing to our Investor Relations Department at Select Energy Services, Inc., 1233 West Loop South, Suite 1400, Houston, Texas 77027.
Stockholder List — A list of our stockholders of record as of the record date of March 7, 2023 will be available for examination for any purpose germane to the Annual Meeting of Stockholders during normal business hours at Select Energy Services, Inc., 1233 West Loop South, Suite 1400, Houston, Texas 77027, at least 10 calendar days prior to, and at, the Annual Meeting of Stockholders.
Principal Offices — Our principal executive offices are located at 1233 West Loop South, Suite 1400, Houston, Texas 77027. Our telephone number is 713-235-9500.

PROPOSAL 1:
ELECTION OF DIRECTORS
The Board currently consists of eight directors. On November 3, 2023, director David Baldwin notified the Board of his decision to resign from the Board effective immediately at such time. Mr. Baldwin’s decision to resign was not the result of any disagreement with the Company or any of its affiliates on any matter relating to the Company’s operations policies or practices. Based on the recommendations of the Nominating, Governance and Sustainability Committee, on November 4, 2022, the Board appointed Robin H. Fielder as an independent director to fill the vacancy created by Mr. Baldwin’s resignation. Concurrently with her appointment to the Board, Ms. Fielder was appointed to both the Audit Committee and the Nominating, Governance and Sustainability Committee. On February 24, 2023, following discussions with Robert V. Delaney, the Company and Mr. Delaney mutually determined that Mr. Delaney would not be nominated for reelection as a director of the Company at the Annual Meeting and accordingly would retire as a member of the Board, effective as of the expiration of his existing term of service on the date of the Annual Meeting. Mr. Delaney’s decision not to stand for reelection was not the result of any disagreement with the Company or any of its affiliates on any matter relating to the Company’s operations, policies or practices. Our bylaws provide that the number of directors will be determined by the Board, and the number of directors currently is set at nine, with eight directors and one vacant seat on the Board. Based on the recommendation of the Nominating, Governance and Sustainability Committee, the Board has determined to set the number of directors on the Board to seven directors, effective as of the Annual Meeting. Thus, following the Annual Meeting, the Board will consist of seven directors. At the recommendation of the Nominating, Governance and Sustainability Committee, the Board has nominated John D. Schmitz, Gayle L. Burleson, Richard A. Burnett, Luis Fernandez-Moreno, Robin H. Fielder, Troy W. Thacker, and Douglas J. Wall for election as directors to serve until our 2024 Annual Meeting or until their successors are elected and qualified.
To be elected as a director, the nominees must receive a plurality of the votes cast present in person or represented by proxy at the Annual Meeting. The Board recommends a vote “FOR” each nominee. All such nominees named above have indicated a willingness to serve as directors but should any of them decline or be unable to serve, proxies may be voted for another person nominated as a substitute by the Board. There are no family relationships, of first cousins or closer, among the Company’s directors and executive officers, by blood, marriage, or adoption.
The following information is furnished with respect to each of the nominees of the Board, including information regarding their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes, or skills that caused the Nominating, Governance and Sustainability Committee and the Board to determine that the nominees should serve as our directors.
Biographical information for each nominee is contained in the “Board of Directors’ Nominees” section below.
Vote Required
The election of directors in this Proposal 1 requires the affirmative vote of a plurality of the votes cast by stockholders entitled to vote on the election of directors. Neither withhold votes nor broker non-votes will have any effect on the outcome of voting on director elections. Therefore, it is important that you vote your shares by proxy or in person at the Annual Meeting.
Recommendation of the Board
The Board recommends that stockholders vote FOR the proposal to elect each of the nominees.
BOARD OF DIRECTORS’ NOMINEES
The following table provides summary information about each of the director nominees standing for election to the Board for a one-year term expiring on the date of our 2024 Annual Meeting. The nominees for director, each of whom has consented to serve, if elected, are as follows:
Name	Age	Position
John D. Schmitz	62	Chairman of the Board, President and Chief Executive Officer
Gayle L. Burleson	57	Director
Richard A. Burnett	49	Director
Luis Fernandez-Moreno	61	Director
Robin H. Fielder	42	Director
Troy W. Thacker	50	Director
Douglas J. Wall	70	Director

John D. Schmitz — Chairman of the Board, President, and Chief Executive Officer.   Mr. Schmitz was appointed President and Chief Executive Officer on January 3, 2021, and has served as Chairman of the Board since December 31, 2019. Mr. Schmitz previously served as our Executive Chairman from November 2017 until December 31, 2019. Prior to the Company’s combination with Rockwater Energy Solutions, Inc. (“Rockwater”) in November 2017 (the “Rockwater Merger”), Mr. Schmitz served as our Chief Executive Officer and Chairman since November 2016 and served as the Chief Executive Officer and Chairman of SES Holdings, LLC (“SES Holdings”) since we were originally founded as Peak Oilfield Services, LLC and began operations in 2007. After Mr. Schmitz founded our predecessor, he led the transformation of our assets and operations through a series of strategic acquisitions designed to enhance the Company’s total water solutions offerings. Prior to founding us and our predecessors, Mr. Schmitz served as the North Texas Division Manager for Complete Production Services, Inc. (“Complete”) (formerly NYSE: CPX) before its sale to Superior Energy Services, Inc. (NYSE: SPN) in February 2012. Mr. Schmitz’s involvement with Complete originated when his initial oilfield services holding company, BSI Holdings, Inc., was recapitalized by SCF Partners, L.P. in 2003 and was rebranded underneath the Complete Energy Services, Inc. umbrella. Mr. Schmitz founded Brammer Supply, Inc., the predecessor to BSI Holdings, Inc., in 1983 and spent the 20 years thereafter growing the Company, both organically and through acquisitions, into an integrated wellsite service provider with over 16 locations in North and East Texas, Oklahoma and Louisiana. Mr. Schmitz was also responsible for the founding and subsequent recapitalization of Allied Production Solutions, LP, a production surface tank equipment manufacturer, which ultimately merged into Forum Energy Technologies, Inc. (“Forum”) (NYSE: FET) in August 2010. Mr. Schmitz currently serves as Chairman of Silver Creek Exploration.
Mr. Schmitz is the founder and President of: (i) B-29 Family Holdings, LLC, the family office representing the business interests of John and Steve Schmitz, (ii) B-29 Investments, LP, the private equity arm of Mr. Schmitz’s family office, and (iii) Sunray Capital, LP, a subsidiary of B-29 Investments, LP that contains privately held interests in various oil and gas investments. Through Mr. Schmitz’s oversight of these investment holding companies, he has been instrumental in the successful closing of numerous upstream and midstream transactions including the sales of property packages across the Barnett, Eagle Ford, and Fayetteville basins to EOG Resources, Inc., Chesapeake Energy Corporation, and XTO Energy Inc., respectively, and the sale of Cimarron Gathering, LP, a natural gas pipeline company, to Copano Energy, LLC (formerly NASDAQ: CPNO). Mr. Schmitz has served on the board of directors of Forum since September 2010 and serves on the board of multiple private oil and gas companies.
On January 1, 2020, Mr. Schmitz became the Chief Executive Officer of Endurance Lift Holdings, LLC, which is the holding company for Bell Supply Company, LLC and Endurance Lift Solutions, LLC. Bell Supply Company is a retailer and distributor of parts and supplies for the oil and gas industry. Endurance Lift Solutions focuses on a variety of different types of artificial lift offerings.
As our founder, Mr. Schmitz is a main driving force behind our success to date. Mr. Schmitz has successfully grown our company through his vision, leadership skills and business judgment, and for this reason we believe Mr. Schmitz is an asset to our board and is the appropriate person to serve as our Chairman of the Board.
Gayle L. Burleson — Independent Director.   Ms. Burleson has served as a member of our Board since June 2021 and will serve as the chairman of our Compensation Committee following the Annual Meeting. Ms. Burleson has over 30 years of experience in the oil and gas industry, primarily with exploration and production companies. Ms. Burleson held multiple leadership positions with Concho Resources, Inc. (NYSE: CXO) across 15 years, where her most recent role was as the Senior Vice President of Business Development and Land from May 2017 to February 2021. She also served as Concho’s Vice President of Business Development from October 2015 to May 2017, where she oversaw large scale acquisitions of assets and companies, and as Vice President of New Mexico from April 2012 to October 2015. Ms. Burleson also previously served as Concho’s Vice President of Corporate Engineering and Manager of Corporate Engineering. Prior to joining Concho Resources in 2006, Ms. Burleson served in a number of engineering and operations positions of increasing responsibility at BTA Oil Producers, Mobil Oil Corporation, Parker & Parsley Petroleum Company, and Exxon Corporation. Ms. Burleson received a B.S. in Chemical Engineering from Texas Tech University. She currently serves as an Independent Director for Sitio Royalties Corp. (NYSE: STR) and Atlas Energy Solutions Inc. (NYSE: AESI).
We believe Ms. Burleson is well-qualified to serve on our Board given her experience as an oil and gas executive in U.S. Shale development and significant board level experience.
Richard A. Burnett — Independent Director.   Mr. Burnett joined our Board in November 2016 and currently serves as the chairman of our Audit Committee. Following the Annual Meeting, Mr. Burnett will serve as the Company’s lead independent director (the “Lead Director”). Mr. Burnett is currently the President and Chief Executive Officer of Silver Creek Exploration, a privately held company focused on direct investments in non-operated working interests and royalties. Previously, he served in the same roles at Silver Creek Oil & Gas, LLC, beginning in November 2019. Mr. Burnett was previously the Chief Financial Officer of Covey Park Energy, a private exploration and production company sponsored by Denham Capital, from June 2017 to

October 2019. Prior to joining Covey Park, Mr. Burnett served as Chief Financial Officer of Double Eagle Energy Holdings II, a U.S. onshore exploration and production partnership with Apollo Natural Resource Partners from August 2016 until its sale to Parsley Energy, Inc. during the first half of 2018. Prior to Double Eagle Energy Holdings II, Mr. Burnett served as Vice President, Chief Financial Officer and Chief Accounting Officer at EXCO Resources, Inc., a publicly traded U.S. onshore exploration and production company, from November 2013 through August 2016.
From 2002 to November 2013, Mr. Burnett was at KPMG LLP, an international accounting firm, serving as a Partner beginning 2007. Starting in June 2012, Mr. Burnett served as the Partner in charge of the Energy Audit Practice within the Dallas/Ft. Worth Business Unit. Prior to joining KPMG LLP in 2002, Mr. Burnett spent time at Arthur Andersen LLP and Marine Drilling Companies, Inc. Mr. Burnett is a Certified Public Accountant in the State of Texas. Mr. Burnett received a B.B.A. in Accounting from Texas Tech University.
Mr. Burnett served on the Board of Directors and as the Chairman of the Audit Committee for US Well Services, Inc., (NYSE: USWS) from 2018 through November 2022 and in 2021, Mr. Burnett joined the board of directors for Ranger Oil Corporation (NYSE: ROCC). Mr. Burnett brings extensive business and financial expertise to our board from his two decades of financial management, accounting and public company expertise in the oil and gas and accounting industries. For these reasons we believe he is well-qualified to serve on our Board.
Luis Fernandez-Moreno — Independent Director.   Mr. Fernandez-Moreno joined our board in May 2022. Since May 2018, Mr. Fernandez-Moreno has served as sole manager of Strat and Praxis, LLC (“Strat and Praxis”), a business and management consulting firm specializing in design of corporate strategy, development of processes, and organizational design. Prior to founding Strat and Praxis, he served as Senior Vice President of Ashland Company until February 2017, with responsibilities as president of its Chemicals group since April 2015. Mr. Fernandez-Moreno previously served as president of Ashland Specialty Ingredients from 2013 to 2015, and as president of Ashland Water Technologies from 2012 to 2013. Before joining Ashland, Mr. Fernandez-Moreno was executive vice president of HTH Water Products & Wood Protection for Arch Chemicals, Inc. from 2010 to 2011. Prior to joining Arch Chemicals, Mr. Fernandez-Moreno spent approximately 25 years at Rohm & Haas Company until it was acquired by Dow Chemical Company, after which he managed the newly-formed Dow Coatings Materials business until 2010. Mr. Fernandez-Moreno serves as a director of Ingevity, Inc. (NYSE: NGVT), OQ Chemicals, Huber Engineered Materials and Hasa, Inc. and is a member of the Director’s Council at the University of Pennsylvania Museum of Archeology and Anthropology. Mr. Fernandez-Moreno received his B.S. in Chemical Engineering from Universidad Iberoamericana in Mexico City, Mexico and is a graduate from the University of Pennsylvania Wharton Management Program.
We believe Mr. Fernandez-Moreno has extensive executive experience across the chemical and water industries, as well as operational and organizational management skills which make him well-qualified to serve on our Board.
Robin H. Fielder  — Independent Director.   Ms. Fielder became a member of our Board in November 2022. Ms. Fielder is the Executive Vice President, Low Carbon Strategy and Chief Sustainability Officer of Talos Energy Inc. (NYSE: TALO) (“Talos”) and serves as the lead executive for Talos’ carbon capture and sequestration portfolio, which includes oversight over its ESG and sustainability initiatives and reporting obligations. Prior to joining Talos in December 2021, Ms. Fielder served as President, Chief Executive Officer and Director of the general partner of Noble Midstream Partners LP beginning in October 2020 after serving as its President and Chief Operating Officer, with her appointment to such role in January 2020. She previously served as President, Chief Executive Officer and Director of the general partners of Western Midstream Operating LP (formerly Western Gas Partners LP) and Western Midstream Partners LP (NYSE: WES) (formerly Western Gas Equity Partners LP) from January 2019 to August 2019, and as President and Director of the general partners from November 2018 to January 2019. Ms. Fielder also served as Senior Vice President, Midstream of Anadarko Petroleum Corporation (“Anadarko”) from November 2018 to August 2019. Prior to these positions, she served in positions of increasing responsibility at Anadarko, including Vice President, Investor Relations from September 2016 to November 2018, Midstream Corporate Planning Manager from December 2015 to September 2016, Director, Investor Relations from June 2014 to December 2015 and General Manager, Carthage/North Louisiana from June 2013 to June 2014. Prior to serving in these roles, Ms. Fielder held various exploration and operations engineering positions at Anadarko in both the U.S. onshore and the deep-water Gulf of Mexico.
In addition to the foregoing positions, Ms. Fielder is a member of Women Corporate Directors, has served as a member of the board of directors of the Greater Houston March of Dimes since 2019 and is a member of the executive council of the KBH Center for Business, Law and Policy for the McCombs School of Business at the University of Texas. She holds a Bachelor of Science in Petroleum Engineering from Texas A&M University and is a registered Professional Engineer in the State of Texas and a member of the Society of Petroleum Engineers.
We believe Ms. Fielder’s extensive experience in the energy industry, as well as her expertise with ESG and sustainability matters, provides the Board with valuable experience and insight and makes her well-qualified to serve on our Board.

Troy W. Thacker — Independent Director.   Mr. Thacker joined our Board in May 2020. Mr. Thacker is currently the Managing Partner at Ara Partners, a private equity firm specializing in industrial de-carbonization investments he co-founded in 2017. Prior to founding Ara Partners, he served as the President and Chief Executive Officer of Total Safety, Inc. from 2014 to 2017. From 2010 to 2013 Mr. Thacker served as the President and Chief Executive Officer of R360 Environmental Solutions, Inc. Prior to his time at R360 Environmental Solutions, Inc., Mr. Thacker was a founding partner of Paine & Partners, LLC from 2006 to 2010. Mr. Thacker has also held positions at Fox, Paine & Company from 2001 to 2006, and SCF Partners, Inc. from 1997 to 1998. Mr. Thacker sits on the Council of Overseers of Jones Business School at Rice University and serves as a director of the Hermann Park Conservancy. Mr. Thacker received his B.S. in Chemical Engineering from Rice University and his M.B.A. from Harvard Business School.
We believe Mr. Thacker’s extensive financial and executive experience across the energy industry, including developing successful energy transition business models, brings valuable experience and insight and make him well-qualified to serve on our Board.
Douglas J. Wall — Independent Director.   Mr. Wall rejoined our Board in November 2016, having previously served on the board of SES Holdings from January 2012 through December 2014. Mr. Wall formerly served as President and Chief Executive Officer of Patterson-UTI Energy, Inc. from October 2007 through September 2012, after joining the company as Chief Operating Officer in April 2007. He joined Patterson-UTI Energy, Inc. after a 16-year career with Baker Hughes, Inc., most recently as Group President, Completions & Production. In that role he was responsible for the operations of Baker Oil Tools, Inc., Baker Petrolite Corporation, and Centrilift, Inc., as well as the company’s production optimization efforts. From 2003 to 2005, Mr. Wall was President of Baker Oil Tools, Inc., and from 1997 to 2003, he was President of Hughes Christensen Company. From 1991 to 1997, he was President and Chief Executive Officer of Western Rock Bit Company Ltd., then Hughes Tool Company’s distributor in Canada. Prior to joining Baker Hughes, Inc. and its predecessors, Mr. Wall held a variety of senior executive positions with oilfield service companies in Canada. He began his career in the drilling industry in 1978 with ATCO Drilling (previously Thomson Drilling) and later spent 10 years with Adeco Drilling & Engineering Company Ltd., an affiliate of Parker Drilling Company.
Mr. Wall served on the board of directors of Fugro N.V., a Dutch-based company involved in the geotechnical, survey, subsea and seismic business from 2014 to May 2021. Additionally, from August 2016 through April 2017, Mr. Wall served on the board of directors of Seventy Seven Energy Inc., an Oklahoma-based oilfield services company providing drilling, pressure pumping, oilfield rental tools and other services to U.S. onshore exploration and production companies. Mr. Wall received a B.A. in Economics from the University of Calgary and an M.B.A. in Finance and Marketing from the University of Alberta.
We believe Mr. Wall’s extensive experience as a public energy company executive and his service on multiple public company boards brings valuable experience and insight to our Board.
EXECUTIVE OFFICERS
The following persons are the executive officers of the Company.
Name	Age	Position
John D. Schmitz	62	Chairman of the Board, President, and Chief Executive Officer
Michael C. Skarke	41	Executive Vice President and Chief Operating Officer
Nicholas L. Swyka	43	Senior Vice President and Chief Financial Officer
Christopher K. George	36	Senior Vice President Corporate Development, Investor Relations, & Sustainability
Suzanne J. Colbert	54	Senior Vice President and Chief Technology Officer
Cody J. Ortowski	46	Executive Vice President-Business Strategy
Michael C. Skarke — Executive Vice President and Chief Operating Officer.   Mr. Skarke has served as Executive Vice President and Chief Operating Officer since April 2021, and previously served as our Executive Vice President of Corporate Development, Sales, and Operational Support since April 2020, our Executive Vice President, Water Infrastructure since March 2019, and the Executive Vice President, Water Solutions beginning with the Rockwater Merger in November 2017. Prior to the Rockwater Merger, Mr. Skarke served in various positions for the Company since June 2009, including Vice President of Water Solutions from 2013 to 2017 and Treasurer from 2012 to 2013. Prior to joining the Company, Mr. Skarke was an Assistant Vice President for Amegy Bank from June 2005 to June 2009, where he focused on debt financing solutions for public and private oilfield service companies. Mr. Skarke received a B.S. in Finance from the University of Texas at Austin.

Nicholas L. Swyka — Senior Vice President and Chief Financial Officer.   Mr. Swyka has served as Senior Vice President and Chief Financial Officer since May 2018. Prior to joining the Company, he served as Director of Investor Relations and Corporate Development at Nabors Industries (“Nabors”) (NYSE: NBR) from 2015 to 2018. Prior to Nabors, Mr. Swyka served as Director of Corporate Planning at Pacific Drilling from 2011 until 2015. Prior to that, he worked as a consultant with McKinsey & Company from 2008 to 2011, specializing in high-level strategic and operational challenges and opportunities in the energy industry. Mr. Swyka received his B.S. in International Political Economy from the Georgetown University School of Foreign Service and an M.B.A. from the University of Texas at Austin. Prior to pursuing his M.B.A., he worked on Capitol Hill with the United States House of Representatives.
Christopher K. George — Senior Vice President Corporate Development, Investor Relations, & Sustainability.   Mr. George has served as Senior Vice President, Corporate Development, Investor Relations & Sustainability at Select Energy Services, Inc. since January 2022. Mr. George also recently served as Treasurer of the Company from May 2018 until March 2022. Since joining Select in January 2012, Mr. George has served in a variety of roles of increasing responsibility, including as Vice President, Investor Relations and Senior Director, Corporate Finance & Investor Relations. Prior to joining Select, Mr. George spent a number of years in the Global Energy Investment Banking Group at UBS Investment Bank, where he focused on public equity and debt capital raises and M&A advisory work within the energy industry. Mr. George attained his Bachelor of Business Administration in Business Honors and Accounting and Masters in Professional Accounting degrees from the McCombs School of Business at the University of Texas at Austin.
Suzanne J. Colbert — Senior Vice President and Chief Technology Officer.   Ms. Colbert has served as Senior Vice President and Chief Technology Officer since August 2021. Prior to joining Select, Ms. Colbert was the Vice President of Information Technology at Marathon Oil from September 2013 to August 2021. Over her career, Ms. Colbert served in various IT and financial operations positions of increasing responsibility at multiple companies including BP p.l.c., Noble Corporation, and Anadarko Petroleum Corporation. She received her B.A. in Management Information Systems from Texas A&M University.
Cody J. Ortowski — Executive Vice President-Business Strategy.   Mr. Ortowski has served as Executive Vice President of Business Strategy since the Rockwater Merger in November 2017. Prior to the Rockwater Merger, Mr. Ortowski served as our President since we were incorporated in November 2016 and as President of SES Holdings since September 2014. He joined SES Holdings’ predecessor in 2007, serving as the Vice President of Operations and was promoted to Executive Vice President and Chief Operating Officer in 2011. He joined the Company in connection with our acquisition of Impact Energy Services, LLC (“Impact”), a water transfer company he co-founded in 2004. Prior to founding Impact, Mr. Ortowski worked for 14 years for Pumpco Energy Services, Inc. (“Pumpco”), a stimulation and cementing company headquartered in Gainesville, Texas, where he served as Vice President of Stimulation Services. While serving as Vice President of Stimulation Services, Mr. Ortowski was instrumental in growing Pumpco’s operations throughout the Barnett Shale of North Texas and expanding into other U.S. markets. Mr. Ortowski received a B.B.A. in Financial Management from Abilene Christian University.
CORPORATE GOVERNANCE MATTERS
Code of Business Conduct and Ethics
The Board has adopted a code of business conduct and ethics (the “Code of Business Conduct and Ethics”) that applies to all directors, officers, and employees, including our principal executive officer, principal financial officer and principal accounting officer. The purpose of the Code of Business Conduct and Ethics is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by us; and to promote compliance with all applicable rules and regulations that apply to us and our officers. Any waiver of this code may be made only by our Board and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of the NYSE. The Code of Business Conduct and Ethics is available in the Investors section under the “Corporate Governance” tab of our website at https://investors.selectenergy.com.
Corporate Governance Guidelines
The Board has adopted corporate governance guidelines (“Corporate Governance Guidelines”) in accordance with the corporate governance rules of the NYSE. The Corporate Governance Guidelines are available in the Investors section under the “Corporate Governance” tab of our website at https://investors.selectenergy.com.

Board Composition
The number of members of our Board will be determined from time-to-time by resolution of our Board. Currently, the number of directors comprising our Board is set at nine, and following the Annual Meeting, we will have seven directors pursuant to the Board’s determination to reduce the size of the Board to seven directors. Our Board consists of a single class of directors, each serving one-year terms.
Director Independence
As a public company, we are subject to various requirements of Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the rules of the NYSE. Generally, these rules require that a specified number or percentage of directors serving on the board and certain committees meet applicable standards of independence. Our Board may increase the number of directorships to ensure that our Board includes the requisite number of independent directors pursuant to Sarbanes-Oxley and rules of the NYSE.
In evaluating director candidates, we assess whether a candidate possesses the integrity, judgment, knowledge, experience, diversity, skills, and expertise that are likely to enhance the board’s ability to manage and direct our affairs and business, including, when applicable, to enhance the ability of the committees of the board to fulfill their duties. Our Board has determined that, with the exception of Mr. Schmitz, all of our director nominees are independent under the independence standards of the NYSE. In making this determination, the Board affirmatively determined that each independent director has no material relationship with the Company.
Leadership Structure of the Board
The Bylaws and Corporate Governance Guidelines provide the Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer and/or to implement a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Effective January 2021, Mr. Schmitz has served as our President, Chief Executive Officer, and Chairman of the Board. He facilitates communications between members of the Board and works with management in the preparation of the agenda for each Board meeting. All of our directors are encouraged to make suggestions for Board agenda items or pre-meeting materials.
In March 2023, the Nominating, Governance and Sustainability Committee, in connection with its review of the efficacy of the Board’s leadership structure, determined to recommend to the Board that it designate Richard A. Burnett as the Lead Director to replace Mr. Delaney as Lead Director following the Annual Meeting, who has served as the Lead Director since December 2017. The Board adopted the recommendation of the Nominating, Governance and Sustainability Committee in March 2023 and appointed Mr. Burnett as the Lead Director, effective following the Annual Meeting. As Lead Director, Mr. Delaney is responsible for preparing an agenda for the meetings of the independent directors in executive session and for providing the independent directors’ guidance and feedback to our management team. Following the Annual Meeting, Mr. Burnett will be responsible for preparing an agenda for the meetings of the independent directors in executive session and for providing the independent directors’ guidance and feedback to our management team.
The Board has concluded that our current leadership structure is appropriate at this time and will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. By meeting in executive sessions on a regular basis, the independent directors have the opportunity to identify and evaluate issues facing the Company, engaging in a frank and candid dialogue without management being present.
Role of Board in Risk Oversight Process
Risk assessment and oversight are an integral part of our governance and management processes. The Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing the Company. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.
The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole. The Board is responsible for monitoring and assessing strategic risk exposure, and the Audit Committee assists the Board in fulfilling its oversight responsibilities by overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related-person transactions.
Committees of the Board of Directors
We have an Audit Committee, a Compensation Committee and a Nominating, Governance and Sustainability Committee of our Board and may have such other committees as our Board shall determine from time to time. Each of the standing committees of our Board have the composition and responsibilities described below.
Each of these committees has a charter, which, along with our Financial Code of Ethics and Corporate Code of Business Conduct and Ethics are available in the Investors section under the “Corporate Governance” tab on our website https://investors.selectenergy.com and stockholders may obtain printed copies, free of charge, by sending a written request to Select Energy Services, Inc., 1233 West Loop South, Suite 1400, Houston, Texas 77027; Attn: Corporate Secretary. Information contained on or available through our website is not part of or incorporated by reference into this Proxy Statement or any other report we may file with the SEC.
Audit Committee.   We have a standing Audit Committee consisting of Mses. Burleson and Fielder and Messrs. Burnett and Thacker, with Mr. Burnett serving as chairman. The Audit Committee assists the board in overseeing our accounting and financial reporting processes and the audits of our financial statements. Additional information regarding the functions performed by the Audit Committee is set forth in the “Audit Committee Charter” that is posted in the Investors section under the “Corporate Governance” tab on the Company’s website at https://investors.selectenergy.com.
Our Board has affirmatively determined that each of Mses. Burleson and Fielder and Messrs. Burnett and Thacker meets the definition of “independent director” for purposes of the applicable stock exchange rules and the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our board has also determined that each of Messrs. Burnett and Thacker qualifies as an “audit committee financial expert” as defined by SEC rules. Each of Mses. Burleson and Fielder and Messrs. Burnett and Thacker has been determined by our Board to be financially literate and to have accounting or related financial management expertise. For more information about the responsibilities of the Audit Committee, please see “Report of the Audit Committee of the Board of Directors.”
Compensation Committee.   We have a standing Compensation Committee consisting of Ms. Burleson and Messrs. Delaney, Fernandez-Moreno and Wall, with Mr. Delaney serving as chairman. Following the Annual Meeting, the Compensation Committee will consist of Ms. Burleson and Messrs. Fernandez-Moreno and Wall, and Ms. Burleson will serve as chairman. Our Board has affirmatively determined that each of Ms. Burleson and Messrs. Delaney, Fernandez-Moreno and Wall meets the definition of “independent director” in accordance with NYSE listing standards, including the heightened independence requirements applicable to Compensation Committee members. Each of Ms. Burleson and Messrs. Delaney, Fernandez-Moreno and Wall qualifies as a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act.
Responsibilities of the Compensation Committee, which are discussed in detail in the “Compensation Committee Charter” that is posted in the Investors section under the “Corporate Governance” tab on the Company’s website at https://investors.selectenergy.com, include among other duties, the responsibility to:
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periodically review the compensation, employee benefit plans and benefits paid to, or provided for, executive officers of the Company;

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approve the annual salaries, annual performance-based compensation, including cash incentives and share-based awards paid to the Company’s executive officers;

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periodically review and recommend to the full Board total compensation for each non-employee director for services as a member of our Board and its committees; and

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exercise oversight of all matters of executive compensation policy.

The Compensation Committee is delegated all authority of the Board as may be required or advisable to fulfill the purposes of the Compensation Committee. The Compensation Committee may form and delegate some or all of its authority to sub-committees when it deems appropriate. Meetings may, at the discretion of the Compensation Committee, include members of the Company’s management, other members of our Board, consultants or advisors, and such other persons as the Compensation Committee or its chairperson may determine. The Compensation Committee will consult with the Company’s Chief Executive Officer when evaluating the performance of, and setting the compensation for, the Company’s executive officers other than the Chief Executive Officer.

The Compensation Committee has the sole authority to retain, amend the engagement with, and terminate any compensation consultant to be used to assist in the evaluation of director, Chief Executive Officer, or executive officer compensation, including employment contracts and change in control provisions. The Compensation Committee has sole authority to approve the consultant’s fees and other retention terms and has authority to cause the Company to pay the fees and expenses of such consultants. For more information, please see “Compensation Discussion and Analysis.”
Nominating, Governance and Sustainability Committee.   We have a standing Nominating, Governance and Sustainability Committee consisting of Ms. Fielder and Messrs. Fernandez-Moreno and Wall, with Mr. Wall serving as chairman. Our Board has affirmatively determined that each of Ms. Fielder and Messrs. Baldwin and Wall meets the definition of “independent director” in accordance with NYSE listing standards.
The Nominating, Governance and Sustainability Committee assists our Board in identifying, evaluating, and recommending potential qualified nominees to serve as members of our Board, recommending committee members and structure, and advising our Board about corporate governance processes and practices. Additionally, the Nominating, Governance and Sustainability Committee assists in advising our Board with support for Select’s sustainability efforts and providing oversight of our environmental, social, and governance (“ESG”) initiatives, as discussed below. Additional information regarding the functions performed by the Nominating, Governance and Sustainability Committee is set forth in the “Corporate Governance Guidelines” and “Identification of Director Candidates” sections included herein and in the “Nominating, Governance and Sustainability Committee Charter” that is posted in the Investors section under the “Corporate Governance” tab on the Company’s website at https://investors.selectenergy.com.
Identification of Director Candidates
It is the responsibility of the Nominating, Governance and Sustainability Committee to identify, evaluate and recommend to the Board the director nominees for election at the annual meeting of stockholders, as well as to fill vacancies or additions on our Board that may occur between annual meetings. The Nominating, Governance and Sustainability Committee endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a U.S. oilfield services company; who exhibit sound judgment, intelligence, personal character, and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board duties; and who are likely to be able to serve on our Board for a sustained period. The Board and the Nominating, Governance and Sustainability Committee are also committed to providing investors with disclosure concerning the backgrounds, skills, and qualifications of our directors. We have found that the diversity and strength of our directors’ professional and leadership experience allows for open and robust dialog and enhances the Board’s decision-making ability.
The Board and the Nominating, Governance and Sustainability Committee have reflected in the charter of the Nominating, Governance and Sustainability Committee our commitment to consider diversity in professional experience, skills, and background; diversity in race and gender; and the optimal enhancement of the current mix of talent and experience on the Board when considering individual director candidates and future opportunities for strengthening our Board’s composition. In that regard, the Nominating, Governance and Sustainability Committee endeavors to achieve an overall variety and mix of diversity in such areas among our directors over time. The Nominating, Governance and Sustainability Committee believes the current members of the Board reflect diverse experience in the oil and gas industry and accounting and investment analysis fields, among other areas, as well as demonstrated leadership experience. The Nominating, Governance and Sustainability Committee will continue to seek opportunities to enhance this diversity and does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship, or any other legally protected status.
In identifying potential director candidates, the Nominating, Governance and Sustainability Committee relies on any source available for the identification and recommendation of candidates, including current directors and officers. In addition, the Nominating, Governance and Sustainability Committee from time to time will engage a third-party search firm to identify or evaluate, or assist in identifying or evaluating potential candidates, for which the third-party search firm will be paid a fee. The search firm will also assist the Nominating, Governance and Sustainability Committee to identify candidates reflecting diversity in race, gender, and specialized experience. The Nominating, Governance and Sustainability Committee will treat recommendations for directors that are received from the Company’s stockholders equally with recommendations received from any other sources; provided, that the recommendations comply with the procedures in this Proxy Statement.
Submission of Stockholder Proposals for the 2024 Annual Meeting
For any proposal to be considered for inclusion in our Proxy Statement and proxy card for submission to the stockholders at our 2024 Annual Meeting of Stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the

Exchange Act. Such proposals are due 120 calendar days before the anniversary of the date we release our proxy materials for the prior year, which means such proposals must be received by the Company at its office at 1233 West Loop South, Suite 1400, Houston, Texas 77027, no later than November 21, 2023; however, if we hold our 2024 Annual Meeting of Stockholders more than 30 calendar days before or after the anniversary of this year’s meeting, such proposals will be due within a “reasonable time” before we begin to print and send the proxy materials for our 2024 Annual Meeting of Stockholders.
In addition, our Bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. Notice of a nomination or proposal must be delivered to us no later than the close of business on the 90th day and no earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, in the event that the date of the annual meeting is scheduled for a date that is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received not later than the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Accordingly, for our 2024 Annual Meeting, assuming the meeting is held on or about May 4, 2024, and if we do not issue a public announcement changing the date of the meeting, notice of a nomination or proposal must be delivered to us no later than the close of business on February 4, 2024, and no earlier than the close of business on January 5, 2024. Nominations and proposals also must satisfy other requirements set forth in our Bylaws. The Chairman of the Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of SEC Rule 14a-19(b).
Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance
During 2022, the Board met nine times, the Audit Committee met five times, the Compensation Committee met four times, and the Nominating, Governance and Sustainability Committee met three times. Each of our directors attended at least 75% of the Board and applicable committee meetings on which that director served during year 2022. We encourage all of our directors and nominees for director to attend the Annual Meeting; however, attendance is not mandatory. All of our directors attended the 2022 Annual Meeting, and all of the directors are expected to attend the Annual Meeting.
Stockholder and Interested Party Communications with the Board of Directors
Should stockholders and interested parties wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of the Corporate Secretary at 1233 West Loop South, Suite 1400, Houston, Texas 77027. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “WTTR Stockholder — Board Communication” or “WTTR Stockholder — Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Company’s Corporate Secretary will review each communication received from stockholders and other interested parties and will forward the communication, as expeditiously as reasonably practicable, to the addressees if: (i) the communication complies with the requirements of any applicable policy adopted by the Board relating to the subject matter of the communication and (ii) the communication falls within the scope of matters generally considered by the Board. If the subject matter of a communication relates to matters that have been delegated by the Board to a committee or to an executive officer of the Company, then the Company’s Corporate Secretary may forward the communication to the executive officer or chairman of the committee to which the matter has been delegated. If requested, any questions or comments will be kept confidential to the extent reasonably possible. The acceptance and forwarding of communications to the members of the Board or an executive officer does not imply or create any fiduciary duty of the Board members or executive officer to the person submitting the communications.
Compensation Committee Interlocks and Insider Participation
Our Compensation Committee currently consists of Ms. Burleson and Messrs. Delaney, Fernandez-Moreno and Wall, and following the Annual Meeting, will consist of Ms. Burleson and Messrs. Fernandez-Moreno and Wall. Our Chairman, President and Chief Executive Officer, John D. Schmitz, and Mr. Delaney sit on the board of directors of Silver Creek Exploration, an entity for which one of our directors, Mr. Burnett, serves as President and Chief Executive Officer. In addition, our Chairman, President and Chief Executive Officer, John D. Schmitz, and Mr. Delaney sit on the board of directors of Endurance Lift Holdings, LLC, an entity for which one of our directors, Mr. Schmitz, serves as Chief Executive Officer. None of our other executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on our Board or Compensation Committee. No other member of our Board is an executive officer of a company in which one of our executive officers serves as a member of the board of directors or compensation committee of that company. For additional information, please see “Certain Relationships and Related Party Transactions — Historical Transactions with Related Parties.”

SUSTAINABILITY AND CORPORATE RESPONSIBILITY
We are committed to developing a corporate strategy that supports the long-term viability of our business model in a manner that focuses on our people, our customers, the environment, and the communities in which we operate. We believe this focus will help our customers achieve their short-term and long-term ESG goals, help us attract and retain top talent, and further our efforts to generate stockholder returns. We believe our commitment to foster a culture of corporate responsibility is an important part of being a company with operations spanning the contiguous United States. Further, we believe being a good corporate steward is strategic to our growth in the energy industry and will better allow us to develop solutions that both address the needs of our customers and contribute to sustainable business practices. As a leader in the water solutions industry, we place the utmost importance on safe, environmentally responsible management of water throughout the lifecycle of a well. Additionally, we believe that responsibly managing water resources through our operations to help conserve and protect the environment in the communities in which we operate is paramount to our continued success. We have identified the following four priorities as part of our comprehensive corporate responsibility initiative: Environmental Consciousness; Health and Safety; Human Capital Management; and Community Outreach. As a service company, we compete with other service providers based on various factors, including safety and operational performance, technological innovation, process efficiencies and reputational awareness. We believe there is a strong link between these corporate responsibility initiatives and our ability to provide value in our industry.
Sustainability-Linked Credit Facility
In March 2022, SES Holdings and Select Energy Services, LLC (“Select LLC”) entered into a $270.0 million amended and restated senior secured sustainability-linked revolving credit facility (the “Sustainability-Linked Credit Facility”) that replaced our previous credit facility. Under the Sustainability-Linked Credit Facility, the interest rate margin and the facility fee rates are subject to adjustments based on Select LLC’s performance of specified sustainability target thresholds with respect to (i) total recordable incident rate (“TRIR”), as the Employee Health and Safety Metric and (ii) barrels of produced water recycled at permanent or semi-permanent water treatment and recycling facilities owned or operated, as the Water Stewardship Metric, in each case, subject to limited assurance verification by a qualified independent external reviewer. The adjustment for the interest rate margin is a range of plus and minus 2.5 basis points for each of the Employee Health and Safety Metric and the Water Stewardship Metric, and the adjustment for the fee margin is a range of plus and minus 0.5 basis points for each of the Employee Health and Safety Metric and the Water Stewardship Metric, subject to the mechanics under the Sustainability-Linked Credit Facility. The target thresholds for TRIR and barrels of produced water recycled in 2022 were 1.21 and 31.25 million barrels, respectively. In 2022, we outperformed the target thresholds with a TRIR of 0.62 and approximately 68 million barrels of produced water recycled at our fixed facilities, achieving the maximum downward adjustment to our interest rate margin and fee margin.
Environmental Consciousness
We are one of few public companies whose primary focus is on the management of water and water logistics supporting the energy industry. Accordingly, the importance of responsibly managing water resources through our operations, including our growing recycling efforts to help conserve water and protect the environment, is paramount to our continued success. We view our unique position as an opportunity to transform water management by leveraging our chemicals business to develop innovative produced water management solutions that increase our customers’ ability to reuse produced water and add value to their operations. As for management of water logistics, our Company was founded with a focus on water transfer through temporary and permanent pipeline, which substantially reduces the industry’s use of traditional trucking services for water transfer operations, thereby significantly reducing emissions generated by semi-trucks moving water and reducing the level of truck traffic on the roads in the areas in which we operate. We estimate that we eliminate over 3,800 truckloads of water during a single well completion job using our temporary and permanent pipeline solutions. We also work diligently to implement “green” initiatives when possible that reduce our environmental footprint.
Separate from our water solutions business, our oilfield chemicals business utilizes environmentally-conscious chemistry when possible, such as using non-detectable solvents, replacing nonylphenol ethoxylates with alcohol ethoxylates, and replacing crude oil-derived raw materials with cleaner, natural gas derived materials. The chemistries we have developed allow for extended use of produced water and the reuse of produced water without the need for extensive reconditioning measures. As discussed below, we have made significant changes in our operations to improve our water management and chemical solutions to support environmental protection, and while we are proud of what we have accomplished, we are constantly striving to improve in these areas. We regularly interact with local, state, and federal governments in order to promote compliance with applicable laws, and we aim to develop partnerships with officials to enhance the responsible use of natural resources as oil and gas development matures.

Environmental Highlights
Responsible Water Management and Conservation.   We believe water is a valuable resource and understand that the oil and gas industry is competing for this resource. As a company, we continue to provide access to water as demanded by our customers and have significantly increased our focus on the recycling and reuse of produced water, as well as industrial water sources, to meet the industry’s water demand and align our operations with the goals of our customers. By doing so, we strive to both reduce the amount of produced water being reinjected into saltwater disposal wells and to reduce the industry usage of fresh water.
In 2022, we estimate that we recycled approximately 88 million barrels of produced water at our fixed facilities and through our modular recycling solutions. We recycled approximately 68 million barrels of produced water at our fixed facilities, representing a 118% outperformance of our 2022 Water Stewardship Metric associated with our Sustainability-Linked Credit Facility. Additionally, we collectively treated and conditioned over 336 million barrels of water prior to use in the hydraulic fracturing process. This compares to approximately 25 million barrels of produced water recycled at our fixed facilities and over 200 million barrels of water treated and conditioned in 2021. Further, we estimate that over 40% of our water transfer jobs in the Permian Basin executed during 2022 transported produced water for our customers. We believe produced water recycling and reuse will satisfy a significant portion of the water demand in our industry in the coming years, and we have meaningfully supplemented our capabilities and solutions through organic investment and acquisitions during 2022.
Ventless Flowback Operations.   In 2020, our Flowback and Well Testing team began to utilize a specialized and reengineered design of the ventless flowback operation that allows for increased capacity. This ventless flowback solution achieves increased flow rates of up to 500 barrels per hour (BPH), improves operational efficiencies, and addresses regulatory emission guidelines. Using this solution, all produced gas is captured and either sold, repurposed, or destructed, substantially reducing emissions into the atmosphere. Select’s ventless flowback solution enables operators to achieve higher production rates while maintaining strict adherence to environmental and safety standards and was used throughout 2021 and 2022 to continually provide benefit to Select’s customers.
Significantly Reducing Trucking Requirements.   Our Company was developed with a focus on water transfer through temporary and permanent pipeline, which can substantially reduce the industry’s use of traditional trucking services for water transfer operations. An average well in the Permian Basin may use as much as 500,000 barrels of water when being completed, which is the equivalent of nearly 4,000 120-barrel truckloads of water. Over the course of a single three-mile water transfer job, our services displace the need for approximately 4,000 trucks that would travel approximately 24,000 miles using approximately 4,000 gallons of diesel fuel and the related emissions.
Over the course of 2022, we were working on an average of 35 water transfer jobs per day. With approximately 3,000 miles of permanent and temporary pipelines operational across the U.S., we are actively transporting millions of barrels of water via permanent and temporary pipeline solutions every single day. Combined, we believe our water transfer operations are significantly more efficient than traditional trucking transportation services, and believe they not only greatly reduce carbon emissions but also reduce environmental dangers that coincide with more trucks on the road in the communities in which we operate.
Automation through WaterOne.   Automation services are a growing focus of our Company. WaterOne is our full suite of automated water transfer and treatment solutions, which are capable of being monitored and adjusted in real time without the need for employees to physically drive to the job location. Automation creates additional efficiencies for water services equipment, burning less fuel than non-automated equipment and responding more quickly to any threatened risk or actual release of fluids. This response not only helps to mitigate the results of any release, it also can reduce the likelihood of certain releases of water by reading tank levels and automatically responding when certain thresholds are met. WaterOne is more cost efficient than non-automated systems and reduces the manpower required by our operations. Further, utilizing automation in our chemical treatment solutions allows us to implement these same efficiency and emission reduction efforts across other areas of our operations. Our ability to provide fully automated solutions reduces costs to our customers, increases our efficiencies, enhances the safety of our employees, and reduces the likelihood of releasing contaminated fluids into the environment.
Air Emissions Management.   With a large workforce constantly on the move, we pay close attention to reducing emissions relating to our operations. Over the course of recent years, we have:
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implemented alerts to reduce the number of vehicles idling in our everyday operations,

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reduced the use of red dye diesel to low sulfur, which burns cleaner, and

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replaced several vehicles with semi-permanent trailers that reduce the need for additional trucks traveling to and idling on a job, and cool more efficiently for employee use while in the field.

We also have a team of engineers whose primary focus is to maximize the efficiency of our water transfer operations, considering elevation changes, water volume requirements, flow rates, and similar factors, which helps us to have the right equipment on a job without needlessly generating additional emissions from transporting unnecessary equipment.
Air Quality Compliance Program.   We are required by various governmental agencies to obtain certain permits, licenses, and certificates with respect to our operations. These laws and regulations include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act and similar laws that provide for responses to, and liability for, releases of hazardous substances into the environment. In connection with our previously disclosed agreement regarding the Clean Air Act and as part of our air emissions management program, we implemented our Clean Air Act Compliance Program, which we believe will ensure (1) vehicles in our fleet are operating properly and in conformity with environmental emissions requirements, (2) employees are trained in compliance with Clean Air Act requirements and understand the implications that violations of the Clean Air Act have on the environment, and (3) employees who report potential environmental misconduct are protected from retaliation. We are firmly committed to reducing emissions intensity in various aspects of our operations.
Health and Safety
We emphasize the safety of our employees and the execution of our operations, including rigorous safety training for our employees and the development of a variety of safety programs designed to make us a market leader in safety standards. We believe this is one of the key tenets of a successful ESG strategy. Our employees are the reason we believe we are a leader in the water management and chemical solutions businesses, and their safety and well-being is a top priority. We continuously strive to develop and maintain systems to safeguard people, property, and the environment. Our employees are trained in current worksite safety procedures as well as how to work safely with certified, properly maintained equipment. We take pride in the initiatives and programs we implement and the improvements we have seen from such efforts. These efforts are instrumental in fostering strong and lasting relationships with our customers and attracting and retaining talented personnel. Our health, safety and environmental (“HSE”) group supports our efforts to minimize incidents and improve our safety incident rates by identifying and implementing critical controls, developing standardized procedures, and delivering technical training and communications across the workforce.
Health and Safety Highlights
Learning Management System.   The Select Learning Management System (the “LMS”) enhances our employee operating and safety training. The LMS has several applications and is tailored to respond to training logistical challenges associated with having geographically diverse operations, complementing instructor-led training, and giving our employees opportunities to be successful. Our Safety Leadership Seminar (the “SLS”) was created internally for employees and supervisors to help them take the next step in becoming a safety leader. The LMS and SLS provide our employees with an awareness of all the latest safety processes and initiatives we implement across the organization.
Safe Driving Technology.   We have initiated a program to implement safe driving technology in many of our Company-provided vehicles driven by employees and we intend to expand this program going forward. This technology provides real time audio coaching which guides our employees on driving improvements, as well as an alert system used to help monitor journey management, speed, distracted driving, seat belt use, acceleration, braking, and turning. This technology not only helps prevent accidents, but it also assists the Company in understanding what safety issues drivers face most so that our training can be tailored to be as effective as possible.
Select’s Safety Recognition Program.   Our Safety Recognition Program (the “SRP”) was implemented in 2016 to enhance our safety culture by driving positive recognition and rewarding proactive participation. Using a five-tier medallion system, the SRP is designed to recognize employees who demonstrate a commitment to a safe work environment and exhibit safety leadership. Once an employee is nominated by a supervisor or a member of the HSE team for a safety medallion, he or she is evaluated and awarded based on the level of safety leadership exhibited. Recipients of all five tiers of medallions are eligible to participate in the Annual SRP Event where select recipients will be eligible to win various prizes. This program highlights the high value we place on safety and incentivizes an emphasis on safety within our operations.
Select has also included a safety target, TRIR, as its Employee Health and Safety Metric in its Sustainability-Linked Credit Facility, which impacts the interest rate margin and fee margin thereunder. The TRIR threshold and target for 2022 were 1.61 and 1.21, and we outperformed the target with a TRIR of 0.62. The following chart shows TRIR and our lost time incident rate (“LTIR”) from 2017 to present:

Through these and similar initiatives, programs and training processes, our Company continues to focus on the safety of people, property, and the environment. While the above results are promising, we continue to strive to be a market leader in safety practices.
Human Capital Management
Attracting, acquiring, retaining, and developing the talent needed to address current and future business needs is a key component of our human capital strategy. We invest in our workforce by offering competitive wages and benefits, continually working to create a strong company culture, and nurturing our talent through training and retention programs. We believe we have an industry-leading safety record that makes our Company an attractive place to work. Our goal is to reduce turnover and increase employee satisfaction. Through these efforts and other initiatives discussed below, we were able to maintain a low turnover rate of 22.62% for employees with a tenure of one year or more. Continued lower turnover has been driven by employee-centric initiatives aimed at establishing a culture we believe employees find attractive for employment and which will allow them to thrive long-term.
ACT.   Culture is an integral part of business that effects recruitment, job satisfaction, work performance and morale, and begins with our mission, vision, and core values. Our Company continued to emphasize our commitment to Select’s mission, vision, and core values (ACT). The company intently focused on how we “ACT” with existing employees, as well as new employees (including from acquisitions). Our mission, vision and core values (ACT) were an integral part of every acquired or newly hired employee welcome packet. We ask our employees to put our core values into action every day to improve operational excellence, safety, and the customer experience. These core values — Accountability, Continuous Improvement, and Teamwork — are helping to align our efforts to accomplish our vision to be the recognized leader and trusted partner in sustainable water management solutions. Through a series of employee-centric videos called “This is How We ACT,” we seek to demonstrate an inclusive and dynamic team all working towards the same goal.
A-Club.   To help build a strong company culture, we developed an employee recognition program to acknowledge successes. The A-Club is our highest recognition award for our employees, and the recipients of such recognition represent the best of the best across the Company. A-Club nominations are submitted by co-workers and managers. The A-Club recognizes individuals (A-Players) and departments (A-Teams) that made significant contributions to our success and exemplify how we ACT.
Develop Talent In-house.   We recognize the importance of hiring and promoting from within due to the short-term benefit of the reduced costs of recruitment and training and, more importantly, the long-term benefit of improved morale and facilitated succession planning. Our Company has an online employee job portal that allows employees to apply for open positions quickly and easily within the Company, whether it be a change of location, a promotion, or a new position in a different service line. We also regularly send electronic communications internally highlighting promotional opportunities. In some service lines where career progression can be easily mapped, job progression is outlined allowing an employee to visualize the path necessary to achieve job competency, mastery, and promotion.

Select Grant-A-Wish Program.   Embracing the philosophy that employees are also to be served, rather than just managed, our Grant-A-Wish Program, established in 2020, is an employee-centric initiative that assists in crisis situations, facilitates personal growth, and improves life experiences. The program is funded by employee donations via payroll deductions with an annual company match. In 2022 there was a total of 17 wishes granted for fellow employees or their families, for a total of $48,373.56. This program has helped show employees that their colleagues and the Company care about their well-being outside of the workplace.
Diversity Initiatives.   Select recognizes the many benefits of having a diverse workforce. Diversity impacts all stages of employment, from attracting and retaining top talent, to driving better performance among diverse teams, and finally achieving greater innovation and creativity that comes from a workforce comprised of different backgrounds and experiences. In fact, over 45% of our workforce is comprised of ethnic minorities. Additionally, while 12% of our overall workforce is female, more than 44% of our corporate office personnel are female. Select provides employee resources such as handbooks, procedures, and training in more than one language and continually looks for ways to be more inclusive and tap into the talent of our diverse workforce.
Focus on Job Satisfaction and Communication.   In 2019 and 2020, we partnered with Gallup to conduct Gallup’s Q12 Employee Engagement Survey to gain insight regarding how employees view the Company as a place to work. In response to survey results, our Company launched an open dialogue program between managers and employees that continues today. We abandoned the outdated practice of annual performance evaluations and implemented an informal feedback program between employees and managers focused on employee well-being, performance, development and growth, particularly in relation to our core values (ACT). In order to better equip our managers to conduct meaningful conversations, we provide ongoing supervisory and leadership trainings.
Community Outreach
The COVID-19 extended pandemic provided a unique challenge in actively investing and engaging with the community. With most major city populations largely confined to their homes, reaching all Select employees with important information about COVID-19 and how to prevent its spread has been a top priority. The Company developed a regular communications process with important information about COVID-19 and implemented standard procedures and processes to protect our employees, customers, and the community as a whole. To continue protecting our employees and customers, we maintained the administrations or the implemented processes for enhanced workplace safety, such as designating single-direction walkways, defining health monitoring processes, and providing sanitization and protective equipment, including entry-scan thermometers and facemasks. Employees were encouraged to fully abide by state and local regulations, social distancing standards, and mask mandates. COVID-19 has pushed Select to experiment with new strategies to further our mission of protecting, maintaining, and improving the health of all employees to best serve the communities in which we operate.
Community Relations.    Select believes it must take a proactive role in creating a dialogue with landowners, communities, operators, local agencies, and state agencies in areas where oil and gas activities occur. We view each of these constituents as a partner to our Company and have identified the following areas of focus as we foster these partnerships: minimize our footprint; drive top-level performance while holding our team to a higher standard; strengthen our partnerships with landowners and customers in the areas in which we operate; minimize downtime and disruption; and cultivate long-term relationships with landowners and our customers to expedite resolution of issues in an efficient manner.
Emergency Relief Funds.   When disaster strikes close to home, we do our best to assist the community in its recovery by creating a funding account and contributing man hours toward recovery efforts. For example, in the aftermath of Hurricane Harvey in Houston, Texas we donated recovery funds consisting of employee donations and a company match to various organizations throughout the area and contributed countless hours of volunteer services in the recovery efforts. Additionally, following the devastating tornadoes in El Reno, Oklahoma in 2019, we organized recovery and assistance efforts for our employees impacted by these events, as well as the local community.
By contributing our time and resources, we help to build stronger communities and create a better environment for our employees, customers, and communities. Today, more than ever, our customers need solutions that meet the most rigorous operational demands while doing so in an environmentally sound manner, and Select remains committed to delivering those solutions.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our common stock as of March 7, 2023 based on information filed with the SEC or obtained from the persons named below, with respect to the beneficial ownership of shares of our common stock by:

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each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

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each of our executive officers and directors (including our nominees) that beneficially owns shares of our common stock; and

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all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Other than as specifically noted below, the mailing address for each listed beneficial owner is in care of Select Energy Services, Inc., 1233 West Loop South, Suite 1400, Houston, Texas 77027. The percentages are based on 110,663,334 shares of Class A common stock and 16,221,101 shares of Class B common stock outstanding.
	Class A Common Stock		Class B Common Stock		Combined Voting Power(1)(2)
Name of Beneficial Owner	Number	Percentage	Number	Percentage	Number	Percentage
5% Stockholders:
SCF Group(3)	11,802,756	10.7%	—	—	11,802,756	9.3%
SES Legacy Holdings, LLC(4)(5)	—	—	16,221,101	100.0%	16,221,101	12.8%
Crestview Partners(6)	3,899,195	3.5%	16,221,101	100.0%	20,120,296	15.9%
BlackRock, Inc.(7)	6,195,827	5.6%	—	—	6,195,827	4.9%
Directors, Director Nominees and Named Executive Officers:
John D. Schmitz(8)	7,884,500	7.1%	—	—	7,884,500	6.2%
Nick L. Swyka	275,720	*	—	—	275,720	*
Adam R. Law	131,370	*	—	—	131,370	*
Michael Skarke(9)	393,667	*	—	—	393,667	*
Cody J. Ortowski(10)	1,404,732	1.3%	—	—	1,404,732	1.1%
Christopher K. George(11)	267,703	*	—	—	267,703	*
Robert V. Delaney	—	—	—	—	—	—
Douglas J. Wall(12)	77,705	*	—	—	77,705	*
Richard A. Burnett(13)	82,113	*	—	—	82,113	*
Troy W. Thacker	55,132	*	—	—	55,132	*
Gayle L. Burleson	35,415	*	—	—	35,415	*
Luis Fernandez-Moreno	18,853	*	—	—	15,853	*
Robin H. Fielder	8,178	*	—	—	8,178	*
All Executive Officers, Directors and Director Nominees as a Group (13 persons)	10,711,283	9.6%	—	—	10,711,283	8.4%

*
Less than 1%.

(1)
For each stockholder, in accordance with Rule 13d-3 promulgated under the Exchange Act, this percentage is determined by assuming the named stockholder exercises all options, warrants and other instruments pursuant to which the stockholder has the right to acquire shares of our common stock within 60 days, but that no other person exercises any options, warrants or other purchase rights (except with respect to the calculation of the beneficial ownership of all directors and executive officers as a group, for which the percentage assumes that all directors and executive officers exercise any options, warrants or other purchase rights).

(2)
Represents percentage of voting power of our Class A common stock and Class B common stock voting together as a single class. Each holder of limited liability company units in SES Holdings (each, an “SES Holdings LLC Unit”) will hold one share of Class B common stock for each SES Holdings LLC Unit that it owns. Each share of Class B common stock has no economic rights, but entitles the holder thereof to one vote.

(3)
The board of directors of SCF GP LLC (“SCF GP”), the ultimate general partner of SCF-VI, L.P., SCF-VII, L.P. and SCF-VII(A), L.P. (collectively, the “SCF Group”), has voting and investment control over the securities owned by the SCF

Group. The board of directors of SCF GP consists of David C. Baldwin, Anthony F. DeLuca, L.E. Simmons, and Andrew L. Waite. Because SCF-VI, L.P., SCF-VII, L.P. and SCF-VII(A), L.P. are controlled by SCF GP, these entities may be considered to be a group for purposes of Section 13(d)(3) under the Exchange Act. As a group, the SCF Group beneficially owns 11,910,756 shares of our Class A common stock in the aggregate. This beneficial ownership includes 5,713,442 shares of Class A common stock held by SCF-VI, L.P., 5,154,217 shares of Class A common stock held by SCF-VII, L.P. and 1,043,097 shares of Class A common stock held by SCF-VII(A), L.P. The address for SCF-VI, L.P., SCF-VII, L.P. and SCF-VII(A), L.P. is 600 Travis Street, Suite 6600, Houston, Texas 77002.
(4)
Subject to the terms of the SES Holdings LLC Agreement (as defined below), SES Legacy Holdings, LLC (“Legacy Owner Holdco”) (or its members) (and its permitted transferees, including certain members of Legacy Owner Holdco, under the SES Holdings LLC Agreement) has the right to exchange all or a portion of its SES Holdings LLC Units (together with the surrender for cancellation of a corresponding number of shares of Class B common stock) for Class A common stock at an exchange ratio of one share of Class A common stock for each SES Holdings LLC Unit exchanged. The exchange of all the outstanding SES Holdings LLC Units (together with the surrender for cancellation of all of our outstanding shares of Class B common stock) for shares of Class A common stock would result in the issuance of an additional 16,221,101 shares of Class A common stock. See “Certain Relationships and Related Party Transactions — SES Holdings LLC Agreement.” Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of a security as to which that person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power of such security and as to which that person has the right to acquire beneficial ownership of such security within 60 days. The Company has the option to deliver cash in lieu of shares of Class A common stock upon the exercise by Legacy Owner Holdco (or any transferee) of its Exchange Right (as defined below). As a result, beneficial ownership of Class B common stock and SES Holdings LLC Units is not reflected as beneficial ownership of shares of our Class A common stock for which such units and stock may be exchanged. The address for SES Legacy Holdings, LLC is c/o Select Energy Services, Inc., 1233 W. Loop South, Suite 1400, Houston, Texas 77027.

(5)
The board of managers of Legacy Owner Holdco has voting and dispositive power over the shares held by it. The board of managers of Legacy Owner Holdco consists of two representatives of Crestview Partners II SES Investment, LLC (“Crestview Holdings A”), Adam J. Klein and Robert Delaney (a member of our board of directors), and John D. Schmitz (our President, Chief Executive Officer and Chairman), and is controlled by Crestview Partners II GP, L.P. (“Crestview GP”).

(6)
Based on information obtained from a Schedule 13G/A jointly filed with the SEC on February 14, 2023 by Crestview GP, Crestview Holdings A, Crestview Partners II SES Investment B, LLC (“Crestview Holdings B”), and Crestview Advisors, L.L.C. (“Crestview Advisors” and together with Crestview GP, Crestview Holdings A and Crestview Holdings B, “Crestview Partners”), Crestview Partners has voting and dispositive power with respect to 20,120,296 shares of our Class A common stock, which is composed of 16,221,101 Class B shares and corresponding SES Holdings LLC Units held directly by Legacy Owner Holdco, 3,802,972 Class A shares held directly by Crestview Holdings B, 77,370 Class A shares held directly by Crestview Advisors, and 18,853 restricted Class A shares held directly by Mr. Delaney, in each case for which Crestview Partners may be deemed to be the beneficial owner. Mr. Delaney has assigned all rights, title and interest in the Class A shares underlying the restricted shares to Crestview Advisors. Crestview Holdings A generally has the right to acquire beneficial ownership of 16,221,101 shares of Class B common stock and corresponding SES Holdings LLC Units held by Legacy Owner Holdco at its election pursuant to the Legacy Owner Holdco limited liability company agreement, and Crestview GP has voting power over 16,221,101 Class B shares through its control of the board of managers of Legacy Owner Holdco. Crestview GP is the general partner of the investment funds which are direct or indirect members of Crestview Holdings A. Crestview GP is also the general partner of the investment funds which are members of Crestview Holdings B. Crestview Advisors provides investment advisory and management services to such funds. Decisions by Crestview GP to vote or dispose of the interests held by Crestview Holdings A and Crestview Holdings B require the approval of a majority of the seven members of its investment committee and the chairman of the investment committee. The investment committee is composed of the following individuals: Barry S. Volpert (chairman), Thomas S. Murphy, Jr., Robert V. Delaney, Jr., Brian P. Cassidy, Alexander M. Rose, Adam J. Klein and Daniel G. Kilpatrick. None of the foregoing persons has the power individually to vote or dispose of any of such interests. Each of the foregoing individuals disclaims beneficial ownership of all such interests. The address of each of the foregoing is c/o Crestview Partners, 590 Madison Avenue, 42nd Floor, New York, New York 10022.

(7)
Based on information obtained from a Schedule 13G filed with the SEC on February 7, 2023. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(8)
Represents 5,325,444 shares of Class A common stock held directly by B-29 Holdings, LP, 399,684 shares of Class A common stock held directly by B-29 Investments, LP, 1,574,526 shares of Class A common stock held directly by Mr. Schmitz and 584,846 shares of Class A common stock that are deemed beneficially owned by Mr. Schmitz pursuant to the outstanding options that Mr. Schmitz owns. Mr. Schmitz has voting and dispositive power over shares held by B-29 Holdings, LP and B-29 Investments, LP.

(9)
Of the 393,667 shares of Class A common stock beneficially owned by Mr. Skarke, 9,549 shares are deemed beneficially owned by Mr. Skarke pursuant to the outstanding options that Mr. Skarke owns.

(10)
Of the 1,404,732 shares of Class A common stock beneficially owned by Mr. Ortowski, 1,120,437 shares of Class A common stock are held directly by Proactive Investments, LP. Mr. Ortowski has voting and dispositive power over shares held by Proactive Investments, LP.

(11)
Of the 267,703 shares of Class A common stock beneficially owned by Mr. George, 2,134 shares are deemed beneficially owned by Mr. George pursuant to the outstanding options that Mr. George owns.

(12)
Of the 77,705 shares of Class A common stock beneficially owned by Mr. Wall, 5,334 shares are deemed beneficially owned by Mr. Wall pursuant to the outstanding options that Mr. Wall owns.

(13)
Of the 82,113 shares of Class A common stock beneficially owned by Mr. Burnett, 5,334 shares are deemed beneficially owned by Mr. Burnett pursuant to the outstanding options that Mr. Burnett owns.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Review of Related Party Transactions
A “Related Party Transaction” is a transaction, arrangement, or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has, or will have a direct or indirect material interest. A “Related Person” means:
•
any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

•
any person who is known by us to be the beneficial owner of more than 5% of our Class A common stock;

•
any immediate family member of any of the foregoing persons, which means any family relationships, of first cousins or closer, among the Company’s directors and executive officers, by blood, marriage or adoption, including child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our Class A common stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our Class A common stock; and

•
any firm, corporation, or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a substantial ownership interest or control of the entity.

Our Board adopted a written related party transactions policy prior to the completion of our initial public offering in 2017. Pursuant to this policy, our Audit Committee will review all material facts of all Related Party Transactions and either approve or disapprove entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, our Audit Committee shall consider, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances; and (ii) the extent of the Related Person’s interest in the transaction. Further, the policy will require that all Related Party Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules, and regulations.
SES Holdings LLC Agreement
Exchange Rights
Each holder of SES Holdings LLC Units (other than us and our subsidiaries) holds one share of our Class B common stock for each SES Holdings LLC Unit held by such holder. Subject to certain limitations, pursuant to the Eighth Amended and Restated Limited Liability Company Agreement of SES Holdings, as amended from time to time (the “SES Holdings LLC Agreement”), holders of SES Holdings LLC Units other than us and our subsidiaries have the right (the “Exchange Right”) to exchange such holder’s SES Holdings LLC Units for, at SES Holdings’ election, (i) shares of our Class A common stock on a one-for-one basis, subject to conversion rate adjustments for stock splits, stock dividends, reclassification and other similar transactions, or (ii) cash in an amount equal to the Cash Election Value (as defined below) of such Class A common stock. Alternatively, upon any exercise of any Exchange Right, we (instead of SES Holdings) will have the right (our “Call Right”) to acquire the tendered SES Holdings LLC Units from the exchanging unitholder for, at our election, (i) the number of shares of our Class A common stock the exchanging unitholder would have received pursuant to the Exchange Right, or (ii) cash in an amount equal to the Cash Election Value. In connection with any exchange of SES Holdings LLC Units pursuant to an Exchange Right or our Call Right, the corresponding number of shares of Class B common stock will be cancelled. As holders exchange their SES Holdings LLC Units, our membership interest in SES Holdings will be correspondingly increased, the number of shares of Class A common stock outstanding will be increased, and the number of shares of Class B common stock outstanding will be reduced.
“Cash Election Value” means, with respect to the shares of Class A common stock to be delivered to the exchanging unitholder by us pursuant to our Call Right, (i) if our Class A common stock is then admitted to trading on a national securities exchange, the amount that would be received if the number of shares of Class A common stock to which the exchanging unitholder would otherwise be entitled were sold at a per share price equal to the trailing 10-day volume weighted average price of a share of Class A common stock the day prior to the relevant exchange notice date, net of actual or deemed offering expenses, or (ii) if our Class A common stock is not then admitted to trading on a national securities exchange, the value that would be obtained in an arm’s length transaction for cash between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, and without regard to the particular circumstances of the buyer and the seller, as determined by us, net of deemed offering expenses.
We are required to pay any stamp or other similar tax in respect of any issuance of our securities upon the exercise of the Exchange Right or our Call Right, except for transfer taxes in the event such securities are to be issued in a name other than that of the exchanging unitholder.
Tax Receivable Agreements
In connection with the closing of our December 2016 private placement of 16,100,000 shares of our Class A-1 common stock at $20.00 per share (the “Select 144A Offering”), the Company entered into two Tax Receivable Agreements with certain affiliates of Legacy Owner Holdco, Crestview GP, and Crestview Holdings B (the “TRA Holders”). The payment obligations under the Tax Receivable Agreements are our obligations and not obligations of SES Holdings, and we expect that the payments we will be required to make under the Tax Receivable Agreements will be substantial.
In connection with the closing of the Select 144A Offering, we entered into two Tax Receivable Agreements with the TRA Holders. On July 18, 2017, our Board approved amendments to each of the Tax Receivable Agreements, which revised the definition of “change of control” for purposes of the Tax Receivable Agreements and acknowledged that the Rockwater Merger would not result in a change of control.
The first of the Tax Receivable Agreements, which the Company entered into with Legacy Owner Holdco and Crestview GP, generally provides for the payment by the Company to such TRA Holders of 85% of the net cash savings, if any, in U.S. federal, state and local income and franchise tax that the Company actually realizes (computed using simplifying assumptions to address the impact of state and local taxes) or is deemed to realize in certain circumstances in periods after the Select 144A Offering as a result of, as applicable to each such TRA Holder, (i) certain increases in tax basis that occur as a result of the Company’s acquisition (or deemed acquisition for U.S. federal income tax purposes) of all or a portion of such TRA Holder’s SES Holdings LLC Units in connection with the Select 144A Offering or pursuant to the exercise of the Exchange Right or the Call Right and (ii) imputed interest deemed to be paid by the Company as a result of, and additional tax basis arising from, any payments made under such Tax Receivable Agreement.
The second of the Tax Receivable Agreements, which the Company entered into with certain of the existing owners of outstanding membership interests in SES Holdings prior to the Select 144A Offering and related reorganization who received shares of our Class A common stock in exchange for their SES Holdings LLC Units received in connection with the restructuring transactions completed in connection with the Select 144A Offering (the “Contributing Legacy Owners”), generally provides for the payment by the Company to such TRA Holders of 85% of the net cash savings, if any, in U.S. federal, state and local income and franchise tax that the Company actually realizes (computed using simplifying assumptions to address the impact of state and local taxes) or is deemed to realize in certain circumstances in periods after the Select 144A Offering as a result of, as applicable to each such TRA Holder, (i) any net operating losses available to the Company as a result of certain reorganization transactions entered into in connection with the Select 144A Offering and (ii) imputed interest deemed to be paid by the Company as a result of any payments made under such Tax Receivable Agreement. Under both Tax Receivable Agreements, the Company will retain the benefit of the remaining 15% of these cash savings.
The Tax Receivable Agreements, as amended, are filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2022 filed on February 22, 2023, and the foregoing descriptions of the Tax Receivable Agreements are qualified by reference thereto. Future unitholders may become party to one or more tax receivable agreements entered into in connection with future acquisitions by SES Holdings.

Registration Rights Agreement for the Benefit of the Registration Rights Holders
On December 20, 2016, we entered into a registration rights agreement with the Contributing Legacy Owners and Legacy Owner Holdco. In connection with the execution of the merger agreement in connection with the Rockwater Merger, we entered into an amended and restated registration rights agreement with Legacy Owner Holdco, Crestview Holdings B, the SCF Group and WDC Aggregate LLC (collectively, the “Registration Rights Holders”), which, effective as of the closing of the Rockwater Merger, amends and restates the December 20, 2016 registration rights agreement. Pursuant to such agreement, among other things, (i) we will provide the rights for the Registration Rights Holders to participate in certain future underwritten public offerings of our Class A common stock, (ii) certain Registration Rights Holders will have the right to initiate an underwritten offering of our Class A common stock and (iii) the Registration Rights Holders will have certain customary “piggyback” registration rights, in each case subject to certain conditions. We will not be required to effect (x) more than five demand registrations delivered in the aggregate, (y) more than two demand registrations delivered by the Registration Rights Holders in any 12-month period or (z) a demand registration within 100 days of the pricing of a previous demand registration or a primary offering of our Class A common stock.
At any time, a party to the registration rights agreement will have the right to require us by written notice to demand registration of its registrable shares. Our obligations under this agreement include short-form, long-form and shelf registration statements, subject to certain restrictions as to number of demands, timing, and value of sales to be registered or shares to be sold in an underwritten offering.
If, at any time, we propose to register or conduct an underwritten offering of our securities (subject to certain exceptions) for our own account or for the account of any stockholder other than the parties to our registration rights agreement entered in connection with the Select 144A Offering or their permitted transferees, then we must give notice to the parties to the registration rights agreement or their permitted transferees to allow them to participate, or piggyback, in that registration statement or offering. In addition, any party to the registration rights agreement shall have the right to piggyback in any registration statement or offering effected at the request of any other party to the registration rights agreement.
The registration rights granted to the parties to the registration rights agreement may be freely assigned, including to their transferees.
Historical Transactions with Related Parties
Aquacore Rental Company LLC — For the year ended December 31, 2022, we rented pumps and filter pod trailers for use in our operations at a cost of $10,152,309 and recorded sales in the amount of $9,676 to Aquacore Rental Company LLC, an entity indirectly owned by Cody Ortowski, our Executive Vice President- Business Strategy, and Cole Ortowski, an employee of the Company.
Axis Energy Services LLC — For the year ended December 31, 2022, we paid property rental fees in the amount of $494,191 and recorded sales in the amount of $674,018 to Axis Energy Services, an entity owned by John D. Schmitz, our Chairman of the Board, President and Chief Executive Officer.
B-29 Properties LLC — For the year ended December 31, 2022, we paid property rental fees in the amount of $19,702 to B-29 Properties, LLC (“B-29 Properties”). B-29 Properties is owned by B-29 Family Holdings, LLC, an entity directly owned and controlled by John D. Schmitz.
B-29 Ups and Downs, LLC — For the year ended December 31, 2022, we incurred charges totaling $773,727 for aviation services for use by our management team for business-related travel from B-29 Ups and Downs, LLC (“B-29 Ups & Downs”). B-29 Ups & Downs is owned by B-29 Family Holdings, LLC, an entity directly owned and controlled by John D. Schmitz.
Crest Pumping Technologies LLC — For the year ended December 31, 2022, we incurred charges totaling $1,383,381 for management fees to Crest Pumping Technologies, LLC (“Crest”). Crest is owned by Nine Energy Service, Inc. (“Nine”). Nine is partially owned by an entity controlled by the SCF Group, one of our principal stockholders.
Merit Appraisal & Tax Consulting, L.P.  — For the year ended December 31, 2022, we incurred charges totaling $421,057 for appraisal services and tax consulting from Merit Appraisal & Tax Consulting, LP (“Merit”). B-29 Family Holdings, LLC, an entity controlled by John D. Schmitz, controls and partially owns Merit.
Orteq Energy Technologies — For the year ended December 31, 2022, we purchased pumps and related equipment for our operations totaling $328,115 from Orteq Energy Technologies, which is indirectly owned by Cody Ortowski and Cole Ortowski.

DELINQUENT SECTION 16(A) REPORTS
Under U.S. securities laws, directors, executive officers and persons holding more than 10% of our common stock must report their initial ownership of common stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for such reports, and we must identify in this Proxy Statement those persons who did not file such reports when due.
Based solely upon a review of Forms 3 and 4 and any amendments furnished to us during our fiscal year ended December 31, 2022, and Forms 5 and any amendments furnished to us with respect to the same year, other than as listed below, we believe that our directors, officers, and greater than 10% beneficial owners complied with all applicable Section 16 filing requirements.
On November 3, 2022, David C. Baldwin, our former Director, had shares of Class A common stock withheld to satisfy tax withholding obligations that arose upon the vesting of certain restricted stock and failed to file, on a timely basis, his report on Form 4 required to be filed under Section 16(a) of the Exchange Act with respect to such transaction. The Form 4 required to be filed by Mr. Baldwin in connection with such transaction was filed on November 14, 2022.
On November 11, 2022, Adam R. Law, our Former Senior Vice President, General Counsel, Corporate Secretary, and Chief Compliance Officer, forfeited certain unvested equity awards pursuant to the terms of his separation from employment and had shares of Class A common stock withheld to satisfy tax withholding obligations that arose upon the vesting of certain restricted stock. Mr. Law failed to file, on a timely basis, his report on Form 4 required to be filed under Section 16(a) of the Exchange Act with respect to such transactions. The Form 4 required to be filed by Mr. Law in connection with such transaction was filed on November 16, 2022.

PROPOSAL 2:
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has engaged Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and is seeking ratification of such appointment by our stockholders at the Annual Meeting. Grant Thornton LLP has audited our financial statements and/or those of our predecessor since 2016. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the appointment of Grant Thornton LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain Grant Thornton LLP. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
Principal Accountant Fees and Services
The following table provides information regarding the aggregate fees incurred by the Company from Grant Thornton LLP during the last two years:
	2022	2021
Audit Fees(1)	$1,854,689	$1,504,364
Audit-Related Fees(2)	36,000	—
Tax Fees	—	—
All Other Fees	—	—
Total	$1,890,689	$1,504,364

(1)
Audit fees represent amounts billed for each of the years presented for professional services rendered in connection with those services normally provided in connection with statutory and regulatory filings or engagements including comfort letters, consents and other services related to SEC matters.

(2)
Audit-related fees represent amounts billed in connection with an attestation engagement required by certain contractual provisions.

Pre-Approval Policies and Procedures
The Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm and pre-approved all the fees reported above. This policy is set forth in the charter of the Audit Committee, which is available in the Investors section under the “Corporate Governance” tab of our website at https://investors.selectenergyservices.com.
Vote Required
The approval of the proposal to ratify the selection of Grant Thornton LLP as our independent registered public accounting firm in this Proposal 2 requires the affirmative vote of the majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting. Abstentions will have the effect of a vote against the proposal. Brokers have the authority to exercise their discretion with respect to this proposal if they do not receive instructions from the beneficial owner. Therefore, it is important that you vote your shares by proxy or in person at the Annual Meeting.
Recommendation of the Board
The Board recommends that stockholders vote FOR the proposal to ratify the appointment of Grant Thornton LLP as Select Energy Services’ independent registered public accounting firm for fiscal year 2023.

PROPOSAL 3:
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S FOURTH
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE
LAW PROVISIONS REGARDING OFFICER EXCULPATION.
Background
The State of Delaware, which is the Company’s state of incorporation, recently enacted legislation that enables Delaware companies to limit the liability of certain officers in limited circumstances under Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”). The new Delaware legislation only permits, and, if our proposed amendment and restatement of our Current Certificate (in the form attached to this Proxy Statement as Annex A) is adopted, our certificate of incorporation would only permit, exculpation for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the Company itself or for derivative claims brought by stockholders in the name of the Company. Furthermore, the limitation on liability would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. The rationale for limiting the scope of liability, as further described below, is to strike a balance between stockholders’ interest in accountability and their interest in the Company being able to attract and retain quality officers to work on its behalf.
The Board has unanimously approved certain changes to the Current Certificate to effect the Officer Exculpation Proposal. The Board has unanimously determined that the approval and adoption of a fifth amended and restated certificate of incorporation is advisable and in the best interests of the Company and its stockholders, and, in accordance with the DGCL, hereby seeks approval of the Officer Exculpation Proposal.
Reasons for the Amendment and Restatement of the Current Certificate
The Nominating, Governance and Sustainability Committee believes that there is a need for directors and officers to remain free of the risk of financial ruin as a result of an unintentional misstep. Furthermore, the Nominating, Governance and Sustainability Committee also believes that adopting the Officer Exculpation Proposal would ensure that the Company remains able to attract and retain the most qualified officers. The Nominating, Governance and Sustainability Committee has additionally determined that the proposed provision would not materially and negatively impact stockholder rights. Thus, in light of the narrow class and type of claims for which officers’ liability would be exculpated, and the benefits that the Nominating, Governance and Sustainability Committee believe would accrue to the Company and its stockholders in the form of an enhanced ability to attract and retain quality officers, the Nominating, Governance and Sustainability Committee recommended to the Board the Officer Exculpation Proposal.
Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Limiting concern about personal risk would empower both directors and officers to best exercise their business judgment in furtherance of stockholder interests. Furthermore, the Company expects its peers to adopt exculpation clauses that limit the personal liability of officers in their governing documents and failing to adopt the Officer Exculpation Proposal could impact our recruitment and retention of exceptional officer candidates that conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of the Company.
The Board believes that adopting the Officer Exculpation Proposal would better position the Company to attract top officer candidates and retain our current officers and enable the officers to exercise their business judgment in furtherance of the interests of the stockholders without the potential for distraction posed by the risk of personal liability. This Officer Exculpation Proposal will also more generally align the protections available to our directors with those available to our officers. In view of the above considerations, our Board has unanimously determined to provide for the exculpation of officers as proposed.
Proposed Amendment and Restatement of the Current Certificate
The Board is asking our stockholders to approve the amendment and restatement of the Current Certificate to include the Officer Exculpation Proposal. The text of the fifth amended and restated certificate of incorporation is attached hereto as Annex A, with additions marked with bold, underlined text and deletions indicated by strike-out text.

Effectiveness of the Amendment and Restatement of the Current Certificate
If the Officer Exculpation Proposal is approved by our stockholders, the Officer Exculpation Proposal will become effective upon the filing of a fifth amended and restated certificate of incorporation of the Company with the Delaware Secretary of State, which filing is expected to occur as soon as reasonably practicable after the Annual Meeting. If neither the Officer Exculpation Proposal nor the A&R Charter Proposal is approved by our stockholders, the Current Certificate will not be amended and restated, and no exculpation will be provided for our officers.
Vote Required
The approval of the Officer Exculpation Proposal requires the affirmative vote of the holders of a majority in voting power of the outstanding shares of common stock entitled to vote thereon, voting together as a single class. Abstentions will have the effect of a vote against the Officer Exculpation Proposal. Brokers do not have the authority to exercise their discretion with respect to this Officer Exculpation Proposal if they do not receive instructions from the beneficial owner. Therefore, it is important that you vote your shares by proxy or in person at the Annual Meeting.
Recommendation of the Board
The Board unanimously recommends that stockholders vote FOR the Officer Exculpation Proposal.

PROPOSAL 4:
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S FOURTH
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO, AMONG OTHER THINGS,
CHANGE THE NAME OF THE COMPANY TO SELECT WATER SOLUTIONS, INC.
Assuming the Officer Exculpation Proposal and this A&R Charter Proposal are approved, the Company will amend and restate the Current Certificate (in the form attached to this Proxy Statement as Annex A), to, among other things, change the name of the Company to Select Water Solutions, Inc.
The Board has unanimously approved the change of the Company’s name to “Select Water Solutions, Inc.” subject to stockholder approval. Furthermore, the Board has unanimously approved certain changes to the Current Certificate to remove and/or update certain obsolete provisions that are no longer applicable, including the elimination of provisions relating to the Class A-2 Common Stock (as defined in the Current Certificate), which is no longer authorized, issued or outstanding, and to reflect the occurrence of the Trigger Date (as defined in the Current Certificate). The Board has unanimously determined that the approval and adoption of this fifth amended and restated certificate of amendment (the “Proposed Amended and Restated Certificate”) is advisable and in the best interests of the Company and its stockholders, and, in accordance with the DGCL, hereby seeks approval of the Proposed Amended and Restated Certificate by its stockholders.
The following table sets forth a summary of the principal proposed changes between the existing Current Certificate and the Proposed Amended and Restated Certificate relating to the A&R Charter Proposal. Although the following table sets forth a summary of such principal proposed changes, the Proposed Amended and Restated Certificate will contain amendments to reflect the Officer Exculpation Proposal, if approved by the stockholders. For more information regarding the Officer Exculpation Proposal, see “Proposal No. 3 — Approval of the Amendment and Restatement of the Company’s Fourth Amended and Restated Certificate of Incorporation to Reflect New Delaware Law Provisions Regarding Officer Exculpation.” This summary is qualified by reference to the complete text of the Proposed Amended and Restated Certificate, a copy of which is attached to this Proxy Statement as Annex A. All stockholders are encouraged to read the Proposed Amended and Restated Certificate in its entirety for a more complete description of its terms.
	Current Certificate	Proposed Amended and Restated Certificate
Name Change	The Current Certificate provides that the name of the Company is Select Energy Services, Inc. See Article I, Section 1.1 of the Current Certificate.	The Proposed Amended and Restated Certificate provides that the name of the Company is Select Water Solutions, Inc.
Obsolete Provisions
The Current Certificate contains certain provisions relating to the Trigger Date and the Class A-2 Common Stock
See Article VI, Section 6.1(A)-(B) of the Current Certificate.
See Article IV, Section 4.1, Section 4.3 and Section 4.4 of the Current Certificate.
The Proposed Amended and Restated Certificate eliminates such provisions relating to the Trigger Date and the Class A-2 Common Stock, which are obsolete and no longer applicable.
Reasons for the Amendment and Restatement of the Current Certificate
Name Change
The Current Certificate provides that the name of the Company is Select Energy Services, Inc. The Board has determined that it is in the best interest of the Company and its stockholders to amend the Company’s name to Select Water Solutions, Inc. to better align the Company’s name and brand with its vision to be the recognized leader and trusted partner in sustainable water management solutions. The Proposed Amended and Restated Certificate (in the form attached to this Proxy Statement as Annex A) amends the Current Certificate to reflect the name change.
Obsolete Provisions
The Current Certificate contains certain provisions relating to the Class A-2 Common Stock and the Trigger Date that are obsolete and no longer applicable. The Proposed Amended and Restated Certificate (in the form attached to this Proxy Statement as Annex A) removes and updates such provisions to eliminate the provisions relating to the Class A-2 Common Stock and to reflect the occurrence of the Trigger Date.
Officer Exculpation
For more information regarding the Officer Exculpation Proposal, see “Proposal No. 3 — Approval of the Amendment and Restatement of the Company’s Fourth Amended and Restated Certificate of Incorporation to Reflect New Delaware Law Provisions Regarding Officer Exculpation.”
Proposed Amendment and Restatement
The Board is asking our stockholders to approve the A&R Charter Proposal. The text of the Proposed Amended and Restated Certificate is attached hereto as Annex A.
Effectiveness of the Amendment and Restatement
If the A&R Charter Proposal is approved by our stockholders, the Proposed Amended and Restated Certificate will become effective upon the filing of a fifth amended and restated certificate of incorporation of the Company with the Delaware Secretary of State, which filing is expected to occur as soon as reasonably practicable after the Annual Meeting. If the A&R Charter Proposal is not approved by our stockholders, the Current Certificate will not be amended and restated.
Vote Required
The approval of the A&R Charter Proposal requires the affirmative vote of the holders of a majority in voting power of the outstanding shares of common stock entitled to vote thereon, voting together as a single class. Abstentions will have the effect of a vote against the A&R Charter Proposal. Brokers do not have the authority to exercise their discretion with respect to the A&R Charter Proposal if they do not receive instructions from the beneficial owner. Therefore, it is important that you vote your shares by proxy or in person at the Annual Meeting.
Recommendation of the Board
The Board unanimously recommends that stockholders vote FOR the A&R Charter Proposal.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The following report of the Audit Committee of the Company shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The Audit Committee of the Board is responsible for independent, objective oversight of the Company’s accounting functions and internal control over financial reporting. During 2022, the Audit Committee was composed of four directors, each of whom is independent as defined by the NYSE listing standards. The Audit Committee operates under a written charter approved by our Board, which is available in the Investors section under the “Corporate Governance” tab of the Company’s website at https://investors.selectenergy.com.
Management is responsible for the Company’s internal control over financial reporting. The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards in the United States of America and issuing a report thereon. The independent auditor is also responsible for performing an independent audit of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.
Grant Thornton LLP served as the Company’s independent auditor during 2022 and was appointed by the Audit Committee to serve in that capacity for 2023 (and we are seeking ratification by the Company’s stockholders at this Annual Meeting of such appointment). Grant Thornton LLP has served as the Company’s independent auditor since prior to its initial public offering in 2017.
In connection with these responsibilities, the Audit Committee met with management and the independent auditor to review and discuss the December 31, 2022 audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2022. The Audit Committee also discussed with the independent auditor the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.
The Audit Committee also received the written disclosures and the letter from the independent auditor required by the PCAOB regulating the independent auditor’s communications with the audit committee concerning independence and has discussed with the independent auditor that firm’s independence.
Based upon the Audit Committee’s review and discussions with management and the independent auditor referred to above, the Audit Committee recommended to our Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 22, 2023.
Audit Committee of the Board of Directors
Richard A. Burnett, Chairman
Gayle L. Burleson, Member
Troy W. Thacker, Member
Robin H. Fielder, Member

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis (“CD&A”) provides information regarding the compensation of our named executive officers (“NEOs”), including the objectives, principles, policies, and practices of our executive compensation program. Select’s executive compensation program is overseen by the Compensation Committee. This CD&A focuses on how the Compensation Committee sets executive compensation, the components of our executive compensation program, and the circumstances and factors that the Compensation Committee considered in making its decisions.
For purposes of this Proxy Statement, our 2022 executive compensation program is presented for the following executive officers who, for the year ended December 31, 2022, were our principal executive officer, principal financial officer, three other most highly compensated executive officers, and a former executive officer who would have been one of the three other most highly compensated executive officers but for his termination of employment prior to December 31, 2022:
Name	Principal Position
John D. Schmitz	Chairman, President, and Chief Executive Officer
Nick L. Swyka	Senior Vice President and Chief Financial Officer
Michael C. Skarke	Executive Vice President and Chief Operating Officer
Christopher K. George	Senior Vice President, Corporate Development, Investor Relations & Sustainability
Cody J. Ortowski	Executive Vice President, Business Strategy
Adam R. Law(1)	Former Senior Vice President, General Counsel, Corporate Secretary, and Chief Compliance Officer

(1)
Mr. Law’s employment and service relationship with the Company terminated on November 11, 2022.

Executive Summary
Our Compensation Committee set out to develop an executive compensation program structured to achieve a number of objectives, including: align executive interests with our long-term strategy and those of our stockholders; tie a significant portion of compensation directly to our operating and financial performance and execution of strategic objectives; enable us to attract and retain high performing executives through competitive pay practices; and align pay and performance in a way that is transparent and understood by all stockholders. This CD&A provides detail on how our Company achieves these objectives and best aligns our NEO interests with those of our stockholders.
2022 Compensation Components
Our executive compensation program consists of the following key components, which are described in greater detail below:
Primary Goals of our Executive Compensation Program
Principal Components of Executive Compensation Program		Attract/ Retain/ Motivate	Pay for Performance	Stockholder Alignment
Base Salary	• Salary is an essential factor in attracting and retaining qualified personnel	✓
Annual Cash Incentives
•
Awards are tied to achievement of specific annual financial, operational, safety, environmental, and individual performance goals, all of which contribute to the creation of stockholder value as provided through the Select Energy Services Inc. Short Term Incentive Program (“STI Plan”)

		✓	✓	✓
Long-Term Incentives
•
Promotes alignment with stockholders by tying the majority of executive compensation to creation of long-term stockholder value and encouraging executives to build meaningful equity ownership stakes through a combination of performance- and time-based equity awards

		✓	✓	✓

Compensation Governance Best Practices
Our Compensation Committee endeavors to ensure our executive compensation program is grounded in good governance practices that the committee believes are in the best interests of our stockholders. These practices include:
What We Do	What We Do Not Do
✓ Emphasize at-risk pay and pay for performance	× Automatic base salary increases
✓ Maintain stock ownership guidelines	× Significant perquisites
✓ Engage an independent compensation consultant	× Guaranteed annual bonuses
✓ Perform annual risk assessments of compensation programs	× Dividends on unearned performance-based equity awards
✓ A significant portion of long-term incentives are performance-based	× Hedging
✓ All long-term incentives are impacted by changes in stock price	× Tax gross-ups
× Single-trigger cash payments upon a change in control
What Guides Our Compensation Structure
Compensation Philosophy
We generally reference the median of our competitive market for base salaries and target incentive opportunities, and the Compensation Committee maintains a focus on pay-for-performance and compensation in the form of equity awards to leverage the Company’s ability to attract, retain, and motivate key talent. The structure of our executive compensation program, including base pay and “at-risk” compensation (short- and long-term incentives), as well as other benefits, is intended to achieve the following objectives:
•
Align executive interests with the interests of our stockholders and our long-term strategy while discouraging undue risk taking by emphasizing long-term equity-based incentives and requiring executives to retain a significant portion of these incentives earned over time in common stock;

•
Foster a pay-for-performance culture by tying a significant portion of compensation directly to Select’s operating and financial performance and execution of strategic objectives, including annual operating performance, return on assets, and free cash flow generated over a three-year period, and linking a portion of compensation to individual performance, including behaviors that exemplify Select’s values. A large percentage of target compensation is “at risk” (86% for the Chief Executive Officer (“CEO”) and 73% on average for the other NEOs, in each case, excluding the 2022 Special RSAs (as defined below under “— 2022 Executive Compensation Program — Long-Term Incentives — 2022 Special Grants”)) and performance-related (53% for the CEO and 48% on average for the other NEOs, in each case, excluding the 2022 Special RSAs), as shown in the below table:

If the 2022 Special RSAs are included in these calculations, then 92% of the CEO’s target compensation was “at risk” for 2022 and 83% of the other NEOs’ target compensation was “at risk” for 2022, and 31% of the CEO’s target compensation was performance-based for 2022 and 30% of the other NEOs’ target compensation was performance-based for 2022:
•
Attract and retain high performance executives through competitive pay practices (including equity), considering relevant market pay for oil and gas services and other factors; and

•
Align pay outcomes with performance in a way that is transparent and understood by all stakeholders through clear and complete disclosure of executive compensation policies and practices, including alignment of certain metrics to strategy.

The Compensation Committee regularly reviews and considers the effectiveness of the Company’s existing compensation programs and modifies such programs or develops new programs to better effectuate the Compensation Committee’s compensation objectives.
Compensation Setting Process
The Compensation Committee has ultimate responsibility for reviewing, evaluating, and approving the compensation of our NEOs. The Compensation Committee is comprised of four independent, non-employee directors on our Board, and it works closely with an independent compensation consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. A copy of the Compensation Committee’s charter may be found in the Investors section under the “Corporate Governance” tab of our website: https://investors.selectenergy.com.
Role of the Compensation Committee.   The Compensation Committee reviews and approves all compensation and awards to the NEOs. The primary role of the Compensation Committee is to review, evaluate and approve, and otherwise discharge the Board’s responsibilities relating to, the compensation of the Company’s executive officers and directors, including the oversight of risks related to compensation policies and programs, as well as the agreements, plans, policies, and programs of the Company to compensate the Company’s executive officers and directors. The Compensation Committee on its own reviews the performance and compensation of the CEO and approves his level of compensation. The Compensation Committee may choose to gather input from the other members of the Board and may engage in discussions with other persons and advisors as it deems appropriate. For the other NEOs, the Compensation Committee approves each element of compensation following its review of the recommendations made by the CEO. The Compensation Committee also annually reviews and approves a number of shares that may be granted in the form of equity-based awards under the 2016 Plan by the CEO to certain non-executive officer employees, generally based on recommendations from the Compensation Committee’s independent compensation consultant.
Role of the Chief Executive Officer.   Our CEO is tasked with reviewing compensation for all of our NEOs other than himself, and makes compensation recommendations to the Compensation Committee. The CEO does not participate in the Compensation Committee’s determination of his own compensation. The CEO’s recommendations are based on his evaluations of the performance of the NEOs based on several factors, including individual performance, business results, and general information related to compensation at other public companies. In consultation with the CEO, the Compensation Committee has final approval over the compensation to be paid to the executive officers. Either as a director of the Company or in his role with management, the CEO is regularly invited to attend meetings of our Compensation Committee. Additionally, certain members of management may also be invited to attend selected meetings of our Board or Compensation Committee. Following each such meeting, the CEO and, if applicable, any other invited member of management, is excused from non-management executive sessions of our Board or Compensation Committee, as applicable.
Role of the Independent Compensation Consultant.   In carrying out its responsibilities for establishing, implementing, and monitoring the effectiveness of our general and executive compensation philosophy, plans, and programs, our Compensation Committee relies on outside experts to assist in its deliberations. Since late 2018, the Compensation Committee has received independent compensation advice and data from Pearl Meyer & Partners, LLC (“Pearl Meyer”).
Pearl Meyer was directly engaged by the Compensation Committee to provide advice and information regarding:
•
Compensation philosophy and practices;

•
Peer group composition;

•
Compensation program design;

•
Short-term and long-term incentive plan administration; and

•
Competitive compensation analysis for executive officers and non-employee directors.

With respect to non-employee director compensation, Pearl Meyer reviewed the Company’s philosophy and practices regarding general Board compensation, committee compensation, committee chair compensation, and non-employee director equity award programs. In connection with these reviews, Pearl Meyer provided the Compensation Committee comparative market assessments of executive and non-employee director compensation levels, including information relative to compensation trends and prevailing practices. The Compensation Committee meets regularly in executive session with Pearl Meyer outside the presence of management.
The Compensation Committee regularly reviews the services provided by its outside consultants and, after considering all relevant factors, including the factors listed in Section 303A.05(c)(iv) of the New York Stock Exchange Listed Company Manual, believes that Pearl Meyer is independent in providing executive compensation consulting services. The Compensation Committee monitors the independence of its compensation consultant on a periodic basis. Based on these reviews and this monitoring, the Compensation Committee is not aware of any conflict of interest that has been raised by the work performed by Pearl Meyer.
Role of Market Data.   Our Compensation Committee relies in part, but not exclusively, on market data from Pearl Meyer in determining appropriate levels of pay for our NEOs. Market data provided by Pearl Meyer during 2022 included data from compensation surveys and from our peer group. The Compensation Committee reviews the composition of our peer group on an annual basis and, after consultation with Pearl Meyer, revises the group as it deems appropriate. The information from the compensation peer group is used to help define the competitive market for executive pay in similarly situated companies in our industry for each of our CEO, Chief Financial Officer, Chief Operating Officer, and General Counsel, and information from compensation surveys more generally helps define the competitive market for executive pay for our other NEOs. Pearl Meyer employed the following general approach when analyzing our 2021 peer group to determine if any updates should be made for 2022:
•
Focused the pool of potential peer companies based on the GICS sector (oilfield services), direct competitors identified by management, companies identified as peers by our competitors, companies listed in various institutional investor research reports, and companies listed in shareholder advisor reports

•
Looked for any potential removals due to acquisition, bankruptcy, etc.

•
Screened out potential additions based on a combination of the following:

•
Public companies:   Eliminated privately-held companies, subsidiaries, recently acquired firms, or financially distressed companies to provide assurance that more relevant executive compensation and financial results will be disclosed.

•
Company size:   Current and projected revenue, employees, market capitalization, and assets, excluding companies outside a reasonable revenue range compared to Select (approximately 1/3x to approximately 3x) as executive compensation levels are generally correlated with company financial size.

•
Financial / Operating / Business:   Considered factors such as type of business, structure, geographic footprint, corporate office location, and stock price correlation to provide more appropriate performance comparisons, make pay and performance analyses more meaningful, and ensure that peers are operating in similar areas or are located in areas where direct competition for executives is more pronounced.
No changes were made to our peer group in 2022. The following 16 peers remain as our peer group for 2022:
• Archrock, Inc.	• Newpark Resources Inc.	• RPC, Inc.
• Cactus, Inc.	• Nine Energy Services, Inc.	• Secure Energy Services Inc.
• CES Energy Solutions Corp.	• NOW, Inc.	• TETRA Technologies, Inc.
• Exterran Corp.	• Oil States International, Inc.	• U.S. Silica Holdings Inc.
• Forum Energy Technologies Inc.	• Precision Drilling Corporation
• Liberty Oilfield Services Inc.	• ProPetro Holding Corp.
Results and Consideration of Prior Say-on-Pay Vote.   We currently present an advisory vote to approve the compensation of our NEOs (a “say-on-pay” vote) to our stockholders every three years. The last say-on-pay vote was conducted at our 2021 Annual Meeting of Stockholders at which we received over 98% approval. After considering the results of the 2021 say-on-pay vote, our Compensation Committee determined not to make any material changes to our 2022 executive compensation program or practices that were specifically driven by such say-on-pay vote results.
2022 Executive Compensation Program
Base Salary
Each NEO’s base salary is a fixed component of compensation and does not vary depending on the level of performance achieved. Base salaries are determined for each NEO based on individual roles and responsibilities, internal equity, and positioning relative to similarly situated executives in our peer group. Our Compensation Committee reviews the base salaries for each NEO annually as well as at the time of any promotion or significant change in job responsibilities, and in connection with each review, our Compensation Committee considers individual and company performance over the course of the applicable year.
The base salary of each of our NEOs for 2022, as established by our Compensation Committee, is as follows:
Executive	2021 Base Salary(1)	January 1, 2022 Base Salary(1)	February 24, 2022 Base Salary(2)
John D. Schmitz	$600,000	$600,000	$600,000
Nick L. Swyka	$306,000	$360,000	$360,000
Michael C. Skarke	$263,500	$310,000	$360,000
Christopher K. George(3)	$240,000	$240,000	$340,000
Cody J. Ortowski	$365,000	$365,000	$365,000
Adam R. Law(4)	$272,000	$320,000	$340,000

(1)
As previously disclosed, each of our NEOs, other than Mr. Schmitz, who was not an employee at such time, and Mr. George, whose base salary is discussed in Note 3 to this table, agreed to certain voluntary reductions to their base salaries during 2020. Upon Mr. Schmitz’s appointment as our President and CEO in January 2021, he agreed to receive the reduced base salary originally approved for our former President and CEO in 2020. Such reduced base salaries remained in place for each of our NEOs (other than Mr. George) during 2021. The originally approved 2020 base salaries for our NEOs were reinstated January 1, 2022, with the exception of (i) the salaries for Messrs. Schmitz and Ortowski, which remain at the levels reflected for 2021 and (ii) the salary for Mr. George, which is discussed in Note 3 to this table.

(2)
After reviewing market pay practices and discussing with Pearl Meyer, our Compensation Committee increased the base salaries of Messrs. Skarke and Law to better align each such NEO’s base salary with that of similarly situated employees of our peers.

(3)
Mr. George was promoted to Senior Vice President, Corporate Development, Investor Relations & Sustainability in February 2022. In connection with such promotion, his base salary was increased from $240,000 to $340,000.

(4)
Mr. Law separated from the Company on November 11, 2022.

Annual Cash Incentives
Annual cash incentives for our NEOs are provided through our STI Plan and are structured to reward achievement relative to annual financial, operational, and individual performance objectives. Our Compensation Committee reviews and approves the annual cash incentive awards for each NEO based upon performance achievements established by the Compensation Committee at the beginning of the year. Our Compensation Committee established the following target 2022 annual cash incentive awards for our NEOs based on the level of responsibility and ability to impact our overall results, as well as consideration of market pay practices:
Executive	2022 Target Annual Incentive (% of Base Salary)(1)
John D. Schmitz(2)	143.75%
Nick L. Swyka	80%
Michael C. Skarke	80%
Christopher K. George	80%
Cody J. Ortowski(3)	94.25%
Adam R. Law	80%

(1)
2022 target annual cash incentive awards are based on 2022 base salaries for all NEOs as in effect on February 24, 2022.

(2)
As discussed above under “— Base Salary,” Mr. Schmitz’s base salary was not increased to $750,000, which was the base salary of our former President and CEO and is the base salary that the Company intends to pay Mr. Schmitz in the future (as described below under “— Other Compensation Elements — Schmitz Letter Agreement”). However, the Compensation Committee elected to increase his target annual incentive percentage to effectively grant him the annual incentive opportunity he would have had if the Company had increased his base salary to $750,000 and used the target annual incentive percentage for 2021 set forth in the Schmitz Letter Agreement (as defined below).

(3)
As discussed above under “— Base Salary,” Mr. Ortowski’s originally approved 2020 base salary was not reinstated during 2022. However, the Compensation Committee elected to increase his target annual incentive percentage to effectively reinstate his pre-reduction 2020 annual incentive opportunity.

If threshold performance is achieved under the STI Plan, then 40% of the target annual incentive awards will be earned by the NEOs, and if maximum performance is achieved under the STI Plan, then 200% of the target annual incentive awards will be earned by the NEOs.
For the 2022 annual cash incentive awards, the Compensation Committee selected the following metrics, which are based on fully consolidated Company results for each of our NEOs:
•
Consolidated earnings before interest, taxes, depreciation, and amortization (“EBITDA”), as adjusted for any items approved by the Compensation Committee, which represents 45% of each NEO’s potential award;

•
Free cash flow (“FCF”) per share, which is calculated as described below under “— Company-Wide Metrics” and further described under “— 2022 Executive Compensation Program — Long-Term Incentives” and represents 15% of each NEO’s potential award;

•
Safety metrics, measured by reference to total recordable incident rate (“TRIR”), with a lost-time injury rate (“LTIR”) modifier, which represents 5% of each NEO’s potential award;

•
Environmental and sustainability metrics, based on recycled water volumes, which represents 5% of each NEO’s potential award; and

•
Strategic individual achievements based on individual performance, which represent 30% of each NEO’s potential award.

The Compensation Committee annually evaluates the appropriate performance metrics, and relative weighting of those metrics, for our STI Plan based on financial goals, operational goals, and strategic plans for the Company. These metrics are chosen to align performance and safety throughout the Company and to emphasize stockholder value.
Performance targets for each measure are based upon the 2022 budget approved by our Board. After thorough evaluation, the Compensation Committee retained the general performance measures in place during 2021 for the 2022 annual cash incentive awards, but added an additional environmental and sustainability metric based upon recycled water volumes. In 2021, the Compensation Committee more heavily weighted the adjusted EBITDA performance goal by 10% such that 50% of the adjusted EBITDA goal must be reached to achieve 40% payout of the portion of the 2021 annual cash incentive award tied to adjusted EBITDA. In 2022, the Compensation Committee furthered its commitment to pay-for-performance by revising the STI Plan such that only 40% of the target 2022 annual cash incentive awards become payable upon reaching threshold performance for all applicable performance metrics. As shown in the below table, the portion of the annual cash incentive awards tied to the safety metrics may only be earned if the TRIR goal is achieved, and such portion of the annual cash incentive awards will be increased or decreased based upon whether the threshold, target, or maximum LTIR goal is achieved.
The following table sets forth threshold, target and maximum performance goals established by the Compensation Committee with respect to the company-wide adjusted EBITDA, FCF, safety and environmental metrics, as well as our actual achievement with respect to those performance metrics.
Company-Wide Metrics
	2022 Performance Goals
	Threshold (40% payout)	Target (100% payout)	Maximum (200% payout)(1)	2022 Actual Performance	Percent of Target Metric Earned		Weight		Percent of Target Bonus Earned
Adjusted EBITDA	$81.35mm	$162.7mm	$244.05mm	$194.8mm	139.5%	x	45%	=	62.775%
FCF	$27.6mm	$55.2mm	$82.8mm	$(7.3mm)	0%	x	15%	=	0%
TRIR	0.75 TRIR	0.75 TRIR	0.75 TRIR	0.62 TRIR
	0.42 LTIR	0.28 LTIR	0.14 LTIR	0.20 LTIR	111.4%	x	5%	=	5.57%
Recycled Water Volumes	15.625 mmbbls	31.25 mmbbls	46.875 mmbbls	61.2mmbbls	200%	x	5%	=	10%

(1)
The maximum payout for the safety metrics measured by reference to TRIR and LTIR was 120%.

In determining each NEO’s discretionary individual achievement (which accounts for up to 30% of each NEO’s potential award), the Compensation Committee considered each NEO’s individual contributions to our overall performance during 2022, including successes such as individual achievements, continual development, refining, and execution of the strategic vision for the Company and overall performance of managed departments. Also included in this determination were negative factors such as our share price and delayed or partial achievement of strategic plans.
In light of the above results with respect to the Company-wide portion of the annual cash incentive program for 2022 and the above discussion with respect to the Compensation Committee’s assessment of each NEO’s discretionary individual achievements, the Compensation Committee approved the following payments under the STI Plan:
		Percent of Target Earned
Name	Target Bonus	Company-Wide Metrics Achievement		Individual Achievement (Weighted)		Total Percent of Target Earned	Approved 2022 STI Plan Payout
John D. Schmitz	$862,500	78.345%	+	30%	=	108.345%	$934,476
Nick L. Swyka	$288,000	78.345%	+	18%	=	96.345%	$277,474
Michael C. Skarke	$288,000	78.345%	+	21.9%	=	100.245%	$288,706
Christopher K. George	$272,000	78.345%		20.1%		98.445%	$267,770
Cody J. Ortowski	$344,013	78.345%	+	15%	=	93.345%	$321,118
Adam R. Law(1)	$272,000	78.345%	+	0%	=	78.345%	$213,098

(1)
In accordance with Mr. Law’s Separation Agreement, his 2022 bonus was prorated for the portion of the year he was employed by the Company in 2022 based upon estimated Company performance at the time of his separation from employment on November 11, 2022, for a total payout of $190,400.

Long-Term Incentives
2022 Annual Grants
Our Compensation Committee reviews and approves the equity awards for each NEO. The annual equity-based awards under the Select Energy Services, Inc. 2016 Equity Incentive Plan (as amended, the “2016 Plan”) for 2022 were comprised of approximately 50% performance-based and 50% time-based awards for our NEOs (excluding the special restricted share awards described below under “— 2022 Special Grants”), with the goal of both retaining our high performing executives and aligning such individuals’ interests with those of our stockholders. The size of the grants to the NEOs were determined based on title and responsibility and, for each NEO, were based on a target award of 190% of such NEO’s 2022 base salary (other than Mr. Schmitz, whose target award was 463% of his 2022 base salary, and Mr. Ortowski, whose target award was 224% of his 2022 base salary). The target awards granted to Messrs. Schmitz and Ortowski were increased to better align their compensation with market pay practices given that their base salaries were not increased during 2022. If Mr. Schmitz’s base salary was increased to $750,000 and Mr. Ortowski’s pre-reduced 2020 base salary was reinstated, in each case, as described above under “— Base Salary,” then the target awards granted to Messrs. Schmitz and Ortowski would be 370% and 190% of base salary, respectively. During 2020 and 2021, equity-based awards were granted in March of each calendar year in order to allow the Compensation Committee time to review the Company’s audited financial performance for the prior fiscal year prior to determining the target value of each NEO’s equity awards. The Compensation Committee was able to review the audited financial statements at an earlier date during 2022, so equity-based awards were granted in late February 2022 rather than March.
For the annual time-based awards granted in 2022, the Compensation Committee approved grants in the form of restricted shares which generally vest ratably over the three years following the date of grant, subject to each NEO’s continued employment through the applicable vesting date. For the performance-based awards granted in 2022, the Compensation Committee approved grants in the form of performance share units (“PSUs”). Fifty percent of the PSUs will become earned based on our return on assets (“ROA”) over the three-year performance period beginning January 1, 2022 and ending December 31, 2024, as compared to a selected group of peer companies (“Relative ROA”), and 50% of the PSUs will become earned based on our FCF per share over the same period. This group of peer companies for the 2022 Relative ROA-based PSUs (the “Performance Peer Group”) includes:
• FTS International, Inc.	• Oil States International, Inc.	• RPC, Inc.
• Liberty Oilfield Services Inc.	• Patterson UTI Energy, Inc.	• TETRA Technologies Inc.
• Newpark Resources Inc.	• ProPetro Holding Corp.
• NexTier Oilfield Solutions Inc.	• Quintana Energy Services Inc.
• Nine Energy Service Inc.	• Ranger Energy Services, Inc.
The Compensation Committee selected these performance metrics for the PSUs because it believes Relative ROA and FCF per share provides the best tools for assessing capital priorities and would achieve the following:
•
Encourage thorough and disciplined capital allocation decisions.

•
Provide transparency to the next level of management so that award recipients can understand how to impact the metric.

•
Diversifies performance targets into tangible, communicable and critical value drivers tied to concrete financial measures aligned with stockholder value.

ROA is calculated based on the percentage obtained by dividing our adjusted net income by our net assets. Adjusted net income is calculated by multiplying 0.79 by our EBITDA, excluding interest expense and depreciation expense, and net assets is calculated based on our property and equipment, plus our average total current assets, less our current liabilities. Adjusted net income is calculated for our peer group by multiplying 0.79 by the applicable company’s publicly disclosed adjusted EBITDA or, if not listed, EBITDA metric, in each case, adjusted in a manner consistent with the adjustments determined by the Compensation Committee and included in the determination of the Company’s EBITDA and excluding interest expense and depreciation expense. Achievement under the Relative ROA at the end of the three-year performance period is determined based on the following scale:
Level of Achievement	Ranking among Peer Group	Earned PSUs (% of Target Subject to Relative ROA)
Below Threshold	Outside of Top 10	0%
Threshold	Top 10	50%
Target	Top 7	100%
Maximum	Top 3	175%

To determine our ranking among our peer group for purposes of calculating the Relative ROA, ROA will be calculated for the Company and each entity in the peer group as of the end of the performance period. The entities in the peer group and the Company will be arranged by their respective ROA (highest to lowest). Notwithstanding the foregoing, the award agreements documenting the 2022 PSUs provide that in the event our total shareholder return over the performance period is negative, no PSUs will be earned under the Relative ROA qualified portion of the PSUs granted, regardless of the Company’s ranking among the Performance Peer Group.
FCF is calculated based on our cash flow from operations, determined in accordance with generally accepted accounting principles (“GAAP”) or on a non-GAAP basis consistent with our practices (as determined by our Compensation Committee), minus net capital expenditures, including the impact of asset sales in the ordinary course of business. As used below, “FCF Performance Percentage” means the percentage obtained by dividing (i) the sum of the FCF per share by (ii) the sum of the annual target for each calendar year of the performance period.
Level of Achievement	FCF Performance Percentage	Earned PSUs (% of Target Subject to FCF)
Below Threshold	Less than 70%	0%
Threshold	70%	50%
Target	100%	100%
Maximum	130%	175%
The FCF per share value is obtained by dividing (i) FCF for such calendar year by (ii) the number of shares of Class A common stock outstanding. The number of shares of Class A common stock outstanding (a) does not reflect any issuances or repurchases of such during the applicable year of the performance period, unless the target for such year has been adjusted to account for any such issuances or repurchases and (b) will be increased to account for any non-ordinary course debt borrowed during the applicable year of the performance period by dividing the aggregate total of such debt by the volume weighted average price of the Company’s shares of Class A common stock for the 30 days preceding the date of incurrence of such debt.
2022 Special Grants
To further incentivize our NEOs in light of the strong performance and completion of multiple successful mergers and acquisitions during 2021, the Compensation Committee approved the issuance of an additional, special issuance of restricted shares to our NEOs under the 2016 Plan in 2022. Special grants in the form of restricted shares generally vest ratably on the first two anniversaries of the date of grant, subject to each NEO’s continued employment through each applicable vesting date (the “2022 Special RSAs”). The Company does not intend to make special equity awards on an annual basis, though it may make them from time to time in light of exceptional Company or individual performance.
Law Separation
On October 21, 2022, the Company entered into a Transition and Separation Agreement and General Release of Claims (the “Law Separation Agreement”) with Mr. Law, memorializing the terms of his separation from employment effective November 11, 2022. The Law Separation Agreement provided for the following payments and benefits following his separation date, subject to his providing such cooperation and assistance as the Company may reasonably request with respect to the transition of his duties and responsibilities, his execution of an additional confirming release agreement following his separation date, and his satisfaction with the terms of the Law Separation Agreement (including with respect to continued cooperation and compliance with certain restrictive covenants): (i) a severance payment equal to $170,000, which represents six months’ worth of Mr. Law’s then-current base salary, to be paid in substantially equal biweekly installments over six months; (ii) an additional payment equal to $190,400, which approximates the bonus for 2022 that could have been paid to Mr. Law pursuant to the STI Plan, to be paid at the time the 2022 STI Plan awards are paid to other executive officers of the Company; (iii) reimbursement of Mr. Law’s payment of premiums for COBRA benefits continuation coverage for a period of up to six months following his separation date; and (iv) accelerated vesting of 77,000 restricted shares, which were granted to Mr. Law on February 24, 2022. All other unvested equity awards were forfeited and surrendered to the Company immediately prior to his separation date. See “2022 Executive Compensation Tables — Potential Payments Upon Termination or Change in Control — Law Separation” for a further description of the Law Separation Agreement and the severance payments and benefits paid or payable to Mr. Law and the Current Report on Form 8-K filed with the SEC on October 21, 2022.

Other Compensation Elements
Employment Agreements
We maintain employment agreements with Messrs. Swyka and Skarke, and an employment agreement was in place with Mr. Law prior to his November 11, 2022 termination. Each employment agreement provides for an initial term of three years, with automatic renewals for successive one-year periods unless either party provides at least 60 days advance written notice of non-renewal. In addition, the employment agreements contain certain restrictive covenants, including provisions that prohibit, with certain limitations, the NEO from competing with the Company and its affiliates, soliciting any of the Company’s or its affiliates’ customers, or soliciting or hiring any of the Company’s or its affiliates’ employees or inducing them to terminate their employment with the Company and its affiliates. These restrictions will generally apply during the term of the NEO’s employment with the Company and for one year following the termination date. The employment agreements each provide for severance payments and benefits upon certain qualifying terminations of employment, as described below under “2022 Executive Compensation Tables — Potential Payments Upon Termination or Change in Control.”
Schmitz Letter Agreement
Effective March 1, 2021, Select Energy Services, LLC and Mr. Schmitz entered into a letter agreement (the “Schmitz Letter Agreement”) memorializing the terms of his compensation as well as certain severance payments and benefits, in each case, for the 2021 fiscal year. Pursuant to the Schmitz Letter Agreement, certain terms of Mr. Schmitz’s 2021 compensation were agreed upon, and the Company further agreed to increase Mr. Schmitz’s base salary to $750,000 (the base salary previously paid to our former President and CEO) in the future. The only provisions of the Schmitz Letter Agreement that remained in place for the 2022 calendar year are the agreement to increase Mr. Schmitz’s base salary in the future and the definition of “Good Reason,” which is incorporated into Mr. Schmitz’s equity award agreements and described below under “2022 Executive Compensation Tables — Potential Payments Upon Termination or Change in Control — Agreements with Mr. Schmitz.”
Benefit Plans
We offer participation in broad-based retirement, health and welfare plans to all our employees. We currently maintain a plan intended to provide benefits under section 401(k) of the Code (the “401(k) Plan”), where employees are allowed to contribute portions of their base compensation into a retirement account in order to encourage all employees, including any participating NEO, to save for the future. Historically, the 401(k) Plan provided a matching contribution in an amount of 4% of a participant’s eligible compensation. Effective January 2020, the Company suspended matching contributions such that no matching contributions were made during the 2020 and a majority of the 2021 fiscal year in light of the extremely difficult market conditions. However, effective June 24, 2021 the Company reinstated matching contributions in an amount of 2% of a participant’s eligible compensation, and on October 1, 2022, the Company increased such matching contributions to 4% of a participant’s eligible compensation.
Other Compensation-Related Guidelines and Policies
Stock Ownership and Retention Guidelines
In May 2018, the Board adopted Stock Ownership and Retention Guidelines for all executive officers and directors of the Company. These guidelines were subsequently updated in 2019 to increase the stock ownership requirements for non-employee directors from two times base annual retainer to three times base annual retainer. The guidelines are determined by using a multiple of the executive officer’s annual base salary or the non-employee director’s base annual retainer and converting it into a fixed number of shares. The guidelines are initially calculated using the executive officer’s annual base salary as of the later of the date the guidelines were initially adopted and the date the person became an executive officer subject to the guidelines. For the non-employee directors, the guidelines reference the base annual retainer in effect as of the later of the date the guidelines were initially adopted and the date the person became a non-employee director subject to the guidelines. The minimum levels of stock ownership are outlined below:
Title	Ownership Guideline
Chief Executive Officer	5x annual base salary
Chief Financial Officer	3x annual base salary
Executive Vice President	2x annual base salary
Senior Vice President	2x annual base salary
Non-Employee Director	3x base annual retainer

Stock ownership levels must be achieved by each executive officer or non-employee director within five years of the initial adoption of the guidelines or within five years of the individual’s first appointment as an executive officer or non-employee director, whichever is later. Following any change in title or change in base salary of any executive officer, the corresponding ownership guideline for such person shall be revised accordingly. The executive officer must achieve the new stock ownership level within five years of the effective date of such change in title or base salary.
Stock that counts toward satisfaction of the Guidelines includes:
•
Shares of common stock owned directly by the executive officer or non-employee director;

•
Shares of common stock owned indirectly by the executive officer or non-employee director (e.g., by a spouse or other immediate family member residing in the same household or a trust for the benefit of the executive officer or director or his or her family), whether held individually or jointly;

•
Time-vesting restricted shares granted under the Company’s long-term incentive plans, with the value determined based on the greater of the grant-date value of such shares or the market value of such shares as of the date of determination;

•
Shares purchased in the open market; and

•
In the case of non-employee directors, shares directly owned by entities, or their affiliates, which are the primary employers of such non-employee directors.

Anti-Hedging Policy
Because hedging transactions can present the appearance of a bet against the Company, hedging or monetization transactions, whether direct or indirect, involving any of the Company’s securities (such as common stock, options to buy or sell common stock, warrants, and convertible securities) are completely prohibited with respect to all directors, officers, other employees, and consultants of the Company and its subsidiaries. In particular, “short sales” (sales of securities that the seller either does not own at the time of the sale or will not be delivered within 20 days of the sale) are prohibited under the Company’s Insider Trading Policy.
Our Insider Trading Policy applies to all directors, officers, other employees and consultants of the Company and its subsidiaries, and generally prohibits all transactions involving Company-based derivative securities (in particular, options — including exchange-traded options, warrants, stock appreciation rights, convertible notes or similar rights whose value is derived from the value of an equity security, such as Company common stock), whether or not entered into for hedging or monetization purposes. Prohibited transactions in these derivative securities include, but are not limited to, trading in Company-based option contracts, transactions in straddles or collars, and writing puts or calls, and transactions in debt that may be convertible into Company common stock. This prohibition was established as the Board feels these derivative security transactions may create the appearance of impropriety in the event of any unusual activity in the underlying equity security. The Policy does not, however, restrict holding, exercising, or settling awards such as options, restricted stock, restricted stock units, or other derivative securities granted under a Company equity incentive plan or other substantially similar or related compensation-related transactions as otherwise expressly permitted by the Policy.
In addition, purchasing the Company’s common stock on margin (for example, borrowing money from a brokerage firm or other third party to fund the stock purchase) is strictly prohibited by the Insider Trading Policy, and pledging Company securities as collateral for a loan requires pre-approval from the Audit Committee. Further, persons subject to the Insider Trading Policy who purchase Company securities in the open market may not sell any Company securities of the same class during the six months following the purchase (or vice versa), and the Company recommends that such persons use standing and limit orders (except standing and limit orders under approved Rule 10b5-1 plans) only for a very brief period of time.
Risk Management
The Compensation Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company. Our management team regularly assesses the risks arising from our compensation policies and practices. The team reviews and discusses the design features, characteristics, performance metrics at the company and segment levels and approval mechanisms of total compensation for all employees, including salaries, incentive plans, and equity-based compensation awards, to determine whether any of these policies or programs could create risks that are reasonably likely to have a material adverse effect on the Company.
Our compensation philosophy and culture support the use of base salary, performance-based compensation, and benefits that are generally uniform in design and operation throughout our organization and with similarly-situated levels of employees.

These compensation policies and practices are centrally designed and administered, and are substantially identical between our business divisions. In addition, the following specific factors applicable to senior management, in particular, reduce the likelihood of excessive risk-taking:
•
Our overall compensation levels are competitive with the market.

•
Our compensation mix is balanced among (i) fixed components like salary and benefits, (ii) annual incentives that reward our overall financial performance, business unit financial performance, operational measures, and individual performance, and (iii) a portfolio approach for equity-based awards, primarily consisting of ratable vesting and cliff vesting, each over a three-year period.

•
An important portion of our executive compensation is tied to how our stock price performs over a period of multiple years, with equity-based awards generally vesting over a three-year period. This minimizes the benefit of a temporary spike in stock price.

•
The Compensation Committee has discretion to reduce performance-based awards when it determines that such adjustments would be appropriate based on our interests and the interests of our stockholders.

•
Executive officers are subject to certain holding requirements and our insider trading policy.

Although a significant portion of the compensation provided to NEOs is performance-based, we believe our compensation programs do not encourage excessive and unnecessary risk taking by executive officers (or other employees) because these programs are designed to encourage employees to remain focused on both our short- and long-term operational and financial goals. We set performance goals that we believe are reasonable in light of our past performance and market conditions. A portion of the performance-based, variable compensation we provide is comprised of long-term incentives in the form of restricted shares subject to time-based vesting conditions, which retains value even in a depressed market, so executives are less likely to take unreasonable risks. With respect to our performance-based equity incentives, assuming achievement of at least a minimum level of performance, payouts result in some compensation at levels below full target achievement, in lieu of an “all or nothing” approach.
Accounting and Tax Considerations of Executive Compensation Decisions
We account for equity awards in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), which requires us to estimate the expense of an award over the vesting period applicable to such award.
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally imposes a $1 million limit on the amount of compensation paid to “covered employees” (as defined in Section 162(m)) that a public corporation may deduct for federal income tax purposes in any year. Compensation paid to certain of our executives (and former executives) will be subject to the $1 million per year deduction limitation imposed by Section 162(m). While we will continue to monitor our compensation programs in light of the deduction limitation imposed by Section 162(m), our Compensation Committee considers it important to retain the flexibility to design compensation programs that are in the best long-term interests of the Company and our stockholders. As a result, we have not adopted a policy requiring that all compensation be fully deductible. The Compensation Committee has concluded that paying compensation at levels in excess of the limits under Section 162(m) is in the best interests of the Company and our stockholders in certain circumstances. We will not be able to deduct for federal income tax purposes a portion of the compensation paid to our NEOs in 2022.
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
The following report of the Compensation Committee of the Company shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference to our Annual Report on Form 10-K.
Compensation Committee of the Board of Directors
Robert V. Delaney, Chairman
Gayle L. Burleson, Member
Luis Fernandez-Moreno, Member
Douglas J. Wall, Member

2022 EXECUTIVE COMPENSATION TABLES
2022 Summary Compensation Table
The following table summarizes, with respect to our NEOs, information relating to compensation for services rendered in all capacities during the fiscal years ended December 31, 2022, December 31, 2021 and December 31, 2020.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
John D. Schmitz Chairman, President, and Chief Executive Officer	2022	600,000	258,750	6,074,602	675,726	6,100	7,615,178
	2021	576,923	270,929	6,521,966	393,714	3,231	7,766,762
	2020	14,639	—	89,210	—	—	103,849
Nick L. Swyka Chief Financial Officer and Senior Vice President	2022	359,901	51,840	1,508,371	225,634	6,100	2,151,846
	2021	306,000	57,600	875,312	164,333	3,060	1,406,304
	2020	319,035	43,200	726,743	166,464	—	1,255,442
Michael C. Skarke Chief Operating Officer and Executive Vice President	2022	350,684	63,072	1,508,371	225,634	16,900	2,164,661
	2021	263,500	49,600	763,409	141,509	2,635	1,220,653
	2020	276,856	37,200	588,246	143,344	—	1,045,646
Christopher K. George Senior Vice President, Corporate Development, Investor Relations, Sustainability & Treasurer(5)	2022	321,934	54,672	1,547,290	213,098	5,209	2,142,203
Cody J. Ortowski Executive Vice President, Business Strategy	2022	365,000	51,602	1,122,983	269,517	6,100	1,815,202
	2021	365,000	68,800	963,249	196,286	1,091	1,594,427
	2020	386,577	51,600	868,055	198,832	—	1,505,064
Adam R. Law Former Senior Vice President and General Counsel, and Chief Compliance Officer(6)	2022	303,527	—	2,159,864	—	68,807	2,532,198
	2021	272,000	48,000	758,800	136,944	—	1,242,744
	2020	287,015	36,000	645,986	138,720	—	1,107,721

(1)
The amounts reported in this column represent the discretionary component of our 2022 STI Plan.

(2)
The amounts reported in this column for 2022 represent the aggregate grant date fair value of restricted shares and PSUs granted during fiscal year 2022, calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. For, Mr. Law, the amount also reflects the incremental fair value of the modified restricted shares, as described below under “Potential Payments Upon Termination or Change in Control — Law Separation.” The amount reported with respect to PSUs is based on the probable outcome of the applicable performance conditions. Assuming maximum performance of the PSU performance conditions, the grant date fair value of such awards would be as follows: $2,554,082 for Mr. Schmitz; $629,523 for Mr. Swyka; $594,552 for Mr. Law; $629,523 for Mr. Skarke; $594,552 for Mr. George and $752,515 for Mr. Ortowski. In connection with Mr. Law’s separation from employment, Mr. Law forfeited all PSUs, as described below under “Potential Payments Upon Termination or Change in Control — Law Separation.” For additional information regarding the assumptions underlying this calculation please see Note 12 to our consolidated financial statements for the year ended December 31, 2022, which is included in our Annual Report on Form 10-K for the year ended December 31, 2022. See the section of our CD&A above entitled “2022 Executive Compensation Program — Long-Term Incentives” and the “Grants of Plan Based Awards” table below for additional information regarding these awards.

(3)
The portion of the 2022 annual cash incentive awards related to achievement of company-wide performance metrics is reflected in this column, with the portion of the 2022 annual cash incentive awards related to individual and discretionary measures reflected in the “Bonus” column.

(4)
Amounts reported in this column for 2022 represent Company contributions to the NEOs’ 401(k) Plan accounts. For Mr. Skarke, this column also reflects $10,800 in an automobile allowance. For Mr. Law, this column also reflects payment of $19,615 for accrued but unused vacation, $1,761 in COBRA reimbursements and $42,500 in cash severance, in each case, paid in 2022 pursuant to the Law Separation Agreement. For a full description of the amounts Mr. Law is eligible to receive pursuant to the Law Separation Agreement, see below under “Potential Payments Upon Termination or Change in Control — Law Separation.”
(5)
Mr. George became an NEO in 2022 and therefore only his compensation for fiscal year 2022 is included.

(6)
Effective November 11, 2022, Mr. Law ceased service as Senior Vice President, General Counsel, and Chief Compliance Officer, and his employment with the Company ended.

2022 Grants of Plan-Based Awards
The table below includes information about awards granted to our NEOs during 2022 under the 2016 Plan and the STI Plan.
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John D. Schmitz		431,250	862,500	1,725,000
PSU FCF	2/24/2022				44,990	89,980	157,465		729,738
PSU ROA	2/24/2022				44,990	89,980	157,465		729,738
RSA	2/24/2022							179,961	1,459,484
2022 Special RSA	2/24/2022							389,105	3,155,642
Total									6,074,602
Nick L. Swyka		144,000	288,000	576,000
PSU FCF	2/24/2022				11,089	22,178	38,812		179,864
PSU ROA	2/24/2022				11,089	22,178	38,812		179,864
RSA	2/24/2022							44,357	359,735
2022 Special RSA	2/24/2022							97,276	788,908
Total									1,508,371
Michael C. Skarke		144,000	288,000	576,000
PSU FCF	2/24/2022				11,089	22,178	38,812		179,864
PSU ROA	2/24/2022				11,089	22,178	38,812		179,864
RSA	2/24/2022							44,357	359,735
2022 Special RSA	2/24/2022							97,276	788,908
Total									1,508,371
Christopher K. George		136,000	272,000	544,000
PSU FCF	2/24/2022				10,473	20,946	36,656		169,872
PSU ROA	2/24/2022				10,473	20,946	36,656		169,872
RSA	2/24/2022							41,893	339,752
2022 Special RSA	2/24/2022							107,003	867,794
Total									1,547,290
Cody J. Ortowski		172,007	344,013	688,026
PSU FCF	2/24/2022				13,256	26,511	46,394		215,004
PSU ROA	2/24/2022				13,256	26,511	46,394		215,004
RSA	2/24/2022							53,022	430,008
2022 Special RSA	2/24/2022							32,425	262,967
Total									1,122,983

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Adam R. Law		136,000	272,000	544,000
PSU FCF	2/24/2022				10,473	20,946	36,656		169,872
PSU ROA	2/24/2022				10,473	20,946	36,656		169,872
RSA	2/24/2022							41,893	339,752
2022 Special RSA	2/24/2022							97,276	788,908
Modification	11/11/2022								691,460
Total									2,159,864

(1)
The amounts in these columns represent the potential threshold, target and maximum payouts with respect to the company-wide metrics under the 2022 annual cash incentive program under the STI Plan. The amounts reflected herein do not include amounts that may be earned with respect to the individual and discretionary component of the 2022 annual cash incentive program.

(2)
The amounts in these columns represent the number of PSUs granted in 2022 that would become earned upon achievement of threshold, target and maximum levels of performance. The actual number of Relative ROA and FCF PSUs that will become earned and vest will not be determinable until after the close of the three-year performance period on December 31, 2024 dependent upon our Relative ROA and FCF performance, as applicable, over that period. Mr. Law forfeited all PSUs in connection with his separation from employment, effective November 11, 2022.

(3)
The amounts shown in this column represent the number of restricted shares granted to the NEOs. The restricted shares vest in one-third increments on each of February 24, 2023, February 24, 2024, and February 24, 2025. The 2022 Special RSAs vest in one-half increments on each of February 24, 2023, and February 24, 2024.

(4)
The amounts shown in this column represent the aggregate grant date fair value of restricted shares and PSUs granted during fiscal year 2022, calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. For Mr. Law, the amounts also represent the incremental fair value of the modification to his restricted shares, which were modified in connection with his separation from employment as described below under “Potential Payments Upon Termination or Change in Control — Law Separation.” For additional information regarding the assumptions underlying this calculation please see Note 12 to our consolidated financial statements for the year ended December 31, 2022, which is included in our Annual Report on Form 10-K for the year ended December 31, 2022. See the section of our CD&A above entitled “2022 Executive Compensation Program — Long-Term Incentives.”

Outstanding Equity Awards at 2022 Fiscal Year End
The following table reflects information regarding outstanding equity-based awards held by our NEOs as of December 31, 2022.
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have not Vested (#)(3)(5)
John D. Schmitz	216,853	—	$30.75	1/19/2028
	195,749	—	$25.63	1/19/2028
	172,244	—	$20.50	1/19/2028
					1,313,596	12,137,627
							545,540	5,040,785
Nick L. Swyka	—	—	—	—
					197,724	1,826,970
							134,465	1,242,452
Michael C. Skarke	9,549	—	$20.00	1/23/2024
					189,933	1,754,981
							124,259	1,148,153
Christopher K. George	2,134	—	$20.00	1/23/2027
					168,577	1,557,651
							83,383	770,459
Cody J. Ortowski	—	—	—	—
					152,446	1,408,601
							160,669	1,484,582
Adam R. Law	—	—	—	—	—	—	—	—

(1)
These nonqualified stock options were granted to certain of our NEOs under the 2016 Plan. The Company has not granted nonqualified stock options as part of its annual equity awards in recent years.

(2)
The awards reported in this column include restricted shares granted to our NEOs under the 2016 Plan, which vest as set forth in the following table, generally subject to the NEO’s continued employment with us through the applicable vesting date:

Name	Number of Shares That Vest	Remaining Vesting Schedule
John D. Schmitz	144,530	One half on each of March 5, 2023 and March 5, 2024.
	389,105	One half on each of February 24, 2023 and February 24, 2024.
	179,961	One third on each of February 24, 2023, February 24, 2024, and February 24, 2025.
	600,000	January 1, 2024.
Nick L. Swyka	20,467	March 5, 2023.
	97,276	One half on each of February 24, 2023 and February 24, 2024.
	35,624	One half on each of March 5, 2023 and March 5, 2024.
	44,357	One third on each of February 24, 2023, February 24, 2024, and February 24, 2025.
Michael C. Skarke	17,624	March 5, 2023.
	97,276	One half on each of February 24, 2023 and February 24, 2024.
	30,676	One half on each of March 5, 2023 and March 5, 2024.
	44,357	One third on each of February 24, 2023, February 24, 2024, and February 24, 2025.
Christopher K. George	7,181	March 5, 2023.
	107,003	One half on each of February 24, 2023 and February 24, 2024.
	12,500	One half on each of March 5, 2023 and March 5, 2024.
	41,893	One third on each of February 24, 2023, February 24, 2024, and February 24, 2025.
Cody J. Ortowski	24,447	March 5, 2023.
	32,425	One half on each of February 24, 2023 and February 24, 2024.
	42,552	One half on each of March 5, 2023 and March 5, 2024.
	53,022	One third on each of February 24, 2023, February 24, 2024, and February 24, 2025.
Adam R. Law	—	—

(3)
The amounts in these columns were calculated by multiplying the number of awards reported by $9.24, the closing price of our Class A common stock as reported on the New York Stock Exchange on December 30, 2022, the last trading day of 2022.

(4)
The awards reported in this column represent PSUs granted to our NEOs during fiscal years 2021 and 2022 (as provided in the table below). In accordance with SEC rules, the number of outstanding PSUs reported reflects (i) the maximum number of the Relative ROA-based PSUs granted in 2021 because performance as of December 31, 2022 for such PSUs was at target, (ii) the target number of FCF-based PSUs granted in 2021 because performance as of December 31, 2022 for such PSUs was at threshold, (iii) the maximum number of Relative ROA-based PSUs granted in 2022 because performance as of December 31, 2021 for such PSUs was at target, and (iv) the target number of FCF-based PSUs granted in 2022 because performance as of December 31, 2022 was at threshold. The number of PSUs reported herein is not necessarily indicative of the actual payout that will be earned, if any, at the end of the applicable performance periods.

Name	Number of PSUs	Performance Period
John D. Schmitz	298,095	January 1, 2021 – December 31, 2023
	247,445	January 1, 2022 – December 31, 2024
Nick L. Swyka	73,475	January 1, 2021 – December 31, 2023
	60,990	January 1, 2022 – December 31, 2024
Michael C. Skarke	63,269	January 1, 2021 – December 31, 2023
	60,990	January 1, 2022 – December 31, 2024
Christopher K. George	25,781	January 1, 2021 – December 31, 2023
	57,602	January 1, 2022 – December 31, 2024
Cody J. Ortowski	87,764	January 1, 2021 – December 31, 2023
	72,905	January 1, 2022 – December 31, 2024
Adam R. Law	—	—
2022 Option Exercises and Stock Vested
The table below reflects restricted shares granted under the 2016 Plan which vested during the fiscal year ended December 31, 2022. None of our NEOs exercised outstanding stock options during the fiscal year ended December 31, 2022.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
John D. Schmitz	72,266	694,476
Nick L. Swyka	67,141	588,575
Michael C. Skarke	142,199	1,082,021
Christopher K. George	26,769	236,749
Cody J. Ortowski	73,613	645,753
Adam R. Law	138,045	1,225,023

(1)
The value realized on vesting was calculated as the number of restricted shares that vested (including shares withheld for tax withholding purposes) multiplied by the closing price of our Class A common stock on the applicable vesting date (or the last trading date immediately preceding the vesting date if such vesting date was not a trading date). The threshold performance metrics applicable to the PSUs granted to the NEOs in 2020 were not met as of December 31, 2022, so no such PSUs became earned as of such date or are reported in this table.

Pension Benefits
The Company has not maintained, and does not currently maintain, a defined benefit pension plan.
Nonqualified Deferred Compensation
The Company has not maintained, and does not currently maintain, a nonqualified deferred compensation plan.
Potential Payments Upon Termination or Change in Control
Agreements with Mr. Schmitz
Schmitz 2021 Annual Restricted Share Award
Pursuant to the applicable award agreements by and between the Company and Mr. Schmitz under the 2016 Plan, in the event that Mr. Schmitz’s employment is terminated by the Company without “Cause” or by Mr. Schmitz for “Good Reason,” or due to Mr. Schmitz’s death or “Disability,” and provided that Mr. Schmitz timely signs (and does not revoke) a release in favor of the

Company and its affiliates, the portion of his 2021 restricted shares that corresponds with the other NEOs’ annual 2021 restricted share awards that is unvested would immediately accelerate and vest. For the avoidance of doubt, Mr. Schmitz’s PSUs are subject to the terms described below under “Equity Incentive Plan Awards — Performance Share Units,” and the restricted shares granted to Mr. Schmitz during 2022 are subject to the terms described below under “Equity Incentive Plan Awards — Restricted Shares.”
As used in the applicable award agreement:
•
“Cause” generally has the same meaning set forth below under “— Equity Incentive Plan Awards.”

•
“Good Reason” generally means without the Mr. Schmitz’s consent, (i) a material diminution in Base Salary (as defined in the Schmitz Letter Agreement), other than a 25% or less reduction that applies similarly to all of the Company’s executive officers or (ii) Participant ceases to be employed as Chief Executive Officer, subject to notice and cure provisions; provided that (a) Participant has given the Company written notice of the condition that is alleged to constitute Good Reason within 45 days following the initial existence of such event, (b) the condition remains uncorrected for 30 days following receipt of such notice by the Company, and (c) Participant’s termination of employment must occur within 135 days after the initial existence of the condition specified in the notice.

•
“Disability” generally has the same meaning set forth below under “— Equity Incentive Plan Awards.”

2021 Schmitz Special RSA
In connection with Mr. Schmitz’s appointment as our President and CEO, the Company granted him a one-time special award of restricted shares under the 2016 Plan (the “2021 Schmitz Special RSA”). In the event that Mr. Schmitz’ employment is terminated by the Company without “Cause” or by Mr. Schmitz for “Good Reason,” Mr. Schmitz will be entitled to vest in a pro rata portion (based on the number of days in which Mr. Schmitz was employed during the vesting period) of the unvested 2021 Schmitz Special RSA immediately upon such termination of employment; provided, however, in the event the average daily trading price of the Company’s Class A common stock exceeds $12.50 for 90 consecutive trading days (the “Stock Price Condition”) (i) during Mr. Schmitz’s period of employment with the Company, and Mr. Schmitz’s employment is terminated by the Company without Cause or by Mr. Schmitz for Good Reason, Mr. Schmitz will be entitled to vest in 100% of the 2021 Schmitz Special RSA upon such termination without pro ration, or (ii) on or before June 30, 2022, regardless of whether Mr. Schmitz is continuously employed with the Company through June 30, 2022, provided Mr. Schmitz’s employment was terminated by the Company without Cause or by Mr. Schmitz for Good Reason, Mr. Schmitz will be entitled to vest in any remaining unvested portion of the 2021 Schmitz Special RSA (that was not previously vested upon Executive’s termination of employment, if applicable) without pro ration upon the later to occur of (a) Mr. Schmitz’ termination by the Company without Cause or by Mr. Schmitz for Good Reason, or (b) the date the Company certifies the Stock Price Condition is met.
As used in Mr. Schmitz’s 2021 Schmitz Special RSA award agreement, “Cause” and “Good Reason” generally have the same meanings as in his 2021 annual restricted share award agreement and described above.
Employment Agreements with Messrs. Swyka and Skarke
Mr. Swyka
The employment agreement with Mr. Swyka provides that if Mr. Swyka’s employment is terminated prior to the expiration of the term by him for “Good Reason,” by the Company without “Cause” (and not as a result of the NEO’s disability), or as a result of Mr. Swyka’s death, then, subject to his execution and non-revocation of a release within 21 days following receipt of such release from the Company, Mr. Swyka will be entitled to receive the following benefits:
•
Severance payment in an amount equal to the sum of (i) 12 months (or 18 months if the termination of employment occurs on or within 15 months after the occurrence of a “Change in Control”) of his annualized base salary at the time of his termination of employment and (ii) one times (or 1.5 times if the termination of employment occurs on or within 15 months after the occurrence of a Change in Control) the target bonus under the STI Plan for the year in which his termination of employment occurs, payable in installments over 12 months (or 18 months if such termination of employment is on or within 15 months after the occurrence of a Change in Control);

•
Lump sum payment of an amount equal to a prorated portion of his bonus under the STI Plan for the calendar year in which his termination of employment occurs, if any, as determined in accordance with the performance criteria established under the STI Plan, payable at the same time such bonuses are paid to active executive officers; and

•
If he elects continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), monthly reimbursement for up to 15 months in an amount equal to the difference between the group health plan continuation coverage premiums and the amount that active, similarly situated employees of the Company pay for similar coverage.

If Mr. Swyka’s employment is terminated for any reason other than those described above, he will continue to receive the compensation and benefits to be provided by the Company until the date of his termination of employment, and the compensation and benefits will terminate contemporaneously with the termination of his employment. The employment agreement provides that, in the event any payments to Mr. Swyka constitute excess parachute payments within the meaning of Section 280G of the Code, payments under the employment agreement will be reduced or paid, whichever produces the better net after-tax position for Mr. Swyka.
As used in Mr. Swyka’s employment agreement:
•
“Cause” generally means Mr. Swyka’s (i) material breach of the employment agreement or any other written agreement with the Company, (ii) breach of any law applicable to the workplace or employment relationship or breach of any policy or code of conduct, (iii) gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement, (iv) commission of, or conviction or indictment of him for, or plea of nolo contendre by him to, any felony or crime involving moral turpitude, or (v) failure to perform his obligations or follow any lawful directive from the Company, subject to a notice and cure provision.

•
“Change in Control” generally has the same meaning set forth below under “— Equity Incentive Plan Awards.”

•
“Good Reason” generally means (i) a material diminution in Mr. Swyka’s base salary, (ii) a material diminution in Mr. Swyka’s title or authority, duties and responsibilities, (iii) a geographic relocation of Mr. Swyka’s principal place of employment by more than 50 miles, or (iv) a material reduction in Mr. Swyka’s target bonus under the STI Plan, subject, in each case, to notice and cure provisions.

Mr. Skarke
The employment agreement with Mr. Skarke was amended and restated on March 1, 2021, and provides that if Mr. Skarke’s employment is terminated prior to the expiration of the term by him for “Good Reason,” by the Company without “Cause” (and not as a result of the NEO’s disability), or as a result of Mr. Skarke’s death, then, subject to his execution and non-revocation of a release within 21 days following receipt of such release from the Company, Mr. Skarke will be entitled to receive the following benefits:
•
Severance payment in an amount equal to the sum of (i) 12 months (or 18 months if the termination of employment occurs on or within 15 months after the occurrence of a “Change in Control”) of his annualized base salary at the time of his termination of employment and (ii) one times (or 1.5 times if the termination occurs on or within 15 months after the occurrence of a Change in Control) the target bonus under the STI Plan for the year in which the termination occurs, payable in installments over 12 months (or 18 months if such termination is on or within 15 months after the occurrence of a Change in Control);

•
Lump sum payment of an amount equal to a prorated portion of his bonus under the STI Plan for the calendar year in which the termination occurs, if any, as determined in accordance with the performance criteria established under the STI Plan, payable at the same time such bonuses are paid to active executive officers; and

•
If he elects COBRA continuation coverage, monthly reimbursement for up to 15 months in an amount equal to the difference between the group health plan continuation coverage premiums and the amount that active similarly situated employees of the Company pay for similar coverage.

If Mr. Skarke’s employment is terminated for any reason other than those described above, he will continue to receive the compensation and benefits to be provided by the Company until the date of his termination of employment, and the compensation and benefits will terminate contemporaneously with the termination of his employment. The employment agreement provides that, in the event any payments to Mr. Skarke constitute excess parachute payments within the meaning of Section 280G of the Code, payments under the employment agreement will be reduced or paid, whichever produces the better net after-tax position for Mr. Skarke.
As used in Mr. Skarke’s employment agreement, “Cause,” “Change in Control” and “Good Reason” generally have the same meanings as in Mr. Swyka’s employment agreement and described above.

Equity Incentive Plan Awards
Stock Options for Messrs. Schmitz, Skarke, George, and Ortowski
The outstanding stock options held by each of Messrs. Skarke, George, and Ortowski, if any, will become fully vested and exercisable if the NEO’s employment is terminated as a result of such NEO’s death or “Disability” and will remain outstanding and exercisable until the earliest to occur of (i) the expiration of the option and (ii) the first anniversary of the date of the termination of employment. Upon any other termination of employment, other than for “Cause,” the outstanding stock options held by each of Messrs. Skarke, George, and Ortowski, to the extent vested, will remain outstanding and exercisable for 30 days following the date of such termination of employment, and to the extent unvested, will be automatically forfeited upon such termination of employment.
The outstanding stock options held by Mr. Schmitz, if any, will become fully vested and exercisable if Mr. Schmitz is terminated as a result of his death or “Disability,” by the Company without “Cause,” or by Mr. Schmitz for “Good Reason,” and will remain outstanding and exercisable until the expiration of the option. Upon any other termination of employment, the outstanding stock options held by Mr. Schmitz, to the extent vested, will remain outstanding and exercisable until the first anniversary of the date of the termination of employment, and to the extent unvested, will be automatically forfeited upon such termination of employment.
Performance Share Units
Upon a termination of an NEO’s employment as a result of (i) a termination by the Company without Cause, (ii) a resignation for Good Reason, or (iii) such NEO’s death or Disability, the service requirement with respect to the PSUs shall be deemed to be satisfied, and such PSUs shall remain outstanding and subject to actual performance through the end of the applicable performance period. Upon an NEO’s “Retirement,” the service requirement with respect to a prorated portion of the NEO’s target PSUs shall be deemed to be satisfied, and such prorated portion shall remain outstanding and subject to actual performance through the end of the applicable performance period.
Upon a “Change in Control,” a prorated portion of the target PSUs held by the NEOs will become earned to the extent the performance goal has been achieved as of the Change in Control date assuming the performance period ended on the date of such Change in Control. The remaining prorated portion of the target PSUs shall remain outstanding following such Change in Control; provided that, if the Company does not continue following such Change in Control, the surviving, continuing, or purchasing entity shall provide for a replacement or substitute award on substantially similar terms to the PSUs.
Restricted Shares
The terms summarized in this “— Restricted Shares” section apply to all outstanding awards of restricted shares, including the 2022 Special RSAs, held by our NEOs other than as set forth above under “— Agreements with Mr. Schmitz.” The unvested restricted shares held by our NEOs will become fully vested if the NEO’s employment is terminated as a result of such NEO’s death or Disability. Upon an NEO’s Retirement, a prorated portion of the unvested restricted shares will become vested. Additionally, if the NEO is terminated by the Company without Cause or resigns for Good Reason within the two-year period following a Change in Control, the unvested restricted shares will become fully vested. In addition to these accelerated vesting provisions, restricted shares granted to the NEOs in 2022, including the 2022 Special RSAs, will immediately become vested upon termination of an NEO’s employment with the Company without Cause so long as such termination of employment or other service relationship occurs on or after the first anniversary of the date of grant.
As used in the foregoing equity incentive plan awards:
•
“Cause” has the meaning that applies for purposes of the NEO’s employment agreement, or if no agreement exists, generally means that the NEO has (i) engaged in gross negligence or willful misconduct in the performance of the NEO’s duties, (ii) materially breached any material provision of a written agreement between the NEO and the Company or corporate policy or code of conduct, (iii) willfully engaged in conduct that is materially injurious to the Company or its affiliates, or (iv) been convicted of, pleaded no contest to or received adjudicated probation or deferred adjudication in connection with, a felony involving fraud, dishonesty or moral turpitude.

•
“Change in Control” generally means the occurrence of any of the following: (i) acquisition by any person of securities possessing more than 50% of the total voting power of the Company, (ii) a majority of the members of the Board are replaced by directors whose appointment or election is not endorsed by at least a majority of the members of the Board prior to the date of such appointment or election, (iii) consolidation, merger or other transaction involving the Company if, after such transaction, the stockholders immediately prior to such transaction do not possess ownership of securities representing at least 50% of the voting power of the Company or surviving or continuing corporation, (iv) sale of all or substantially all of the assets of the Company, or (v) a liquidation, dissolution or winding up of the Company. For purposes of the PSUs, a Change in Control must also constitute a “change in control event” for purposes of Section 409A of the Code.
•
“Disability” has the meaning that applies for purposes of the NEO’s employment agreement, or if no agreement exists generally means the NEO’s inability to perform his duties, with reasonable accommodation, due to mental or physical impairment that continues (or can reasonably be expected to continue) for (i) 90 consecutive days or (ii) 180 days out of any 365-day period.

•
“Good Reason” has the meaning that applies for purposes of the NEO’s employment agreement (or, for Mr. Schmitz, his 2021 restricted share agreement, as described above), or if no agreement exists generally means (i) a material diminution in the NEO’s base salary or (ii) a geographic relocation of the NEO’s principal place of employment by more than 50 miles, subject, in each case, to notice and cure provisions.

•
“Retirement” generally means the NEO’s voluntary resignation on or after attaining age 55 and completing ten or more full years of service with the Company or its affiliates.

The foregoing description is not intended to be a comprehensive summary of the individual NEO agreements or equity incentive plan awards and is qualified in its entirety by reference to such agreements, which are on file with the SEC. The following table sets forth the payments and benefits that would be received by each NEO in the event of a termination of employment or a change in control of the Company had occurred on December 31, 2022. The description of the severance payments and benefits actually provided to Mr. Law is set forth below under “— Law Separation.”

Name	Death or Disability ($)(1)	Retirement ($)	Termination without Cause; Resignation for Good Reason ($)	Qualifying Termination within the CIC Protection Period ($)(2)	Change in Control ($)(3)
John D. Schmitz
Restricted Shares and Stock Options(7)	9,970,653	—	9,970,653	9,970,653	—
PSUs(8)	2,749,519	—	2,749,519	2,749,519	944,870
TOTAL	12,720,172	0	12,720,172	12,720,172	944,870
Nick L. Swyka
Cash Severance(4)	648,000	—	648,000	972,000	—
Prorated 2022 Bonus(5)	277,474	—	277,474	277,474	—
COBRA Reimbursements(6)	27,225	—	27,225	27,225	—
Restricted Shares and Stock Options(7)	1,826,970	746,583	—	1,826,970	—
PSUs(8)	677,699	349,337	677,699	677,699	232,891
TOTAL	3,457,367	1,095,919	1,630,398	3,781,367	232,891
Michael C. Skarke
Cash Severance(4)	558,000	—	558,000	837,000	—
Prorated 2022 Bonus(5)	288,706	—	288,706	288,706	—
COBRA Reimbursements(6)	25,369	—	25,369	25,369	—
Restricted Shares and Stock Options(7)	1,754,981	712,238	—	1,754,981	—
PSUs(8)	626,269	315,050	626,269	626,269	210,031
TOTAL	3,253,325	1,027,288	1,498,344	3,532,325	210,031
Christopher K. George
Restricted Shares and Stock Options(7)	1,557,651	617,907	—	1,557,651	—
PSUs(8)	420,254	183,399	420,254	420,254	122,264
TOTAL	1,977,905	801,305	420,254	1,977,905	122,264
Cody J. Ortowski
Restricted Shares and Stock Options(7)	1,408,601	617,907	—	1,408,601	—
PSUs(8)	809,771	417,366	809,771	809,771	278,244
TOTAL	2,218,372	1,035,273	809,771	2,218,372	278,244

(1)
With respect to Messrs. Swyka and Skarke the cash severance, prorated 2022 bonus and COBRA reimbursements payable upon each such NEO’s termination of employment due to his death pursuant to each such NEO’s employment agreement are set forth in this column. No such NEO is eligible to receive these severance payments and benefits upon his termination of employment due to his disability.

(2)
The “CIC Protection Period” with respect to Messrs. Swyka and Skarke per the terms of their employment agreements and with respect to the restricted shares granted to all NEOs (other than the restricted shares granted to Mr. Schmitz during 2021) is a 15-month period and two-year period, respectively, following a change in control. The CIC Protection Period does not apply to Mr. Schmitz’s 2021 restricted shares, but he would receive the same benefits upon a qualifying termination with or without a change in control per the terms of the applicable award agreements governing his equity awards.

(3)
These amounts are calculated by multiplying the number of PSUs that would become earned upon a change in control by $9.24, the closing price of our Class A common stock as reported on the New York Stock Exchange on December 30, 2022, the last trading day of 2022. The amounts provided herein are calculated based on actual performance through December 31, 2022, but the actual number of PSUs that would become earned upon a change in control would be determined based on performance as of the date of the change in control. As of December 31, 2022, the FCF-based PSUs granted in 2021 and 2022 had reached threshold performance while the Relative ROA-based PSUs granted in 2021 and 2022 had reached target.

(4)
These amounts are calculated based on the applicable severance multiplier and the NEO’s base salary as of December 31, 2022, and target bonus under the STI Plan for the 2022 fiscal year.

(5)
These amounts are calculated based on the prorated portion of the actual 2022 bonus earned by Messrs. Swyka and Skarke under the STI Plan. Because we have assumed that the termination of employment occurred on December 31, 2022, this reflects the full amount of the actual 2022 bonus under the STI Plan for each such NEO.

(6)
The COBRA reimbursement amounts are based on premiums and elections as of December 31, 2022, which are assumed for purposes of this table to remain the same throughout the applicable reimbursement period.

(7)
These amounts are calculated by multiplying the number of restricted shares that vest upon the applicable termination of employment by $9.24, the closing price of our Class A common stock as reported on the New York Stock Exchange on December 30, 2022. Because (i) all outstanding stock options held by our NEOs were vested as of December 31, 2022 and (ii) all outstanding stock options had an exercise price greater than $9.24, no value is attributed to any accelerated vesting of or extended exercise period with respect to such stock options upon any termination of employment or a change in control.

(8)
These amounts are calculated by multiplying the number of PSUs for which the service requirement would be deemed satisfied as of the date of the applicable termination of employment by $9.24, the closing price of our Class A common stock as reported on the New York Stock Exchange on December 31, 2022. The amounts provided herein are calculated based on actual performance through December 31, 2022, but the actual number of PSUs that would become earned would be determined based on performance as of the end of the applicable performance period. As of December 31, 2022, the FCF-based PSUs granted in 2021 and 2022 had reached threshold performance and the Relative ROA-based PSUs granted in 2021 and 2022 had reached target performance. See Note 3 to this table for an explanation of the value included in this table for the PSUs that would become earned as of a change in control.

Law Separation
On October 21, 2022, the Company entered into the Law Separation Agreement with Mr. Law, memorializing the terms of his separation from employment effective November 11, 2022. The Law Separation Agreement provided for the following payments and benefits following his separation date, subject to his providing such cooperation and assistance as the Company may reasonably request with respect to the transition of his duties and responsibilities, his execution of an additional confirming release agreement following his separation date, and his satisfaction with the terms of the Law Separation Agreement (including with respect to continued cooperation and compliance with certain restrictive covenants):
•
a severance payment equal to $170,000, which represents six months’ worth of Mr. Law’s 2022 base salary, to be paid in substantially equal biweekly installments over six months;

•
an additional payment equal to $190,400, which approximates the bonus for 2022 that could have been paid to Mr. Law pursuant to the Company’s short-term incentive bonus program, to be paid at the time the 2022 STI Plan award are paid to other executive officers of the Company;

•
reimbursement of Mr. Law’s payment of premiums for COBRA benefits continuation coverage for a period of up to six months following his separation date; and

•
accelerated vesting of 77,000 restricted shares, which were granted to Mr. Law on February 24, 2022.

In addition, the Company agreed to pay Mr. Law a lump sum payment equal to the value of all accrued but unused vacation in connection with his separation. All other unvested equity awards were forfeited and surrendered to the Company immediately prior to his separation date.
The table below quantifies the value of the payments and benefits received by Mr. Law in connection with his termination of employment.
Type of Benefit	Severance Payments ($)
Cash Severance	170,000
2022 Bonus	190,400
COBRA Subsidy	11,517
Vacation Pay Out	19,615
Restricted Shares(1)	691,460
Total	1,082,992

(1)
The amount in this row was calculated by multiplying the number of restricted shares for which the service requirement was deemed to have been satisfied as of Mr. Law’s separation date, by $8.98, the closing price of our Class A common stock as reported on the New York Stock Exchange on such date.
Pay versus Performance
As required by Item 402(v) of Regulation S-K, the Company is providing the following information regarding the relationship between executive compensation and the Company’s financial performance for each of the three years in the period ended December 31, 2022. In accordance with the applicable SEC rules, the adjustments described and quantified below were made to the values reported in the Summary Compensation Table for each applicable year to determine the “actual” compensation paid to our Principal Executive Officers (“PEOs”) and the average “actual” compensation paid to our other NEOs.
The following table summarizes compensation values reported in the Summary Compensation Table for our PEO and the average for our other NEOs, as compared to “compensation actually paid” or “CAP” and the Company’s financial performance for the years ended December 31, 2022, 2021, and 2020:
Year	Summary Compensation Table Total for John Schmitz(1)	Compensation Actually Paid to John Schmitz(1)(2) (3)	Summary Compensation Table Total for Holli Ladhani(1)	Compensation Actually Paid to Holli Ladhani(1)(2) (3)	Average Summary Compensation Table Total for Non- PEO NEOs(4)	Average Compensation Actually Paid to Non-PEO NEOs(2)(3) (4)	Value of Initial Fixed $100 Investment Based On:		Net Income (in millions)	Adjusted EBITDA (in millions)
							TSR	Peer Group TSR(5)
(a)	(b)	(c)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$7,615,178	$10,649,736	N/A	N/A	$2,161,222	$1,783,305	$100.15	$112.94	$48.3	$194.8
2021	$7,766,762	$7,344,410	$3,265,117	$3,185,568	$1,366,032	$1,447,542	$67.13	$69.94	$(42.2)	$49.7
2020	N/A	N/A	$4,226,328	$1,012,595	$1,229,165	$484,329	$44.18	$57.92	$(338.7)	$12.5

(1)
Mr. Schmitz was appointed as Chief Executive Officer effective January 3, 2021. Ms. Ladhani’s employment and service relationship with the Company terminated on January 3, 2021. The following individuals served as our PEOs for the following years:

2022: John Schmitz
2021: John Schmitz, Holli Ladhani
2020: Holli Ladhani
(2)
The Company deducted from and added to the Summary Compensation Table total compensation the following amounts to calculate compensation actually paid in accordance with Item 402(v) of Regulation S-K as disclosed in columns (c) and (e) for our PEO and Non-PEO NEOs in each respective year. As the Company’s NEOs do not participate in any defined benefit plans, no adjustments were required to amounts reported in the Summary Compensation Table totals related to the value of benefits under such plans.

	2022		2021			2020
	John Schmitz	Average Non-PEO NEOs	John Schmitz	Holli Ladhani	Average Non-PEO NEOs	Holli Ladhani	Average Non-PEO NEOs
Total Compensation from Summary Compensation Table	$7,615,178	$2,161,222	$7,766,762	$3,265,117	$1,366,032	$4,226,328	$1,229,165
Adjustments for Equity Awards
Grant date values in the Summary Compensation Table	$(6,074,602)	$(1,569,376)	$(6,521,966)	$0	$(846,942)	$(2,948,428)	$(711,600)
Year-end fair value of unvested awards granted in the current year	$6,796,288	$1,270,432	$6,169,150	$0	$682,433	$1,021,359	$246,505
Year-over-year difference of year-end fair values for unvested awards granted in prior years	$2,763,083	$255,581	$0	$353,738	$157,466	$(634,726)	$(165,750)
Fair values at vest date for awards granted and vested in current year	$0	$0	$0	$0	$0	$0	$0
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	$(450,211)	$(186,490)	$(69,536)	$121,533	$88,554	$(651,939)	$(113,991)
Forfeitures during current year equal to prior year-end fair value	$0	$(148,064)	$0	$(554,820)	$0	$0	$0
Dividends or dividend equivalents not otherwise included in the total compensation	$0	$0	$0	$0	$0	$0	$0
Total Adjustments for Equity Awards	$3,034,558	$(377,917)	$(422,352)	$(79,549)	$81,510	$(3,213,733)	$(744,836)
Compensation Actually Paid (as calculated)	$10,649,736	$1,783,305	$7,344,410	$3,185,568	$1,447,542	$1,012,595	$484,329

(3)
There are no material differences between the assumptions used to compute the valuation of the equity awards for calculating the compensation actually paid from the assumptions used to compute the valuation of such equity awards as of the grant date.

(4)
The Average Summary Compensation Table Total for Non-PEO NEOs and Average Compensation Actually Paid to Non-PEO NEOs reflect the average compensation for the following executives by year:

2022: Nick Swyka, Michael Skarke, Christopher George, Cody Ortowski, Adam Law
2021: Nick Swyka, Michael Skarke, Cody Ortowski, Adam Law
2020: Nick Swyka, Cody Ortowski, Adam Law, Paul Pistono
(5)
The peer group is comprised of the companies in the PHLX Oil Service Index.

Narrative Disclosure to Pay Versus Performance Table
The illustrations below provide a graphical description of CAP (as calculated in accordance with the SEC rules) and the following measures:
•
the Company’s cumulative TSR and the Peer Group’s cumulative TSR;

•
the Company’s Net Income; and

•
the Company Selected Measure, which for Select is adjusted EBITDA.

CAP and Cumulative TSR / Cumulative TSR of the Peer Group
CAP and Company Net Income

CAP and Adjusted EBITDA
Disclosure of Most Important Performance Measures for 2022 Fiscal Year
The measures listed below represent the most important financial performance measures that we used to determine CAP to our NEOs for fiscal year 2022. For more detail regarding these financial performance measures, please see “Compensation Discussion and Analysis — 2022 Executive Compensation Program.”
Most Important Financial Performance Measures
Adjusted EBITDA
Adjusted Free Cash Flow
Return on Assets
Stock Price
CEO Pay Ratio
Our CEO had annual total compensation for 2022 of $7,615,178, as reflected in the 2022 Summary Compensation Table (“CEO Compensation”). We estimate that the median of annual total compensation for 2022 for all employees of the Company and its consolidated subsidiaries as of December 31, 2022 (the “Determination Date”), excluding our CEO, was $75,823, which amount comprises all applicable elements of compensation for 2022 in accordance with Item 402(c)(2)(x) of Regulation S-K (the “Median Annual Compensation”). The ratio of the CEO Compensation to the Median Annual Compensation was approximately 100:1. We note that, due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described below.
To identify the employee who received the Median Annual Compensation (the “Median Employee”), we measured annual base pay (consisting of regular base earnings and overtime) based on payroll records for 4,063 employees, representing all full-time, part-time, seasonal, temporary and contract employees (whose compensation is determined by the Company) of the Company, excluding our CEO, and our consolidated subsidiaries as of the Determination Date. In determining the Median Employee, we did not annualize compensation for employees who worked less than all of 2022.

DIRECTOR COMPENSATION
We believe that attracting and retaining qualified non-employee directors is critical to the future value of our growth and governance. In May 2020, we adopted a comprehensive director compensation policy for our non-employee directors, which consists of:
•
Annual cash retainer of $50,000;

•
Annual grants of restricted shares generally subject to a one-year vesting period with an aggregate value of $150,000 at the date of grant;

•
Supplemental retainer of $12,500 for the chair of each of the Audit Committee and Compensation Committee;

•
Supplemental retainer of $10,000 for the chair of the Nominating & Governance Committee; and

•
Supplemental retainer of $100,000 for the Chairman of the Board.

Such policy remained in place unmodified throughout 2021 and 2022. In our proxy statement filed with the SEC on March 25, 2022 we included disclosure regarding a director deferral program that our Board considered approving in February 2022. Such program was not finalized or approved, and no changes were made to our director compensation policy during 2022. For the avoidance of doubt, Mr. Schmitz is not eligible for and did not receive the supplemental retainer of $100,000 as the Chairman of the Board due to his service as Chief Executive Officer of the Company.
The director compensation policy remained unchanged from its implementation until 2023 (see “— 2023 Compensation Matters” below). However, in response to the economic impacts of the COVID-19 pandemic, each of our directors agreed to a 30% reduction from our standard cash retainer and equity grants in 2020, which remained in place during 2021. Further, Mr. Delaney opted to forgo all cash awards for 2021. In light of the enhanced financial markets during 2022, such reductions were not implemented during 2022.
On May 6, 2022, each of our non-employee directors, other than Ms. Fielder and Mr. Trice received restricted shares under the 2016 Plan with an aggregate fair market value of approximately $150,000 on the applicable date of grant. These restricted shares will vest on the first anniversary of the date of grant, May 6, 2023. In light of her partial year of service, Ms. Fielder received restricted shares under the 2016 Plan with an aggregate fair market value of approximately $74,992 on November 4, 2022, that will vest on May 6, 2023. As discussed above under “Compensation Discussion and Analysis — Other Compensation-Related Guidelines and Policies — Stock Ownership and Retention Guidelines,” our non-employee directors are subject to certain stock ownership and retention requirements.
All members of our Board are also reimbursed for all reasonable out-of-pocket expenses incurred in the performance of their services to us. Additionally, we purchase and maintain directors’ and officers’ liability insurance for, and provide indemnification to, each member of our Board.
2022 Director Compensation Table
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
David C. Baldwin(2)	$42,120	$149,994	$192,114
Gayle L. Burleson	$50,000	$149,994	$199,994
Richard A. Burnett	$62,500	$149,994	$212,494
Robert V. Delaney(3)	$62,500	$149,994	$212,494
Luis Fernandez-Moreno(4)	$32,692	$149,994	$182,686
Robin H. Fielder(5)	$7,880	$74,992	$82,872
Troy W. Thacker	$50,000	$149,994	$199,994
David A. Trice(6)	$20,934	$—	$20,934
Douglas J. Wall	$56,511	$149,994	$206,505

(1)
The amounts in this column reflect the aggregate grant date fair value of the restricted shares granted on May 6, 2022 (or, for Ms. Fielder, November 4, 2022) to each of our non-employee directors, calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. For additional information regarding the assumptions underlying this calculation please see Note 12 to our consolidated and combined financial statements for the year ended December 31, 2022, which is included in our Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference herein. The aggregate number of restricted shares held by certain of our non-employee directors as of December 31, 2022 is as follows: Ms. Burleson, 18,853; Mr. Burnett, 18,853; Mr. Fernandez-Moreno, 18,853; Ms. Fielder, 8,178; Mr. Thacker, 18,853; and Mr. Wall, 18,853. Additionally, the aggregate number of options held by certain of our non-employee directors as of December 31, 2022 is as follows: Mr. Wall, 5,334; and Mr. Burnett, 5,334. For the avoidance of doubt none of Messrs. Baldwin, Delaney, or Trice held any outstanding stock or option awards as of December 31, 2022.
(2)
Mr. Baldwin resigned from the Board on November 3, 2022.

(3)
Mr. Delaney has assigned all rights, title and interests in the cash fees and stock awards listed in this table to Crestview Advisors, L.L.C.

(4)
Mr. Fernandez-Moreno joined the Board on May 6, 2022, and his cash retainer was pro-rated to reflect such partial year of service.

(5)
Ms. Fielder joined the Board on November 4, 2022, and her cash retainer and grant of restricted shares was pro-rated to reflect such partial year of service.

(6)
Mr. Trice retired from the Board effective as of May 6, 2022.

2023 Director Compensation Matters
In February 2023 the Board revised the cash retainers payable under our director compensation program for our non-employee directors to better align our non-employee director compensation with that of our peers. Beginning in 2023, the cash retainers payable to our non-employee directors are as follows:
•
Annual cash retainer of $70,000;

•
Supplemental retainer of $20,000 for the chair of the Audit Committee;

•
Supplemental retainer of $15,000 for the chair of the Compensation Committee;

•
Supplemental retainer of $10,000 for the chair of the Nominating & Governance Committee;

•
Supplemental retainer of $20,000 for the Lead Independent Director; and

•
Supplemental retainer of $100,000 for the Chairman of the Board.

Such changes will be retroactive to January 1, 2023. Please note that Mr. Schmitz remains ineligible to receive the supplemental cash retainer for service as Chairman of the Board because he is an executive of the Company.

OTHER MATTERS
Management knows of no other business to be presented for action at the meeting. If other matters properly come before the meeting or any adjournment of the meeting, the persons named as proxies will vote upon them in accordance with their best judgment.
Householding Information
Unless we have received contrary instructions, we may send a single copy of this Proxy Statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:
•
If the shares are registered in the name of the stockholder, the stockholder should contact Samantha-Anne Horwitch Nadolny, Select’s Associate General Counsel and Corporate Secretary, 1233 West Loop South, Suite 1400, Houston, Texas 77027, or via telephone at 713-235-9500, to inform us of his or her request; or

•
If a broker, bank, broker-dealer, custodian or other similar organization holds the shares, the stockholder should contact that representative directly.

Where You Can Find More Information
We file annual and quarterly reports and other reports and information with the SEC. We distribute to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. The annual and quarterly reports and other reports and information are filed through the Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the SEC’s website, located at http://www.sec.gov. We will provide without charge to you, upon written or verbal request, a copy of the reports and other information filed with the SEC. In addition, we provide information regarding our corporate governance and financial and stock information on our corporate website at https://investors.selectenergy.com.
Any requests for copies of information, reports or other filings with the SEC should be directed to Samantha-Anne Horwitch Nadolny, Select’s Associate General Counsel and Corporate Secretary, at 1233 West Loop South, Suite 1400, Houston, Texas 77027.
By Order of the Board of Directors,
Samantha-Anne Horwitch Nadolny
Associate General Counsel and Corporate Secretary
Houston, Texas — March 20, 2023

Annex A
Fifth Amended and Restated Certificate of Incorporation
Additions to the Current Certificate pursuant to the Officer Exculpation Proposal and the A&R Charter Proposal are indicated below by bold, underlined blue text and deletions contemplated thereby below by strike-out red text.
~~FOURTH~~ FIFTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
SELECT ~~ENERGY SERVICES~~WATER SOLUTIONS, INC.
Select ~~Energy Services~~Water Solutions, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “DGCL”), hereby certifies as follows:
1.   The original Certificate of Incorporation of the Corporation (the “Original Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on November 21, 2016.
2.   The Amended and Restated Certificate of Incorporation (the “A&R Certificate of Incorporation”), which restated and amended the Original Certificate of Incorporation, was filed with the Secretary of State of the State of Delaware on December 19, 2016.
3.   The Second Amended and Restated Certificate of Incorporation (the “Second A&R Certificate of Incorporation”), which restated and amended the A&R Certificate of Incorporation, was filed with the Secretary of State of the State of Delaware on April 4, 2017.
4.   Upon the effectiveness of the registration statement filed by the Corporation with the Securities and Exchange Commission (such event being a Conversion End Date) (as defined in the Second A&R Certificate of Incorporation), on June 13, 2017, each share of Class A-1 Common Stock (as defined in the Second A&R Certificate of Incorporation) outstanding as of such date automatically converted into a share of Class A Common Stock.
5.   The Third Amended and Restated Certificate of Incorporation (the “Third A&R Certificate of Incorporation”), which restated and integrated and also further amended the Second A&R Certificate of Incorporation, was filed with the Secretary of State of the State of Delaware on November 1, 2017. ~~This Fourth Amended and Restated Certificate of Incorporation, which restates and amends the Third A&R Certificate of Incorporation, has been declared advisable by the board of directors of the Corporation (the “Board”), duly adopted by the stockholders of the Corporation and duly executed by the officers of the Corporation in accordance with Sections 103, 228, 242 and 245 of the DGCL. References to this “Amended and Restated Certificate of Incorporation” herein refer to the Fourth Amended and Restated Certificate of Incorporation, as amended, restated, supplemented and otherwise modified from time to time.~~
6.   The Fourth Amended and Restated Certificate of Incorporation (the “Fourth A&R Certificate of Incorporation”), which restated and integrated and also further amended the Third A&R Certificate of Incorporation, was filed with the Secretary of State of the State of Delaware on May 10, 2019.
7.   This Fifth Amended and Restated Certificate of Incorporation, which restates and amends the Fourth A&R Certificate of Incorporation, has been declared advisable by the board of directors of the Corporation (the “Board”), duly adopted by the stockholders of the Corporation and duly executed by the officers of the Corporation in accordance with Sections 103, 228, 242 and 245 of the DGCL. References to this “Amended and Restated Certificate of Incorporation” herein refer to the Fifth Amended and Restated Certificate of Incorporation, as amended, restated, supplemented and otherwise modified from time to time.
8.   ~~6.~~The ~~Third~~ Fourth A&R Certificate of Incorporation is hereby amended, integrated and restated in its entirety to read as follows:
ARTICLE I
NAME
SECTION 1.1   Name.   The name of the Corporation is Select ~~Energy Services~~Water Solutions, Inc.

ARTICLE II
REGISTERED AGENT
SECTION 2.1   Registered Agent.   The address of its registered office in the State of Delaware is 1675 South State, Suite B, City of Dover, County of Kent, Delaware 19901. The name of the Corporation’s registered agent at such address is CAPITOL SERVICES, INC.
ARTICLE III
PURPOSE
SECTION 3.1   Purpose.   The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL as it currently exists or may hereafter be amended.
ARTICLE IV
CAPITALIZATION
SECTION 4.1   Number of Shares.   The total number of shares of stock that the Corporation shall have the authority to issue is ~~590,000,000~~ 550,000,000 shares of stock, consisting of (A) 50,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”), (B) 350,000,000 shares of Class A common stock, par value $0.01 per share (“Class A Common Stock”), ~~Section 4.1 40,000,000 shares of Class A-2 common stock, par value $0.01 per share (“Class A-2 Common Stock”),~~ and (C) 150,000,000 shares of Class B common stock, par value $0.01 per share (“Class B Common Stock” and, together with the Class A Common Stock ~~and the Class A-2 Common Stock~~, the “Common Stock”).
SECTION 4.2   Provisions Relating to Preferred Stock.
(A)   Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such designations and powers, preferences, privileges and rights, and qualifications, limitations and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board as hereafter prescribed (a “Preferred Stock Designation”).
(B)   Subject to any limitations prescribed by law and the rights of any series of the Preferred Stock then outstanding, if any, authority is hereby expressly granted to and vested in the Board to authorize the issuance of Preferred Stock from time to time in one or more series, and with respect to each series of Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted by the Board providing for the issuance thereof the designations and the powers, preferences, privileges and rights, and qualifications, limitations and restrictions relating to each series of Preferred Stock, including, but not limited to, the following:
(1)   whether or not the series is to have voting rights, full, special or limited, or is to be without voting rights, and whether or not such series is to be entitled to vote as a separate series either alone or together with the holders of one or more other classes or series of stock;
(2)   the number of shares to constitute the series and the designations thereof;
(3)   the powers, preferences, privileges and relative, participating, optional or other special rights, if any, and the qualifications, limitations and restrictions thereof, if any, with respect to any series;
(4)   whether or not the shares of any series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable or issuable in the form of cash, notes, securities or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;
(5)   whether or not the shares of a series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;
(6)   the dividend rate, whether dividends are payable or issuable in cash, stock of the Corporation or other property, the conditions upon which and the times when such dividends are payable or issuable, the preference to or the relation to the payment or issuance of dividends payable or issuable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall cumulate, and whether such dividends shall be compounded and if so the rate of such compounding;

(7)   the preferences, if any, and the amounts thereof which the holders of any series thereof shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation;
(8)   whether or not the shares of any series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes or series of stock, securities or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and
(9)   such other powers, preferences, privileges and rights, and qualifications, limitations and restrictions with respect to any series as may to the Board seem advisable.
(C)   The shares of each series of Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects.
SECTION 4.3   Provisions Relating to Common Stock.
(A)   Except as may otherwise be provided in this Amended and Restated Certificate of Incorporation (including for the avoidance of doubt the terms of Section 4.3(D)), each share of Common Stock shall have identical rights and privileges in every respect. Common Stock shall be subject to the express terms of Preferred Stock and any series thereof. Except as otherwise required by this Amended and Restated Certificate of Incorporation (including ~~Section 4.4(D) with respect to Class A-2 Common Stock and~~ any Preferred Stock Designation) or by applicable law, the holders of shares of Common Stock shall be entitled to one vote for each such share on all matters which the stockholders are entitled to vote, the holders of shares of Common Stock shall have the exclusive right to vote for the election of directors and on all other matters upon which the stockholders are entitled to vote, and the holders of Preferred Stock shall not be entitled to vote at or receive notice of any meeting of stockholders, other than as provided in the applicable Preferred Stock Designation. Except as otherwise required in this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) or by applicable law, the holders of Common Stock shall vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with the holders of Common Stock, the holders of Common Stock and the Preferred Stock shall vote together as a single class).
(B)   Notwithstanding the foregoing, except as otherwise required in this Amended and Restated Certificate of Incorporation or by applicable law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) or pursuant to the DGCL.
(C)   Subject to the prior rights and preferences, if any, applicable to shares of Preferred Stock or any series thereof, the holders of shares of Class A Common Stock ~~and Class A-2 Common Stock~~ shall be entitled to receive, ratably in proportion to the number of shares of Class A ~~Common Stock and the number of shares of Class A-2~~ Common Stock held by them, such dividends and distributions (payable or issuable in cash, stock or otherwise), if any, as may be declared thereon by the Board at any time and from time to time out of any funds of the Corporation legally available therefor~~; provided, that Special Dividends (as defined below), when and if accruing or paid, shall accrue and be paid only upon shares of Class A-2 Common Stock in accordance with terms of Section 4.4~~. Dividends and other distributions shall not be declared or paid on the Class B Common Stock unless (1) the dividend consists of shares of Class B Common Stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class B Common Stock paid proportionally with respect to each outstanding share of Class B Common Stock and (2) a dividend consisting of shares of Class A Common Stock~~, shares of Class A-2 Common Stock~~ or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class A Common Stock ~~or Class A-2 Common Stock~~ on equivalent terms is simultaneously paid to the holders of Class A Common Stock ~~and Class A-2 Common Stock~~. If dividends are declared on the Class A ~~Common Stock, the Class A-2~~ Common Stock or the Class B Common Stock that are payable or issuable in shares of Class A Common Stock~~, Class A-2 Common Stock,~~ Class B Common Stock or securities convertible into, or exercisable or exchangeable for Class A Common Stock~~, Class A-2 Common Stock~~ or Class B Common Stock, the dividends payable or issuable to the holders of Class A Common Stock ~~and Class A-2 Common Stock, as applicable,~~ shall be paid only in shares of Class A Common Stock ~~or Class A-2 Common Stock, respectively~~ (or securities convertible into, or exercisable or exchangeable for Class A Common Stock ~~or Class A-2 Common Stock, respectively~~), the dividends payable or issuable to the holders of Class B Common Stock shall be paid only in shares of Class B Common Stock (or securities convertible into, or exercisable or exchangeable for Class B Common Stock), and such dividends shall be paid in the same number of shares (or fraction thereof) on a per share basis of the Class A Common Stock~~, Class A-2 Common Stock~~ and Class B Common Stock, respectively (or securities convertible into, or exercisable or exchangeable for the same number of shares (or fraction thereof) on a per share basis of the Class A Common Stock~~, the Class A-2 Common Stock~~ and Class B Common Stock, respectively)~~; provided, that Special Dividends, when and if accruing or paid, shall accrue and be paid only upon shares of Class A-2 Common Stock in accordance with terms of Section 4.4~~. In no event shall the shares of any of Class A ~~Common Stock, Class A-2~~ Common Stock or Class B Common Stock be split, divided, or combined unless the outstanding shares of the Class A Common Stock~~, the Class A-2 Common Stock,~~ or Class B Common Stock, as applicable, be proportionately split, divided or combined.
(D)   In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock or any series thereof as provided in the applicable Preferred Stock Designation, the holders of shares of Class A Common Stock ~~and shares of Class A-2 Common Stock (on an as-if-converted to Class A Common Stock basis)~~ shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Class A Common Stock ~~and Class A-2 Common Stock (on an as-if-converted to Class A Common Stock basis)~~ held by them. The holders of shares of Class B Common Stock, as such, shall not be entitled to receive any assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation. A dissolution, liquidation or winding-up of the Corporation, as such terms are used in this paragraph (D), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange or conveyance of all or a part of the assets of the Corporation.
(E)   Units of SES Holdings, LLC and shares of Class B Common Stock shall be exchangeable for shares of Class A Common Stock on the terms and subject to the conditions set forth in the Eighth Amended and Restated Limited Liability Agreement of SES Holdings, LLC dated and made effective as of December 19, 2016, as the same may be amended from time to time in accordance with its terms (the “LLC Agreement”). The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon exchange of the outstanding units of SES Holdings, LLC and shares of Class B Common Stock for Class A Common Stock pursuant to the LLC Agreement, such number of shares of Class A Common Stock that shall be issuable upon any such exchange pursuant to the LLC Agreement; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such exchange of units of SES Holdings, LLC and shares of Class B Common Stock pursuant to the LLC Agreement by delivering to the holder of such units of SES Holdings, LLC and such shares of Class B Common Stock upon such exchange, cash in lieu of shares of Class A Common Stock in the amount permitted by and provided in the LLC Agreement or shares of Class A Common Stock which are held in the treasury of the Corporation. All shares of Class A Common Stock that shall be issued upon any such exchange will, upon issuance in accordance with the LLC Agreement, be validly issued, fully paid and non-assessable.
(F)   The number of authorized shares of Class A ~~Common Stock, Class A-2~~ Common Stock, Class B Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of Class A Common Stock~~, Class A-2 Common Stock,~~ Class B Common Stock or Preferred Stock voting separately as a class shall be required therefor.
(G)   No stockholder shall, by reason of the holding of shares of any class or series of capital stock of the Corporation, have any preemptive or preferential right to acquire or subscribe for any shares or securities of any class or series, whether now or hereafter authorized, which may at any time be issued, sold or offered for sale by the Corporation, unless specifically provided for in the terms of a series of Preferred Stock.
~~SECTION 4.4 Provisions Relating to Class A-2 Common Stock.~~
~~Definitions. As used in this Section 4.4, the following terms shall have the following meanings:~~
~~“Commission” means the United States Securities and Exchange Commission.~~
~~“Compounding Date” means the date on which the cumulative number of days (which need not be consecutive) on which Special Dividends have accrued equals 365 days or 730 days.~~
~~“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.~~
~~“holder” (synonymously for like terms “hold,” “holding,” and “held”) means a person who has beneficial ownership of a share or shares, as determined in accordance with Rule 13d-3 promulgated under the Exchange Act.~~

~~“National Securities Exchange” means the New York Stock Exchange, the Nasdaq Global Select Market or another similar national securities exchange.~~
~~“Registration Rights Agreement” means the Registration Rights Agreement, dated February 16, 2017, entered into by and between Rockwater Energy Solutions, Inc. (“Rockwater”) and FBR Capital Markets & Co., which was assigned by Rockwater to the Corporation on November 1, 2017.~~
~~“Resale Shelf” means a shelf registration statement on Form S-1 or such other form under the Securities Act of 1933, as amended (the “Securities Act”), then available to the Corporation for the registration of the shares of Class A Common Stock to be issued upon conversion of the shares of Class A-2 Common Stock that are registrable under the Registration Rights Agreement for the purpose of registering such registrable shares of Class A Common Stock.~~
~~(A)   Special Dividends.   Subject to the prior rights and preferences, if any, applicable to shares of Preferred Stock or any series thereof, Special Dividends shall cumulate and accrue on each issued and outstanding share of Class A-2 Common Stock on a daily basis, at a rate of seven percent (7%) per annum, based on a 365-day year, compounded on the Compounding Date, commencing on April 1, 2018, if the Resale Shelf has not been declared effective by the Commission by March 31, 2018 (such event, beginning on April 1, 2018 and including each day of such event until (and not inclusive of) the date of a Special Dividend Satisfaction Event (as defined below), the “Special Dividend Accrual Event”). Any dividend that accrues on a share of Class A-2 Common Stock on a daily basis during the Special Dividend Accrual Event pursuant to this Section 4.4 is referred to as a “Special Dividend.” For any other dividends or distributions, Class A-2 Common Stock will participate with Class A Common Stock on an as-converted basis in accordance with Section 4.3. A share of Class A-2 Common Stock shall not, solely by means of sale, transfer or other disposition, become separated from the right to receive payment of Special Dividends that have accrued on such share or that may accrue and be paid upon such share under this Section 4.4(A).~~
~~(B)   Accrual.   Special Dividends shall, commencing upon the occurrence of the Special Dividend Accrual Event be cumulative and accrue on a daily basis, and shall cease cumulating and accruing upon~~ (1) ~~the date of the satisfaction of the condition set forth in Section 4.4(A) that gave rise to such Special Dividend (any such date, a “Special Dividend Satisfaction Date”),~~ (2) ~~any Conversion End Date (as defined below, and which includes the final date of the Maximum Accrual Period (as defined below)), and~~ (3) ~~the date on which the cumulative number of days (which need not be consecutive) on which Special Dividends have accrued in respect of the Special Dividend Accrual Event equals 1,095 days (the “Maximum Accrual Period”). Special Dividends shall cumulate and accrue and when issued shall be issued in additional shares of Class A-2 Common Stock.~~
~~(C)   Payment.   Shares of Class A-2 Common Stock that accrue as a result of Special Dividends and are issuable as payment of Special Dividends are referred to in unissued form as “PIK Class A-2 Common Shares.” Special Dividends shall not accrue on or be issuable in respect of PIK Class A-2 Common Shares. Accrued but unpaid Special Dividends shall be paid through the issuance of the number of PIK Class A-2 Common Shares due on the applicable issued and outstanding shares of Class A-2 Common Stock under Section 4.4(A) and 4.4(B) upon (1) any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (but prior to any such voluntary or involuntary liquidation, dissolution or winding up), (2) a Compounding Date and (3) a Conversion End Date (but prior to the Conversion (as defined below), in accordance with Section 4.4(F)) (each event in clause (1), (2) and (3), a “Payment Date”). The number of accrued PIK Class A-2 Common Shares to be issued to a holder of shares of Class A-2 Common Stock on a Payment Date in additional shares of Class A-2 Common Stock shall be equal to (1) the number of issued and outstanding shares of Class A-2 Common Stock held by such holder and upon which payment of Special Dividends is due, multiplied by (2) (a) Accrual Days multiplied by (b)(i) .07 divided by (ii) 365. The “Accrual Days” means the whole number that is equal to the cumulative number of days (which need not be consecutive) on which Special Dividends have accrued as a result of the Special Dividend Accrual Event and are unpaid. The PIK Class A-2 Common Shares issuable in payment of Special Dividends shall be issued in the form of shares of Class A-2 Common Stock and, when issued, shall be deemed to be validly issued, fully paid, outstanding, and non-assessable.~~
~~(D)   Other Rights.   A share of Class A-2 Common Stock confers upon the holder of such share the benefit of any PIK Class A-2 Common Shares that are accrued but unpaid upon such share of Class A-2 Common Stock, as if such PIK Class A-2 Common Shares had been issued on (1) the business day immediately prior to a record date declared by the Corporation with respect to any matter submitted to stockholders for a vote at a meeting of stockholders of the Corporation (for so long as shares of Class A-2 Common Stock remain issued and outstanding), such that the holder of such shares of Class A-2 Common Stock (in such capacity) shall be entitled to a number of votes at such meeting equal to the number of all shares of Class A-2 Common Stock plus all accrued and unpaid PIK Class A-2 Common Shares to which such holder is entitled as of such record date in respect of such shares of Class A-2 Common Stock, provided that any fractional PIK Class A-2 Common Share to which such holder would be entitled (after the aggregation of all PIK Class A-2 Common Shares to which such holder is entitled) will be rounded down to the nearest whole number for purposes of voting at any such meeting; (2) the business day immediately prior to a record date declared by the Corporation with respect to any dividend benefitting the shares of Class A-2 Common Stock (except a Special Dividend), such that the holder of such shares of~~

~~Class A-2 Common Stock (in such capacity) shall be entitled to receive dividends in respect of the Class A-2 Common Stock held in an amount equal to the aggregate amount payable on all shares of Class A-2 Common Stock and all accrued and unpaid PIK Class A-2 Common Shares to which such holder is entitled as of such record date; (3) the date of any sale, transfer or other disposition of such share of Class A-2 Common Stock, subject to Section 4.4(E), below.~~
~~(E)   Transfer.   Any holder of a share of Class A-2 Common Stock electing to sell or transfer such share, prior to any Payment Date, to a buyer or transferee, shall be obligated to transfer with such share, to the same buyer or transferee, any PIK Class A-2 Common Share (or Shares) that is or are issuable but unpaid in respect of such share of Class A-2 Common Stock. An issuable PIK Class A-2 Common Share shall not be issued and paid to any holder who is not also the holder of the underlying share of Class A-2 Common Stock in respect of which such PIK Class A-2 Common Share became accrued and issuable. The holder of a share of Class A-2 Common Stock that is to be permissibly transferred must notify the Secretary of the Corporation and any transfer agent for the Class A-2 Common Stock, according to instructions provided by the Corporation or any such transfer agent, of such proposed sale, transfer or other disposition at least three (3) business days in advance of the effective date of such permitted sale, transfer or other disposition.~~
~~(F)   Conversion.   Upon the Conversion End Date, any PIK Class A-2 Common Shares that remain issuable but unpaid as of such date shall be issued and paid, prior to the Conversion. Immediately thereafter, each share of Class A-2 Common Stock shall automatically be converted into the right to receive one (1) fully paid and non-assessable share of Class A Common Stock (including fractional shares) (the “Conversion”). The “Conversion End Date” shall mean the earlier to occur of (1)the end of the Maximum Accrual Period and (2) the date on which a Resale Shelf is declared effective by the Commission and the Class A Common Stock is listed on a National Securities Exchange.~~
~~(G)   Mechanics of Conversion.   The issuance of shares of Class A Common Stock to holders of shares of Class A-2 Common Stock pursuant to Section 4.4(F) shall be conditioned on delivery by such holders to the Corporation or any transfer agent or exchange agent designated by the Corporation of any transmittal form or transfer instruction and supplemental material as may be required by the Corporation or such designated transfer agent or exchange agent. Such transmittal form or transfer instruction shall state the number of shares of Class A-2 Common Stock held by such holder; provided, that the Corporation shall certify the number of shares of Class A-2 Common Stock held by such holder to facilitate such Conversion. Thereupon, the Corporation shall (1) promptly issue and deliver, or cause its designated transfer agent or exchange agent to issue and deliver, to such holder the number of whole shares of Class A Common Stock to which such holder is entitled, in book-entry form (or, at the election of the holder, in certificated form) and (2) pay to such holder in cash (based on the Class A Common Stock’s fair market value determined by the Board as of the date of Conversion) the value of any fractional share of Class A Common Stock that would be otherwise issuable to such holder. Such Conversion shall be deemed to have been made at the close of business on the Conversion End Date, and the person entitled to receive the shares of Class A Common Stock issuable upon such Conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock on such date.~~
~~(H)   Notice.   Subject to Section 4.4(J), the Corporation shall make available to each holder of Class A-2 Common Stock information regarding the occurrence of any~~ (1) ~~Special Dividend Accrual Event (for the first day on which the Special Dividends accrue and for the day on which such Special Dividends cease), (2) Special Dividend Satisfaction Date, and (3) Conversion End Date, in each case within three (3) business days following such occurrences.~~
~~(I) Protective Provisions. So long as any share of Class A-2 Common Stock is issued and outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent) of the holders of at least a majority of the issued and outstanding shares of Class A-2 Common Stock, in addition to any other vote or consent required herein or by law, amend, alter or repeal of any provision of this Amended and Restated Certificate of Incorporation that materially adversely alters or changes the voting, dividend or rights to Conversion of the Class A-2 Common Stock or materially adversely alters or changes any other rights, powers, preferences, privileges or restrictions of the Class A-2 Common Stock.~~
~~(J)   Information.   Subject to the final sentence of this Section 4.4(J), the Corporation shall take commercially reasonable efforts to ensure that a holder of any shares of Class A-2 Common Stock may access information, that shall be as current as reasonably practicable for the Corporation, regarding the number of such shares held by, issuable to, and issued to such holders (the “Information”); provided, that the Corporation shall retain full discretion regarding timing and any delay for releasing such the Information to such holders of such shares. The Corporation shall ensure that any such holder of such shares shall be capable of obtaining certification of Information pertaining to such holder’s beneficial ownership of shares upon written request by such holder to the Secretary of the Corporation or by other means as shall be specified by the Corporation in its sole discretion. The Corporation may contract with one or more third-party service providers to provide Information and services referenced in this Section 4.4(J), and shall retain full discretion in determining the nature of and technical details with respect to the Corporation’s provision of Information and services referenced in this Section 4.4(J).~~

ARTICLE V
DIRECTORS
SECTION 5.1   Term and Classes.
(A)   The business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authority expressly conferred upon them by statute or by this Amended and Restated Certificate of Incorporation or the bylaws of the Corporation (as they may be amended and restated from time to time, the “Bylaws”), the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.
(B)   From and after the date of the effectiveness of this Amended and Restated Certificate of Incorporation, the directors, other than those who may be elected by the holders of any series of Preferred Stock specified in the related Preferred Stock Designation, shall be elected annually, and each director shall hold office until his or her successor shall have been duly elected and qualified, subject, however, to such director’s earlier death, resignation, disqualification or removal.
SECTION 5.2   Vacancies.   Subject to applicable law and the rights of the holders of any series of Preferred Stock then outstanding, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, resignation, disqualification or removal of any director or from any other cause shall, unless otherwise required by law or by resolution of the Board, be filled solely by the affirmative vote of a majority of the remaining members of the Board, even if less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his or her predecessor. No decrease in the number of authorized directors constituting the Board shall shorten the term of any incumbent director.
SECTION 5.3   Removal.   Subject to the rights of the holders of shares of any series of Preferred Stock, if any, to elect or remove additional directors pursuant to this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation), any director may be removed at any time, either ~~for~~ with or without cause, upon by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors, voting together as a single class and acting at a meeting of the stockholders or by written consent (if permitted) in accordance with the DGCL, this Amended and Restated Certificate of Incorporation and the Bylaws.
SECTION 5.4   Number.   Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, if any, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the Whole Board. Unless and except to the extent that the Bylaws so provide, the election of directors need not be by written ballot. For purposes of this Amended and Restated Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.
ARTICLE VI
STOCKHOLDER ACTION
~~SECTION 6.1 Written Consents.~~
~~(A)   Prior to the first date on which members of the Legacy Group (as defined in Article XI) no longer individually or collectively beneficially own (or otherwise have the right to vote or direct the vote of) more than 35% of the outstanding shares of Common Stock (the “Trigger Date”), any action required or permitted to be taken at any annual meeting or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote of stockholders, if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.~~
SECTION 6.1   ~~(B)On and after the Trigger Date, subject~~ Written Consents. Subject to the rights of holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly held annual or special meeting of stockholders and may not be taken by any consent in writing of such stockholders.
ARTICLE VII
SPECIAL MEETINGS
SECTION 7.1   Special Meetings.   Special meetings of stockholders of the Corporation may be called only by the Board pursuant to a resolution adopted by the affirmative vote of a majority of the Whole Board. Subject to the rights of holders of any series of Preferred Stock, the stockholders of the Corporation shall not have the power to call or request a special meeting of stockholders of the Corporation. The Board may postpone, reschedule or cancel any special meeting of the stockholders previously scheduled by the Board.
ARTICLE VIII
BYLAWS
SECTION 8.1   Bylaws.   In furtherance of, and not in limitation of, the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to adopt, amend or repeal the Bylaws. Any adoption, amendment or repeal of the Bylaws by the Board shall require the approval of a majority of the Whole Board. Stockholders shall also have the power to adopt, amend or repeal the Bylaws with the affirmative vote of holders of more than 50% in voting power of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class. No bylaws hereafter made or adopted, nor any repeal of or amendment thereto, shall invalidate any prior act of the Board that was valid at the time it was taken.
ARTICLE IX
LIMITATION OF DIRECTOR AND OFFICER LIABILITY
SECTION 9.1   Limitation of Director and Officer Liability.   No director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. In addition to the circumstances in which a director or officer of the Corporation is not personally liable as set forth in the preceding sentence, a director or officer of the Corporation shall not be liable to the fullest extent permitted by any amendment to the DGCL hereafter enacted that further limits or permits the Corporation to limit the liability of a director or officer. Any amendment, repeal or modification of this Article IX shall be prospective only and shall not affect any limitation on liability of a director or officer for acts or omissions occurring prior to the date of such amendment, repeal or modification.
ARTICLE X
CORPORATE OPPORTUNITY
SECTION 10.1   Corporate Opportunities.   Members of the SES Group (defined below) and SCF Group (defined below) own and will own substantial equity interests in other entities (existing and future) that participate in the energy industry (as applicable, “Portfolio Companies”) and may make investments and enter into advisory service agreements and other agreements from time to time with those Portfolio Companies. Certain members of the Board may also serve as employees, partners, officers or directors of members of the SES Group, the SCF Group or Portfolio Companies and, at any given time, members of the SES Group, the SCF Group or Portfolio Companies may be in direct or indirect competition with the Corporation and/or its subsidiaries. The Corporation waives, to the maximum extent permitted by law, the application of the doctrine of corporate opportunity (or any analogous doctrine) with respect to the Corporation, to the SES Group, the SCF Group or Portfolio Companies or any directors or officers of the Corporation who are also employees, partners, members, managers, officers or directors of any of the SES Group, the SCF Group or Portfolio Companies. As a result of such waiver, no member of the SES Group or the SCF Group, nor any director or officer of the Corporation who is also an employee, partner, member, manager, officer or director of any member of the SES Group, the SCF Group or Portfolio Companies, shall, to the fullest extent permitted by law, have any obligation to refrain from: (A) engaging in or managing the same or similar activities or lines of business as the Corporation or any of its subsidiaries or developing or marketing any products or services that compete (directly or indirectly) with those of the Corporation or any of its subsidiaries; (B) investing in or owning any (public or private) interest in any Person engaged in the same or similar activities or lines of business as, or otherwise in competition with, the Corporation or any of its subsidiaries (including any member of the SES Group or the SCF Group, a “Competing Person”); (C) developing a business relationship with any Competing Person; or (D) entering into any agreement to provide any service(s) to any Competing Person or acting as an officer, director, member, manager or advisor to, or other principal of, any Competing Person, regardless (in the case of each of (A) through (D)) of whether such activities are in direct or indirect competition with the business or activities of the Corporation or any of its subsidiaries (the activities described in (A) through (D) are referred to herein as “Specified Activities”). To the fullest extent permitted by law, the Corporation hereby renounces pursuant to Section 122(17) of the DGCL (for itself and on behalf of its subsidiaries) any interest or expectancy in, or in being offered an opportunity to participate in, any Specified Activity that may be presented to or become known to any member of the SES Group, the SCF Group or Portfolio Companies or any director or officer of the Corporation who is also an employee, partner, member, manager, officer or director of any member of the SES Group, the SCF Group or Portfolio Companies.
SECTION 10.2   Definitions.   For purposes of this Article X, the following terms have the following definitions:

(A)   “Affiliate” means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person; with respect to any SES Group or SCF Group member, an “Affiliate” shall include (1) any Person who is the direct or indirect ultimate holder of “equity securities” (as such term is described in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) of such SES Group or SCF Group member, and (2) any investment fund, alternative investment vehicle, special purpose vehicle or holding company that is directly or indirectly managed, advised or controlled by such SES Group or SCF Group member, including any Portfolio Company.
(B)   “SCF Group” means SCF-VI, L.P., SCF-VII, L.P. and SCF-VII(A), L.P. and their respective Affiliates (other than the Corporation).
(C)   “SES Group” means Legacy Owner Holdco, Crestview Holdco, Crestview Entities, B-29 Investments LP, Sunray Capital, LP, and Proactive Investments, LP and their respective Affiliates (other than the Corporation).
(D)   “Person” means any individual, corporation, partnership, limited liability company, joint venture, firm, association, or other entity.
To the fullest extent permitted by applicable law, any Person purchasing or otherwise acquiring or holding any interest in any shares of capital stock of the Corporation shall be deemed to have notice of, and to have consented to, the provisions of this Article X. This Article X shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Amended and Restated Certificate of Incorporation, the Bylaws or any applicable law.
ARTICLE XI
BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS
SECTION 11.1   Section 203 of the DGCL.   The Corporation shall not be governed by or subject to the provisions of Section 203 of the DGCL as now in effect or hereafter amended, or any successor statute thereto.
SECTION 11.2   Interested Stockholder Transactions.   Notwithstanding anything to the contrary set forth in this Amended and Restated Certificate of Incorporation, the Corporation shall not engage in any Business Combination (as defined below) at any point in time at which the Corporation’s Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder (the “Exchange Act”), with any Interested Stockholder (as defined below) for a period of three years following the time that such stockholder became an Interested Stockholder, unless:
(A)   prior to such time, the Board approved either the Business Combination or the transaction which resulted in such stockholder becoming an Interested Stockholder; or
(B)   at or subsequent to such time the Business Combination is approved by the Board and authorized at an annual or special meeting of stockholders by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of each class of capital stock of the Corporation that are not owned by such Interested Stockholder.
SECTION 11.3   Definitions.   For purposes of this Article XI, the following terms have the following definitions:
(A)   “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person;
(B)   “Associate,” when used to indicate a relationship with any Person, means: (i) any corporation, partnership, unincorporated association or other entity of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of shares of voting stock of the Corporation; (ii) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same residence as such Person.
(C)   “Business Combination” means (i) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation with the Interested Stockholder or (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the Interested Stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to ten percent (10%) or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding shares of capital stock of the Corporation.
(D)   “Control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of stock or other equity interests, by contract or otherwise.
(E)   “Interested Stockholder” means any Person (other than the Corporation and any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of fifteen percent (15%) or more of the outstanding shares of capital stock of the Corporation that are entitled to vote, or (ii) is an Affiliate of the Corporation and was the owner of fifteen percent (15%) or more of the outstanding shares of capital stock of the Corporation that are entitled to vote at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such Person is an Interested Stockholder, and the Affiliates and Associates of such Person. Notwithstanding anything in this Article XI to the contrary, the term “Interested Stockholder” shall not include: (x) any member of the Legacy Group, (y) any Person who acquires voting stock of the Corporation directly from any member of the Legacy Group or any of its respective Affiliates, and excluding, for the avoidance of doubt, any Person who acquires voting stock of the Corporation through a broker’s transaction executed on any securities exchange or other over-the-counter market or pursuant to an underwritten public offering or (z) any member of the SCF Group. The “Legacy Group” means any or all of: (i) SES Legacy Holdings, LLC (“Legacy Owner Holdco”); (ii) Crestview Partners II SES Investment, LLC (“Crestview Holdco”); (iii) any funds, limited partnerships or other investment entities or vehicles managed by Crestview Advisors, L.L.C. or controlled by Crestview Partners II GP, L.P., (the “Crestview Entities”); (iv) B-29 Investments LP; (v) Sunray Capital, LP; (vi) Proactive Investments, LP; (vii) any or all of Robert Delaney, Gary Gillette, Adam Klein, Eric Mattson, Cody Ortowski, John Schmitz, and any officers or directors of the Corporation; (viii) successors in interest to, assigns of, third-party transferees of all or substantially all of the ownership interests of, and Affiliates (as defined in Section 10.2, and other than the Corporation) of any of the persons referenced in the immediately preceding clauses (i) through (viii); and (ix) any person (1) who holds equity interests in Legacy Owner Holdco or Crestview Holdco and (2) executes an agreement for purposes of maintaining shared control over the governance, business and affairs of the Corporation, with any of Crestview Holdco, B-29 Investments LP or Sunray Capital, LP in a form mutually acceptable to the parties thereto, and excluding, for the avoidance of doubt, any Person who acquires voting stock of the Corporation through a broker’s transaction executed on any securities exchange or other over-the-counter market or pursuant to an underwritten public offering. The “SCF Group” means any and all of (a) SCF-VI, L.P.; (b) SCF-VII, L.P.; (c) SCF-VII(A), L.P.; and (d) any funds, limited partnership or other investment entities or vehicles managed or controlled by SCF Partners, Inc. For purposes of this Amended and Restated Certificate of Incorporation, beneficial ownership of shares shall be determined in accordance with Rule 13d-3 promulgated under the Exchange Act.
(F)   “Person” means any individual, corporation, partnership, unincorporated association or other entity.
ARTICLE XII
AMENDMENT OF CERTIFICATE OF INCORPORATION
SECTION 12.1   Amendments.
(A)   The Corporation shall have the right, subject to any express provisions or restrictions contained in this Amended and Restated Certificate of Incorporation, from time to time, to amend this Amended and Restated Certificate of Incorporation or any provision hereof in any manner now or hereafter provided by applicable law, and all rights and powers of any kind conferred upon a director or stockholder of the Corporation by this Amended and Restated Certificate of Incorporation or any amendment hereof are subject to such right of the Corporation.
(B)   Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or the Bylaws (and in addition to any other vote that may be required by applicable law or this Amended and Restated Certificate of Incorporation), the affirmative vote of the holders of a majority in voting power of the outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to amend, alter or repeal any provision of this Amended and Restated Certificate of Incorporation.
ARTICLE XIII
FORUM SELECTION
SECTION 13.1   Exclusive Forum.   Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (A) any derivative action or proceeding brought on behalf of the

Corporation, (B) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (C) any action asserting a claim against the Corporation, its directors, officers or employees or agents arising pursuant to any provision of the DGCL, this Amended and Restated Certificate of Incorporation or the Bylaws, or (D) any action asserting a claim against the Corporation or any directors, officers or employees or agents of the Corporation governed by the internal affairs doctrine, except as to each of (A) through (D) above, for any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or over which the Court of Chancery does not have subject matter jurisdiction. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XIII.
If any provision or provisions of this Article XIII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XIII (including, without limitation, each portion of any sentence of this Article XIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.
SECTION 13.2   Stockholder Consent to Personal Jurisdiction.   To the fullest extent permitted by law, if any action the subject matter of which is within the scope of Section 13.1 above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (A) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 13.1 above (an “FSC Enforcement Action”) and (B) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

IN WITNESS WHEREOF, the undersigned has executed this ~~Fourth~~ Fifth Amended and Restated Certificate of Incorporation as of this            ~~10th~~ day of            ~~May~~, ~~2019~~ 2023.
SELECT ENERGY SERVICES, INC.
By:
~~/s/ John D. Schmitz~~

Name:
~~John D. Schmitz~~

Title:
~~Executive Chairman~~

Signature Page to ~~Fourth~~ Fifth Amended and Restated Certificate of Incorporation

SCAN TOVIEW MATERIALS & VOTE0 00 00 00 00 00 00 00 0 00 0 00 0 00 00000595240_1 R1.0.0.6SELECT ENERGY SERVICES, INC.1233 WEST LOOP SOUTHSUITE 1400HOUSTON, TX 77027Investor Address Line 1Investor Address Line 2Investor Address Line 3Investor Address Line 4Investor Address Line 5John Sample1234 ANYWHERE STREETANY CITY, ON A1A 1A1VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery ofinformation up until 11:59 p.m. Eastern Time the day before the cut-off date or meetingdate. Have your proxy card in hand when you access the web site and follow theinstructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials,you can consent to receiving all future proxy statements, proxy cards and annual reportselectronically via e-mail or the Internet. To sign up for electronic delivery, please followthe instructions above to vote using the Internet and, when prompted, indicate that youagree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m.Eastern Time the day before the cut-off date or meeting date. Have your proxy card inhand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,NY 11717. CONTROL # NAME SHARESTHE COMPANY NAME INC. - COMMON 123,456,789,012.12345THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345THE COMPANY NAME INC. - 401 K 123,456,789,012.12345→x020000000000JOB #1 OF21 OF2 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FORthe following:1. To elect seven director nominees to the Boardof Directors of Select Energy Services, Inc.:NomineesFor Withhold1a. Gayle L. Burleson1b. Richard A. Burnett1c. Luis Fernandez-Moreno1d. Robin H. Fielder1e. John D. Schmitz1f. Troy W. Thacker1g. Douglas J. WallThe Board of Directors recommends you vote FORthe following proposals: For Against Abstain2. To ratify the appointment, by the AuditCommittee of the Board, of Grant Thornton LLPas the independent registered public accountingfirm of Select Energy Services, Inc. for fiscalyear 2023.3. To amend and restate the Company's FourthAmended and Restated Certificate ofIncorporation to reflect new Delaware lawprovisions regarding officer exculpation.4. To amend and restate the Company's FourthAmended and Restated Certificate ofIncorporation to, among other things, changethe name of the Company to Select WaterSolutions, Inc.NOTE: In their discretion, the Proxies areauthorized to vote upon such other business as mayproperly come before the meeting or any adjournmentor postponement thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary,please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation orpartnership, please sign in full corporate or partnership name by authorized officer. SHARESCUSIP #SEQUENCE #THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:Signature

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

SELECT ENERGY SERVICES, INC.
Annual Meeting of Stockholders
May 4, 2023 1:00 P.M.
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) John D. Schmitz and Samantha-Anne Horwitch Nadolny, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SELECT ENERGY SERVICES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 PM, local time on May 4, 2023 at 1233 West Loop South, Suite 600, Houston, Texas 77027, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side